CLOSING ITEM NO.: A-3

_______________________________________________________________________________

                    TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY

					AND

		  MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE

		       	    ________________________________

		  TRUST INDENTURE ________________________________

			       DATED AS OF DECEMBER 1, 1998

			     ________________________________

RELATING TO TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY $6,000,000 AGGREGATE PRINCIPAL AMOUNT TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A.

_______________________________________________________________________________


THIS INSTRUMENT IS INTENDED TO CONSTITUTE A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

TABLE OF CONTENTS

(This Table of Contents is not part of this Trust Indenture and is for convenience of reference only.)


PARTIES	                1
RECITALS    	        1
GRANTING CLAUSES	4

ARTICLE I

DEFINITIONS

SECTION 101.	DEFINITIONS	                 6
SECTION 102.	INTERPRETATION	                21
SECTION 103.    CONDITIONS PRECEDENT SATISFIED	22

ARTICLE II

THE BONDS

SECTION 201.	RESTRICTION ON ISSUANCE OF BONDS	23
SECTION 202.	LIMITED OBLIGATIONS	                23
SECTION 203.	EXECUTION	                        23
SECTION 204.	AUTHENTICATION                          24
SECTION 205.	MUTILATED, LOST, STOLEN OR DESTROYED BONDS	24
SECTION 206.    TRANSFER AND EXCHANGE OF BONDS; PERSONS TREATED AS OWNERS  24
SECTION 207.    PAYMENT PROVISIONS	                25
SECTION 208.	TEMPORARY BONDS	                        27
SECTION 209.    SPECIFIC DETAILS OF THE BONDS	        27

SECTION 210.	DELIVERY OF THE INITIAL BONDS           31
SECTION 211.	CANCELLATION OF BONDS	                31
SECTION 212.	PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS	32
SECTION 213.	BOOK ENTRY BONDS	32
SECTION 214.	ADDITIONAL BONDS	33

ARTICLE III

REDEMPTION OF BONDS PRIOR TO MATURITY

SECTION 301.	REDEMPTION OF BONDS PRIOR TO MATURITY	36
SECTION 302.    COMPANY'S ELECTION TO REDEEM	        38
SECTION 303.	NOTICE OF REDEMPTION; PAYMENT OF REDEEMED BONDS	38
SECTION 304.	MANDATORY TENDER; NOTICE	39
SECTION 305.    DEMAND PURCHASE OPTION	        40
SECTION 306.	FUNDS FOR PURCHASE OF BONDS	42
SECTION 307.	DELIVERY OF PURCHASED BONDS	42
SECTION 308.	DUTIES OF TRUSTEE AND TENDER AGENT WITH RESPECT TO
		PURCHASE OF BONDS	        42

ARTICLE IV

FUNDS AND APPLICATION OF PROCEEDS OF BONDS AND REVENUES

SECTION 401.	ESTABLISHMENT OF FUNDS	                44
SECTION 402.	APPLICATION OF PROCEEDS OF BONDS	44
SECTION 403.	PROJECT FUND	                        45
SECTION 404.	TRANSFERS OF TRUST REVENUES TO FUNDS	46
SECTION 405.	BOND FUND	                        46
SECTION 406.    INSURANCE AND CONDEMNATION FUND	        46
SECTION 407.	[INTENTIONALLY OMITTED]	                48
SECTION 408.	DRAWING BY THE TRUSTEE ON THE LETTER OF CREDIT	48
SECTION 409.    NON-PRESENTMENT OF BONDS	        50
SECTION 410.	INVESTMENT OF FUNDS	                50
SECTION 411.	FINAL DISPOSITION OF MONEYS	        51
SECTION 412.	PERIODIC REPORTS BY TRUSTEE	        51

ARTICLE V

GENERAL COVENANTS

SECTION 501.	AUTHORITY OF ISSUER; VALIDITY OF INDENTURE AND BONDS	52
SECTION 502.	PAYMENT OF PRINCIPAL AND INTEREST	52
SECTION 503.    PROCESSING OF TRANSFERS	                52
SECTION 504.	PERFORMANCE OF COVENANTS; AUTHORITY OF ISSUER	52
SECTION 505.	PRIORITY OF LIEN OF INDENTURE	        52
SECTION 506.    INSTRUMENTS OF FURTHER ASSURANCE	52
SECTION 507.	INSPECTION OF PROJECT BOOKS	        53
SECTION 508.	NO MODIFICATION OF SECURITY; LIMITATION ON LIENS	53
SECTION 509.	DAMAGE OR DESTRUCTION                   53
SECTION 510.	CONDEMNATION	                        53
SECTION 511.	ACCOUNTS AND AUDITS	                53
SECTION 512.	RECORDATION; FINANCING STATEMENTS	54
SECTION 513.    [INTENTIONALLY OMITTED]	                54
SECTION 514.	COVENANT REGARDING ADJUSTMENT OF DEBTS  54
SECTION 515.	[INTENTIONALLY OMITTED]	                54
SECTION 516.	LIMITATION ON OBLIGATIONS OF THE ISSUER	54
SECTION 517.	AGREEMENT TO PROVIDE INFORMATION        55

ARTICLE VI

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

SECTION 601.	EVENTS OF DEFAULT	 56
SECTION 602.	ACCELERATION	         57
SECTION 603.	ENFORCEMENT OF REMEDIES	 57
SECTION 604.	APPOINTMENT OF RECEIVERS 58
SECTION 605.	RIGHTS OF BONDHOLDERS TO OBLIGATE TRUSTEE TO PROTECT
		BONDHOLDERS              58
SECTION 606.	REMEDIES NOT EXCLUSIVE; WAIVER AND NON-WAIVER OF EVENT OF
		DEFAULT	                 58
SECTION 607.	RIGHTS OF BONDHOLDERS TO DIRECT	PROCEEDINGS	59
SECTION 608.	WAIVER BY ISSUER	 59
SECTION 609.    APPLICATION OF MONEYS    59
SECTION 610.	REMEDIES VESTED IN TRUSTEE	61
SECTION 611.	RIGHTS AND REMEDIES OF BONDHOLDERS	61
SECTION 612.	TERMINATION OF PROCEEDINGS	61
SECTION 613.	WAIVERS OF EVENTS OF DEFAULT    62
SECTION 614.	NOTICE OF DEFAULTS; OPPORTUNITY TO CURE	62
SECTION 615.    STATEMENT OF INCOME AND EXPENDITURES	62


ARTICLE VII

THE TRUSTEE

SECTION 701.	ACCEPTANCE OF TRUSTS	                64
SECTION 702.	FEES, CHARGES AND EXPENSES OF TRUSTEE	66
SECTION 703.	NOTICE TO BONDHOLDERS OF DEFAULT        67
SECTION 704.	INTERVENTION BY TRUSTEE	                67
SECTION 705.	SUCCESSOR TRUSTEE                       67
SECTION 706.	RESIGNATION BY TRUSTEE	                67
SECTION 707.	REMOVAL OF TRUSTEE                      67
SECTION 708.	APPOINTMENT OF SUCCESSOR TRUSTEE BY BONDHOLDERS;
                TEMPORARY TRUSTEE	                68
SECTION 709.	CONCERNING ANY SUCCESSOR TRUSTEE 	68
SECTION 710.    TRUSTEE PROTECTED IN RELYING UPON RESOLUTIONS, ETC.	68
SECTION 711.    SUCCESSOR TRUSTEE AS TRUSTEE, PAYING AGENT AND BOND
                REGISTRAR                               68
SECTION 712.    TRUST MAY BE VESTED IN SEPARATE OR CO-TRUSTEE	69
SECTION 713.	TRUSTEE TO EXERCISE POWERS OF STATUTORY TRUSTEE	69
SECTION 714.	NEW YORK REAL PROPERTY LAW	 69
SECTION 715.	CONFLICTS OF INTEREST	         71
SECTION 716.	DESIGNATION OF SUCCESSION OF TENDER AGENTS	74
SECTION 717.	QUALIFICATIONS OF TENDER AGENT   75

ARTICLE VIII

SUPPLEMENTAL INDENTURES

SECTION 801.	SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS 76
SECTION 802.	SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS 76
SECTION 803.	SUPPLEMENTAL INDENTURES; CONSENT OF BANK	77
SECTION 804.    SUPPLEMENTAL INDENTURES; CONSENT OF COMPANY	77
SECTION 805.	EFFECT OF SUPPLEMENTAL INDENTURES	78

ARTICLE IX

AMENDMENT TO INSTALLMENT SALE AGREEMENT, LETTER OF CREDIT, MORTGAGE, OR OTHER FINANCING DOCUMENTS

SECTION 901.	AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE OR OTHER
		FINANCING DOCUMENTS NOT REQUIRING CONSENT OF BONDHOLDERS   79
SECTION 902.    AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE OR OTHER
		FINANCING DOCUMENTS REQUIRING CONSENT OF BONDHOLDERS	   79
SECTION 903.	AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE OR OTHER
		FINANCING DOCUMENTS; CONSENT OF BANK	                   80
SECTION 904.	AMENDMENTS TO LETTER OF CREDIT	                           80
SECTION 905.	AMENDMENTS REQUESTED BY BANK	                           80

ARTICLE X

SATISFACTION AND DISCHARGE OR ASSIGNMENT OF INDENTURE

SECTION 1001.	SATISFACTION AND DISCHARGE OR ASSIGNMENT OF LIEN	81

ARTICLE XI

MISCELLANEOUS

SECTION 1101.	CONSENTS AND OTHER INSTRUMENTS OF BONDHOLDERS	83
SECTION 1102.   LIMITATION OF RIGHTS	                        83
SECTION 1103.	NOTICES	                                        84
SECTION 1104.   TRUSTEE AS PAYING AGENT AND BOND REGISTRAR	85
SECTION 1105.   COUNTERPARTS	                                85
SECTION 1106.	SUCCESSORS AND ASSIGNS	                        85
SECTION 1107.   INFORMATION UNDER UNIFORM COMMERCIAL CODE	85
SECTION 1108.   APPLICABLE LAW                                  85
SECTION 1109.	NO RECOURSE; SPECIAL OBLIGATION	                85
SECTION 1110.   ASSIGNMENT TO BANK	                        87
SECTION 1111.	NOTICES TO RATING AGENCY                        87

TESTIMONIUM      	 88
SIGNATURES	         88
ACKNOWLEDGEMENTS	 89

EXHIBIT A	-  Form of Bond Prior to Conversion Date	A-1
EXHIBIT B       -  Form of Bond After Conversion Date	B-1
EXHIBIT C-1	-  Form of Notice of Mandatory Tender or Conversion Date  C-1-1
EXHIBIT C-2	-  Form of Notice of Bondholder's Election Regarding
		   Conversion Date	C-2-1
EXHIBIT C-3	-  Form of Notice of Mandatory Tender or Alternate Security
		   Date     C-3-1
EXHIBIT C-4	-  Form of Notice of Bondholder's Election Regarding
                   Alternate Security Date	C-4-1
EXHIBIT C-5	-  Form of Tender Notice        C-5-1
EXHIBIT D	-  Description of Land	D-1
EXHIBIT E	-  Description of Equipment	E-1
EXHIBIT F	-  Form of Request for Disbursement     F-1

TRUST INDENTURE

THIS TRUST INDENTURE dated as of December 1, 1998 (the "Indenture") by and between TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York (the "State") having an office for the transaction of business located at 347 Old Niskayuna Road, Latham, New York (the "Issuer") and MANUFACTURERS AND TRADERS TRUST COMPANY, a trust company organized and existing under the laws of the State of New York having an office for the transaction of business located at One M & T Plaza, 7th Floor, Buffalo, New York 14203, as trustee (the "Trustee") for the holders of the Issuer's Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A in the aggregate principal amount of $6,000,000 (the "Bonds") issued by the Issuer hereunder;

W I T N E S S E T H :

WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State (the "Enabling Act") was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State; and

WHEREAS, the Enabling Act authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and dispose of land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under reconstruction, which shall be suitable for manufacturing, warehousing, research, civic, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State and to improve their standard of living; and

WHEREAS, the Enabling Act further authorizes each such agency to lease or sell any or all of its facilities, to issue its bonds, for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of and interest on any such bonds so issued and any agreements made in connection therewith, to mortgage and pledge any or all of its facilities, whether then owned or thereafter acquired, and to pledge the revenues and receipts from the lease or sale thereof to secure the payment of such bonds and interest thereon; and

WHEREAS, the Issuer was created, pursuant to and in accordance with the provisions of the Enabling Act, by Chapter 232 of the Laws of 1977 of the State (collectively, with the Enabling Act, the "Act") and is empowered under the Act to undertake the Project (as hereinafter defined) in order to so advance the job opportunities, health, general prosperity and economic welfare of the people of the State and improve their standard of living; and

WHEREAS, the Issuer, by resolution adopted on May 4, 1998 (the "Inducement Resolution"), determined to issue its revenue bonds for the purpose of financing a portion of the costs of a certain project consisting of the following: (A) (1) the acquisition of a leasehold interest in a parcel of land containing approximately 35.6 acres located at 968 Albany- Shaker Road in the Town of Colonie, Albany County, New York (the "Land"), together with the existing buildings located thereon which contain approximately 98,000 square feet in the aggregate (such buildings known individually as Building I, Building II and Building III and hereinafter collectively referred to as the "Existing Facility"), (2) the demolition of Building I which contains approximately 14,105 square feet of space, (3) the construction of a new building to replace Building I and which will contain approximately 32,000 square feet of space (the "New Facility") (the Existing Facility and the New Facility hereinafter collectively referred to as the "Facility"), (4) the renovation of Building III and (5) the acquisition of and installation therein and thereon of certain machinery and equipment (the "Equipment") (the Land, the Facility and the Equipment being hereinafter collectively referred to as the "Project Facility"), all of the foregoing to be occupied by Mechanical Technology Incorporated (the "Company") and operated as a manufacturing facility, a portion of which will be leased by the Company to Plug Power, LLC and operated as a facility for the manufacture, research and development of fuel cells for residential and automotive applications and related products and any other related activities; (B) the financing of all or a portion of the costs of the foregoing by the issuance of the Bonds; (C) the granting of certain other "financial assistance" (within the meaning of Section 854(14) of the Act) with respect to the foregoing, including exemption from certain sales taxes, deed transfer taxes, mortgage recording taxes and real property taxes (collectively with the Bonds, the "Financial Assistance"); and (D) the lease (with an obligation to purchase) or sale of the Project Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency; and

WHEREAS, the Issuer and the Company have entered into an installment sale agreement dated as of December 1, 1998 (the "Installment Sale Agreement") specifying the terms and conditions pursuant to which the Issuer agrees to acquire, construct and install the Project Facility and to sell the Project Facility to the Company; and

WHEREAS, the Issuer, by resolution adopted on November 23, 1998 (the "Bond Resolution"), determined to issue its $6,000,000 aggregate principal amount of Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds") for the purpose of financing the costs of undertaking the Project; and

WHEREAS, the Issuer, by the terms of this Indenture and as security for the Bonds, will grant the Trustee a first security interest in the Trust Revenues (as hereinafter defined); and

WHEREAS, as security for the Bonds, the Company has entered into an irrevocable letter of credit reimbursement agreement dated as of December 1, 1998 (the "Reimbursement Agreement") with KeyBank National Association (the "Bank"), pursuant to which the Bank has issued in favor of the Trustee an irrevocable transferable direct-pay letter of credit (the "Letter of Credit") in an amount equal to the principal amount of the Bonds Outstanding and sixty-five (65) days' interest thereon, under which the Bank is obligated to pay to the Trustee, upon presentation of a sight draft and required accompanying documentation, the amount necessary to pay the principal of and interest on the Bonds then due and payable; and

WHEREAS, as security for all amounts payable to the Bank pursuant to the Reimbursement Agreement, the Issuer and the Company have granted the Bank a mortgage Lien (as hereinafter defined) on and security interest in the Project Facility pursuant to a mortgage dated as of December 1, 1998 (the "Mortgage"); and

WHEREAS, as further security for the Bonds the Issuer has assigned to the Trustee certain of the Issuer's rights and remedies under the Installment Sale Agreement, including the right to receive installment purchase payments and other amounts payable thereunder, but not including the Unassigned Rights (as hereinafter defined), pursuant to a pledge and assignment dated as of December 1, 1998 (the "Pledge and Assignment") from the Issuer to the Trustee; and

WHEREAS, the Trustee has the power to enter into this Indenture and to execute the trusts hereby created and in evidence thereof has joined in the execution hereof; and

WHEREAS, the execution and delivery of the Indenture and the issuance of the Bonds under the Act as herein provided have been in all respects approved and duly and validly authorized by the Bond Resolution; and

WHEREAS, the providing of the Project Facility is for a proper purpose, to wit, to promote the job opportunities, the health and the general prosperity and economic welfare of the inhabitants of the State pursuant to the provisions of the Act; and

WHEREAS, the Issuer deems it appropriate and necessary that the proceeds of the sale of the Bonds shall be deposited with the Trustee, and that, upon satisfaction of the requirements set forth herein, the Trustee shall disburse such proceeds to pay the Cost of the Project (as hereinafter defined); and

WHEREAS, the Bonds shall be payable solely from the Trust Revenues, which include, without limitation, installment purchase payments made by the Company under the Installment Sale Agreement and payments made by the Bank pursuant to the Letter of Credit; and

WHEREAS, the Bonds and the Trustee's certificate of authentication to be endorsed on the Bonds are to be in substantially the forms attached hereto as Exhibits A and B and made a part hereof, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture; and

WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal special obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid pledge of and Lien (as hereinafter defined) on the Trust Revenues herein pledged to the payment of the Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

GRANTING CLAUSES

NOW, THEREFORE, the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby unto the Trustee and its successors and assigns, for the benefit of the holders and all future holders of the Bonds, GRANT A SECURITY INTEREST IN, PLEDGE AND ASSIGN the following (hereinafter referred to as the "Trust Estate"):

I

All right, title and interest of the Issuer in and to the Trust Revenues, including any payment made by the Bank pursuant to the Letter of Credit;

II

Any and all moneys and securities from time to time held by the Trustee under the terms of the Indenture except (A) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which has been duly given, and
(B) moneys deposited with the Trustee or the Tender Agent (as hereinafter defined) for the purchase of Tendered Bonds (as hereinafter defined) pursuant to Section 305 hereof;

III

Any and all other Property (as hereinafter defined) of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Issuer or by anyone in its behalf or with its written consent in favor of the Trustee;

The Indenture is also intended to constitute a security agreement under the Uniform Commercial Code of the State so that the Trustee shall have and may enforce a security interest, to secure payment of all sums due or to become due under the Bonds and the Indenture, in so much of the Property (as hereinafter defined) described in Granting Clauses "I", "II" and "III" above as may be made subject to such a security interest, including the moneys held by the Trustee hereunder, such security interest to attach at the earliest moment permitted by law and also to include and attach to all additions and accessions thereto, all substitutions and replacements therefor and all proceeds thereof, and all other contract rights and general intangibles of the Issuer (except the Unassigned Rights [as hereinafter defined]) obtained in connection with or relating to the Project Facility, as well as any and all items of property in the foregoing classifications which are hereafter acquired;

SUBJECT, HOWEVER, to Permitted Encumbrances (as hereinafter defined);

EXCEPTING THEREFROM, the Unassigned Rights (as hereinafter defined);

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby pledged and assigned or agreed, or intended so to be, unto the Trustee and its successors in said trust and to it and its assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the Lien or otherwise of any of the Bonds over any other Bonds; and

PROVIDED, HOWEVER, that if the Issuer or its successors or assigns shall well and truly pay, or cause to be paid, to the holders and owners of the Bonds the principal of, premium, if any, and interest due or to become due on the Bonds at the times and in the manner provided herein and in the Bonds, or shall provide for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon as permitted by and in the manner provided in Article X hereof, and shall well and truly cause to be kept, performed and observed all of its covenants contained in this Indenture, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions of this Indenture, then upon such final payment, these presents and the Lien upon the Property described in Granting Clauses "I", "II" and "III" above and the pledge of the Trust Revenues and rights hereby granted shall (except and only to the extent the Lien upon the Property described in Granting Clauses "I", "II" and "III" above and the pledge of the Trust Revenues is assigned to the Bank as provided in Section 1001(B) hereof in the event the Trustee draws upon the Letter of Credit) cease, terminate and be void, and thereupon the Trustee shall execute and deliver to the Person (as hereinafter defined) or Persons designated in Article X such instruments in writing as shall be requisite to satisfy the Lien hereof upon the Property described in Granting Clauses "I", "II" and "III" above, and convey to the Person or Persons designated in Article X the moneys and other Property, if any, then held by the Trustee, except moneys held by the Trustee for the payment of interest on, premium, if any, and principal of the Bonds and except as expressly provided in this Indenture; otherwise this Indenture shall remain in full force and effect, upon the trusts and subject to the covenants and conditions hereinafter set forth.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and the Lien on all of the Property described in Granting Clauses "I", "II" and "III" above and all Trust Revenues, including without limitation the revenues, receipts and other moneys hereby assigned and pledged, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer hereby agrees and covenants with the Trustee and with the respective holders and owners, from time to time, of the Bonds, as follows:

ARTICLE I

DEFINITIONS

SECTION 101. DEFINITIONS. The following words and terms used in this Indenture shall have the respective meanings set forth below unless the context or use indicates another or different meaning or intent:

"Accountant" shall mean an independent certified public accountant or a firm of independent certified public accountants selected by the Company and acceptable to the Bank.

"Act" shall mean Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 232 of the Laws of 1977 of the State, as amended from time to time.

"Act of Bankruptcy" shall mean the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against the Company or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect.

"Additional Bonds" shall mean any bonds issued by the Issuer pursuant to
Section 214 of the Indenture.

"Adjustable Rate" shall mean the variable interest rate on the Bonds as determined in accordance with the Indenture, from and including the original date of issuance of the Bonds through but not including the Fixed Rate Conversion Date.

"Adjustable Rate Period" shall mean that period during which the Bonds shall bear interest at an Adjustable Rate.

"Adjustment Date" shall mean (i) during the Adjustable Rate Period, every Thursday in each week of each year, and (ii) the Fixed Rate Conversion Date, provided that if any such date shall not be a Business Day, the Adjustment Date shall be the next succeeding Business Day.

"Adjustment Period" shall mean each period beginning on an Adjustment Date and ending on the day immediately preceding the immediately succeeding Adjustment Date, except that the first Adjustment Period shall be the period from and including the date of original delivery of the Bonds to and including the day immediately preceding the first Adjustment Date.

"Alternate Letter of Credit" shall mean a Substitute Letter of Credit which does not satisfy the requirements of Section 5.8(A)(1) of the Installment Sale Agreement with respect to the rating of the Substitute Letter of Credit or the Substitute Bank delivering such Substitute Letter of Credit.

"Alternate Security Date" shall mean the date upon which an Alternate Letter of Credit shall be effective and available to be drawn upon by the Trustee, provided that if any such date shall not be a Business Day, such date shall be the next succeeding Business Day.

"Applicable Laws" shall mean all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, policies and Requirements of all Governmental Authorities (including without limitation, Local Authorities), foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to or affect the Project Facility or any part thereof or the conduct of work on the Project Facility or any part thereof or to the operation, use, manner of use or condition of the Project Facility or any part thereof (the applicability of such statutes, codes, laws, acts, ordinances, orders, rules, regulations, directions, policies and requirements to be determined both as if the Issuer were the owner of the Project Facility and as if the Company and not the Issuer were the owner of the Project Facility), including but not limited to (1) applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of Governmental Authorities (including without limitation, Local Authorities) having jurisdiction over the Project Facility, (2) restrictions, conditions or other Requirements applicable to any permits, licenses or other governmental authorizations issued with respect to the foregoing, and (3) judgments, decrees or injunctions issued by any court or other judicial or quasi-judicial Governmental Authority (including without limitation, any Local Authority).

"Authorized Investments" shall mean any of the following: (A) direct obligations of the United States of America or of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, including, but not limited to, United States Treasury obligations, (B) Federal Home Loan Mortgage Corporation and Farm Credit Banks (Federal Land Banks, Federal Intermediate Credit Banks for Cooperatives) participation certificates and senior debt obligations, (C) Federal National Mortgage Association mortgage backed securities and senior debt obligations,
(D) Student Loan Marketing Association (Sallie Mae) letter of credit backed issues and senior debt obligations, (E) federal funds, certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank, the debt obligations of which (or, in the case of the principal bank in a bank holding company, debt obligations of the bank holding company) have been rated "A-1+" or better by Standard & Poors, (F) commercial paper (having original maturities of not more than 365 days) rated "A-1+" or better by Standard & Poors, (G) deposits which are fully insured by Federal Deposit Insurance Corporation or its successors ("FDIC"), (H) repurchase agreements with any banks insured by FDIC, provided (1) the collateral level, the valuation and the cure period are acceptable to the Bank,
(2) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (3) the Trustee has a perfected first priority security interest in the collateral, (4) the collateral is free and clear of third party Liens, and (5) failure to maintain the requisite collateral percentage in (1) above will require the Trustee to liquidate the collateral,
(I) obligations of any state or political subdivision thereof which bear an investment grade rating from Standard & Poor's or Moody's, (J) any money market funds customarily invested in by the Trustee, or (K) any other investment with the prior written consent of the Bank.

"Authorized Representative" shall mean the Person or Persons at the time designated to act in behalf of the Issuer, the Bank or the Company, as the case may be, by written certificate furnished to the Trustee containing the specimen signature of each such Person and signed on behalf of (A) the Issuer by its Chairman or Vice-Chairman, or such other person as may be authorized by resolution of the Issuer, (B) the Bank by a Vice President or an Assistant Vice President, or such other person as may be authorized by the Bank, and (C) the Company by its President or any Vice President, or such other person as may be authorized by the Company.

"Bank" shall mean (A) KeyBank National Assocation, a national banking association having an office for the transaction of business located at 66 South Pearl Street, Albany, New York, as issuer of the Letter of Credit, and
(B) any Substitute Bank.

"Bank Documents" shall mean the Letter of Credit, the Reimbursement Agreement, the Mortgage, the Building Loan Contract and the Pledge and Security Agreement and any other document now or hereafter executed by the Issuer, the Company in favor of the Bank which affects the rights of the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under any Bank Document.

"Bank Rate" shall mean, as the case may be, (A) the rate of interest being charged the Company by the Bank under Section 2 of the Reimbursement Agreement or (B) the applicable rate of interest being charged the Company by a Substitute Bank in connection with the issuance by a Substitute Bank of a Substitute Letter of Credit under a Substitute Reimbursement Agreement.

"Bill of Sale to Company" shall mean the bill of sale from the Issuer to the Company conveying the Issuer's interest in the Equipment to the Company and being substantially in the form attached as Exhibit D to the Installment Sale Agreement.

"Bill of Sale to Issuer" shall mean the bill of sale dated as of the Closing Date from the Company to the Issuer conveying the Company's interest in the Equipment to the Issuer.

"Bond" shall mean the Issuer's $6,000,000 aggregate principal amount of Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A, issued pursuant to the Resolution and Article II of the Indenture and sold to the Underwriter pursuant to the Bond Purchase Agreement, and any Bonds issued in exchange or substitution thereof.

"Bond Counsel" shall mean the law firm of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, Albany, New York or such other attorney or firm of attorneys located in the State whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized and who are acceptable to the Issuer.

"Bond Fund" shall mean the fund so designated established pursuant to Section 401(A)(2) of the Indenture.

"Bond Fund Non-Preference Moneys Subaccount" shall mean the account so designated within the Bond Fund established pursuant to Section 401 of the Indenture.

"Bond Payment Date" shall mean each Interest Payment Date and each date on which principal, interest or premium shall be payable on the Bonds according to their terms and the Indenture, including without limitation, scheduled mandatory redemption dates, unscheduled mandatory redemption dates, optional redemption dates and stated maturity, so long as any Bonds shall be Outstanding.

"Bond Purchase Agreement" shall mean the bond purchase agreement dated December 16, 1998 by and among the Issuer, the Company and the Underwriter, as original purchaser of the Bonds, as the same may be supplemented or amended from time to time.

"Bond Rate" shall mean with respect to any Bond, the applicable rate of interest on such Bond, as set forth in such Bond.

"Bond Registrar" shall mean the Trustee.

"Bond Resolution" shall mean the Resolution.

"Bond Year" shall mean each one (1) year period ending on the anniversary of the Closing Date.

"Bondholder" or "holder" or "owner of the Bonds" shall mean the registered owner of any Bond as indicated on the bond register maintained by the Bond Registrar.

"Book Entry Bonds" shall mean the Bonds with respect to which the procedures set forth in Section 213 of the Indenture shall apply.

"Building Loan Contract" shall mean the building loan contract dated as of December 1, 1998 by and among the Issuer, the Company and the Bank, as said building loan contract may be supplemented or amended from time to time.

"Business Day" shall mean any day of the year other than a Saturday or Sunday or a day on which banking institutions located in the city in which the Office of the Trustee is located are authorized by law, regulation or executive order to remain closed.

"Certificate of Authentication" shall mean the certificate of authentication in substantially the form attached to the forms of Bond attached as Exhibits A and B to the Indenture.

"Closing Date" shall mean (A) with respect to the Bonds, the date on which authenticated Bonds are delivered to or upon the order of the Underwriter and payment is received therefor by the Trustee on behalf of the Issuer, and (B) with respect to any Additional Bonds, the date on which Bonds are authenticated and delivered to the purchaser thereof and payment therefor is received by the Trustee on behalf of the Issuer.

"Code" shall mean the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of said Code, and the applicable regulations (whether proposed, temporary or final) of the United States Treasury Department promulgated under said Code and the statutory predecessor of said Code.

"Company" shall mean Mechanical Technology Incorporated, a business corporation organized and existing under the laws of the State of New York having an office for the transaction of business located at 968 Albany-Shaker Road, Latham, New York and its successors and assigns, to the extent permitted by Section 8.4 of the Installment Sale Agreement.

"Completion Date" shall mean the earlier of (A) April 30, 1999 or (B) the date of substantial completion of the Project Facility as evidenced in the manner provided in Section 4.4 of the Installment Sale Agreement.

"Condemnation" shall mean the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any Governmental Authority.

"Construction Contract" shall mean the contract by and between the Contractor and the Company for the construction of the Facility.

"Construction Period" shall mean the period (A) beginning on May 25, 1998 and
(B) ending on the Completion Date.

"Contractor" shall mean such Person with whom the Company contracts from time to time for the acquisition, construction and/or installation of the Project Facility.

"Conversion Date" shall mean the Fixed Rate Conversion Date.

"Conversion Option" shall mean the option to convert the interest rate on the Bonds from the Adjustable Rate to the Fixed Rate on a Fixed Rate Conversion Date.

"Corporate Guarantor" shall mean Ling Electronics, Inc.

"Cost of the Project" shall mean all those costs and items of expense enumerated in Section 4.3 of the Installment Sale Agreement.

"Debt Service Payment" shall mean, with respect to any Bond Payment Date, (A) the interest payable on the Bonds on such Bond Payment Date, plus (B) the principal, if any, payable on the Bonds on such Bond Payment Date, plus (C) the premium, if any, payable on the Bonds on such Bond Payment Date.

"Defaulted Payments" shall have the meaning ascribed to such term in Section 207(C) of the Indenture.

"Demand Purchase Option" shall mean the option granted to the owners of the Bonds to require that Bonds be purchased in accordance with Section 305 of this Indenture.

"Depository" shall mean The Depository Trust Company, New York, New York, a limited purpose trust company organized under the laws of the State, or its nominee, or any other Person designated in any supplemental resolution of the Issuer to serve as securities depository for the Bonds.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Equipment" shall mean all materials, machinery, equipment, fixtures or furnishings intended to be acquired with the proceeds of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement, and such substitutions and replacements therefor as may be made from time to time pursuant to the Installment Sale Agreement, including, without limitation, all the Property described in Exhibit B attached to the Installment Sale Agreement.

"Event of Default" shall mean (A) with respect to the Indenture, any of those events defined as Events of Default by the terms of Article VI of the Indenture; (B) with respect to the Installment Sale Agreement, any of those events defined as Events of Default by the terms of Article X of the Installment Sale Agreement; (C) with respect to the Mortgage, any of those events defined as Events of Default by the terms of Article VI of the Mortgage; and (D) with respect to any other Financing Document, any of those Events of Default defined therein.

"Existing Facility" shall mean the three existing buildings containing, in the aggregate, approximately 98,000 square feet of space and located at 968 Albany-Shaker Road in the Town of Colonie, New York.

"Extraordinary Services" and "Extraordinary Expenses" shall mean all services rendered and all expenses incurred by the Trustee or any paying agent under the Indenture, other than Ordinary Services and Ordinary Expenses, including, but not limited to, reasonable attorneys fees and any services rendered and any expenses incurred with respect to an Event of Default or with respect to the occurrence of an event which upon the giving of notice or the passage of time would ripen into an Event of Default under any of the Financing Documents.

"Facility" shall mean, collectively, the Existing Facility and the New Facility, and any other buildings, improvements, structures and other related facilities (A) affixed to or attached to the Land, (B) financed with the proceeds of the sale of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement, and (C) not constituting a part of the Equipment, all as they may exist from time to time.

"Financial Institution" shall mean (A) any national bank, or banking institution, whether acting in its individual or fiduciary capacity, organized under the laws of the United States, any state, any territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the Comptroller of the Currency or a comparable state or territorial official or agency; banking commission or similar official; (B) an insurance company which is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or a territory or the District of Columbia; (C) an investment company registered under the Investment Company Act of 1940 or a business development company as described in Section 2(a)(48) of that Act; (D) an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company or registered investment company; or
(E) institutional investors or other entities who customarily purchase commercial paper or tax-exempt securities in large denominations.

"Financing Documents" shall mean the Bonds, the Indenture, the Installment Sale Agreement, the Mortgage, the Bond Purchase Agreement, the Bank Documents, the Remarketing Agreement and any other document now or hereafter executed by the Issuer, the Company or the Bank in favor of the Bondholders, the Trustee or the Bank which affects the rights of the Bondholders, the Trustee or the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under the Bonds or any other Financing Document, each as amended from time to time, and all documents related thereto and executed in connection therewith.

"Fixed Rate" shall mean the fixed interest rate on the Bonds as determined in accordance with the Indenture, from and including the Fixed Rate Conversion Date.

"Fixed Rate Conversion" shall mean the conversion of the interest rate on the Bonds from an Adjustable Rate to a Fixed Interest Rate.

"Fixed Rate Conversion Date" shall mean the date on which the Bonds shall commence to bear interest at the Fixed Rate as provided in the Indenture, provided that if any such date shall not be a Business Day, such date shall be the next succeeding Business Day.

"Fixed Rate Period" shall mean that period during which the Bonds shall bear interest at the Fixed Rate.

"Government Obligations" shall mean direct obligations of, or obligations the principal of and interest on which are fully and unconditionally guaranteed as full faith and credit obligations by, the United States of America which are not subject to redemption by the issuer thereof prior to their stated maturity.

"Governmental Authority" shall mean the United States, the State, any other state and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

"Gross Proceeds" shall mean one hundred percent (100%) of the proceeds of the transaction in question, including, but not limited to, the settlement of any insurance claim or Condemnation award.

"Guaranty" shall mean the guaranty dated as of December 1, 1998 from the Corporate Guarantor to the Trustee, as said guaranty may be supplemented or amended from time to time.

"Hazardous Materials" shall mean all hazardous materials including, without limitation, any flammable explosives, radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42

U.S.C. Sections 6901, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), Articles 15 or 27 of the State Environmental Conservation Law, or in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation.

"Immediate Notice" shall mean same-day notice by telephone, telecopy or telex, followed by prompt written confirmation sent by overnight delivery.

"Indebtedness" shall have the meaning assigned to such term in Section 2.01 of the Mortgage.

"Indenture" shall mean the trust indenture dated as of December 1, 1998 by and between the Issuer and the Trustee, as said trust indenture may be supplemented or amended from time to time.

"Independent Counsel" shall mean an attorney or firm of attorneys duly admitted to practice law before the highest court of any state and approved by the Bank and not a full-time employee of the Company or the Issuer.

"Installment Sale Agreement" shall mean the installment sale agreement dated as of December 1, 1998 by and between the Issuer and the Company, as said installment sale agreement may be supplemented or amended from time to time.

"Insurance and Condemnation Fund" shall mean the fund so designated established pursuant to Section 401(A) of the Indenture.

"Insurance and Condemnation Fund Non-Preference Moneys Subaccount" shall mean the account so designated within the Insurance and Condemnation Fund established pursuant to Section 401(A) of the Indenture.

"Interest Payment Date" shall mean (A) prior to the Conversion Date, the first
(1st) Thursday of each month, and (B) after the Conversion Date, such dates as may be determined in accordance with Section 209(B)(2)(e)(ii)(B) of the Indenture.

"Issuer" shall mean (A) Town of Colonie Industrial Development Agency and its successors and assigns, and (B) any public benefit corporation or political subdivision resulting from or surviving any consolidation or merger to which Town of Colonie Industrial Development Agency or its successors or assigns may be a party.

"Land" shall mean the parcel of land containing approximately 35.6 acres and located at 968 Albany-Shaker Road in the Town of Colonie, Albany County, New York.

"Lease to Issuer" shall mean the lease agreement dated the Closing Date from the Company to the Issuer conveying a leasehold interest in a portion of the Land and the Facility to the Issuer.

"Letter of Credit" shall mean (A) the irrevocable transferable direct-pay letter of credit dated the Closing Date, issued by the Bank in favor of the Trustee, in a maximum amount (which shall decline at fixed intervals) equal to the principal of the Bonds Outstanding, and sixty-five (65) days' interest on all Outstanding Bonds (computed at the maximum interest rate equal to 15%) and
(B) any Substitute Letter of Credit.

"Lien" shall mean any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, projections, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's and carriers' liens and other similar encumbrances affecting real property. For purposes hereof, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

"Lien Law" shall mean the Lien Law of the State.

"Local Authority" shall mean any Governmental Authority which exercises jurisdiction over the Land or the acquisition, construction or installation of the Project Facility.

"Mandatory Tender" shall mean the mandatory tender of Bonds by the owner thereof upon (A) the Company's exercise of the Conversion Option pursuant to
Section 209 of the Indenture, or (B) the delivery by the Company of an Alternate Letter of Credit pursuant to Section 304 of the Indenture.

"Maturity Date" shall mean, with respect to any Bond, the final Stated Maturity of the principal of such Bond.

"Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

"Mortgage" shall mean the mortgage dated as of December 1, 1998 from the Issuer and the Company to the Bank, as said mortgage may be supplemented or amended from time to time.

"Mortgaged Property" shall mean all Property which may from time to time be subject to the Lien of the Mortgage.

"Net Proceeds" shall mean so much of the Gross Proceeds with respect to which that term is used as remain after payment of all fees for services, expenses, costs and taxes (including attorneys' fees) incurred in obtaining such Gross Proceeds.

"Non-Preference Moneys" shall mean (A) proceeds of the Bonds deposited on the Closing Date in the Bond Fund, (B) (1) proceeds from the issuance and sale of bonds issued to refund the Bonds, which proceeds (a) are deposited directly with the Trustee upon the issuance of such refunding bonds, and (b) are at all times after their receipt by the Trustee held separately and not commingled with other moneys, and (2) proceeds from the investment thereof (provided, however, that proceeds of bonds issued to refund the Bonds shall not be considered "Non-Preference Moneys" unless the Trustee shall receive an opinion of nationally recognized counsel acceptable to it and experienced in bankruptcy matters to the effect that the payment of such proceeds to an owner of Bonds would not constitute a "preferential payment" subject to avoidance under the United States Bankruptcy Code in the event of a filing by or against the Company or Related Person to either the Company as debtor under Title 11 of the United States Code), (C) moneys paid by the Bank under the Letter of Credit,
(D) moneys or Authorized Investments derived directly or indirectly from the

Company or a Related Person to either the Company, but only if such moneys or Authorized Investments have been on deposit with the Trustee for a period of not less than three hundred sixty-seven (367) days; provided, however, that if on the date in question a petition had previously been filed by or against the Company, or a Related Person to either the Company in a case under Title 11 of the United States Code and such case has not been dismissed, "Non-Preference Moneys" will not include any moneys or Authorized Investments derived directly or indirectly from the Person against or by whom such petition was filed that were deposited with the Trustee fewer than three hundred sixty-seven (367) days prior to the date such petition was filed, and (E) moneys on deposit in the Project Fund or in the Insurance and Condemnation Fund, provided that such moneys shall have been on deposit with the Trustee for three hundred and sixty-seven (367) days following the date on which the Company shall have no further right to draw on the same, and provided further that during such period there shall not have occurred a filing by or against the Company or Related Person to either the Company as debtor under Title 11 of the United States Code.

"Office of the Trustee" shall mean the principal corporate trust office of the Trustee, presently located at One M & T Plaza, 7th Floor, Buffalo, New York 14203.

"Optional Redemption Premium" shall mean the maximum applicable premium payable upon an optional redemption of the Bonds after the Conversion Date, as determined by the Remarketing Agent pursuant to Section 301(D)(2) of the Indenture.

"Ordinary Services" and "Ordinary Expenses" shall mean those services normally rendered with those expenses, including reasonable attorneys' fees, normally incurred by a trustee or a paying agent, as the case may be, under instruments similar to the Indenture.

"Outstanding" shall mean, when used with reference to the Bonds as of any date, all Bonds which have been duly authenticated and delivered by the Trustee under the Indenture, except:

(A)	Bonds theretofore cancelled or deemed cancelled by the Trustee or theretofore delivered to the Trustee for cancellation;

(B)	Bonds the payment or redemption of which moneys or Government
Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that such moneys or obligations are Non-Preference Moneys; and provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

(C)	Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered under the Indenture.

If the Indenture shall be discharged pursuant to Article X thereof, no Bonds shall be deemed to be Outstanding within the meaning of this provision.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA, or any other governmental agency, department or instrumentally succeeding to the functions of said corporation.

"Permitted Encumbrances" shall mean (A) utility, access and other easements, rights of way, restrictions, encroachments and exceptions that benefit or do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (B) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by
Section 8.8(B) of the Installment Sale Agreement, (C) Liens for taxes, assessments and utility charges (1) to the extent permitted by Section 6.2(B) of the Installment Sale Agreement, or (2) at the time not delinquent, (D) any Lien on the Project Facility obtained through any Financing Document, (E) any Lien on the Project Facility in favor of the Trustee or the Bank, and (F) any Lien which is subordinate to the Lien of the Mortgage.

"Person" shall mean an individual, partnership, corporation, trust, unincorporated organization or Governmental Authority.

"PILOT Agreement" shall mean the payment in lieu of tax agreement dated as of December 1, 1998 by and among the Issuer and the Company, as said agreement may be supplemented or amended from time to time.

"Plans and Specifications" shall mean the plans and specifications for the construction of the Facility prepared by the Company and approved by the Bank, and all amendments and modifications thereof made by approved change orders; and, if an item for the construction of the Facility is not specifically detailed in the aforementioned plans and specifications, but rather is described by way of manufacturer's or supplier's or contractor's shop drawings, catalog references or similar descriptions, the term also includes such shop drawings, catalog references and descriptions, all to be approved as required by the Building Loan Agreement.

"Pledged Bonds" shall mean any Bonds at any time purchased, in whole or in part, with the proceeds of a draw on the Letter of Credit upon tender of each such Bond and held by the Trustee as nominee for the Bank pursuant to the Pledge and Security Agreement.

"Predecessor Bonds" of any particular Bond shall mean every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for purposes of this definition, any Bond authenticated and delivered under Section 205 of the Indenture in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

"Principal Payment Date" shall mean, after the Conversion Date, the annual payment date for the payment of principal on the Bonds, the first such payment date being the second Interest Payment Date following the Fixed Rate Conversion Date, and on the same day annually thereafter.

"Project" shall mean the project undertaken by the Issuer consisting of the following: (A) (1) the acquisition of a leasehold interest in a parcel of land containing approximately 35.6 acres located at 968 Albany-Shaker Road in the Town of Colonie, Albany County, New York (the "Land"), together with the existing buildings located thereon which contain approximately 98,000 square feet in the aggregate (such buildings known individually as Building I, Building II and Building III and hereinafter collectively referred to as the "Existing Facility"), (2) the demolition of Building I which contains approximately 14,105 square feet of space, (3) the construction of a new building to replace Building I and which will contain approximately 32,000 square feet of space (the "New Facility") (the Existing Facility and the New Facility hereinafter collectively referred to as the "Facility"), (4) the renovation of Building III and (5) the acquisition of and installation therein and thereon of certain machinery and equipment (the "Equipment") (the Land, the Facility and the Equipment being hereinafter collectively referred to as the "Project Facility"), all of the foregoing to be occupied by Mechanical Technology Incorporated (the "Company") and operated as a manufacturing facility, a portion of which will be leased by the Company to Plug Power, LLC and operated as a facility for the manufacture, research and development of fuel cells for residential and automotive applications and related products and any other related activities; (B) the financing of all or a portion of the costs of the foregoing by the issuance of the Bonds; (C) the granting of certain other "financial assistance" (within the meaning of Section 854(14) of the Act) with respect to the foregoing, including exemption from certain sales taxes, deed transfer taxes, mortgage recording taxes and real property taxes (collectively with the Bonds, the "Financial Assistance"); and (D) the lease (with an obligation to purchase) or sale of the Project Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency.

"Project Facility" shall mean, collectively, the Land, the Facility and the Equipment.

"Project Fund" shall mean the fund so designated established pursuant to
Section 401(A) of the Indenture.

"Project Fund Non-Preference Moneys Subaccount" shall mean the account so designated within the Project Fund established pursuant to Section 401(A) of the Indenture.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Purchase Date" shall mean (A) the Repurchase Closing Date, (B) the Conversion Date, and (C) the Alternate Security Date, in each case a date on which Bonds tendered or deemed tendered for purchase are to be purchased at the Purchase Price pursuant to the Indenture.

"Purchase Price" shall mean an amount equal to one hundred percent (100%) of the principal amount of any Bond tendered or deemed tendered pursuant to
Section 304 of the Indenture, plus accrued and unpaid interest thereon to the Purchase Date.

"Record Date" shall mean either a Regular Record Date or a Special Record Date.

"Redemption Price" shall mean, when used with respect to a Bond, the principal amount thereof plus the applicable premium, if any, payable upon the prior redemption thereof pursuant to the provisions of the Indenture and such Bond.

"Regular Record Date" shall mean, with respect to the interest and any Sinking Fund Payment or principal payment due on the Bonds prior to maturity payable on any Bond payable on any Interest Payment Date, (A) prior to the Conversion Date, the Business Day next preceding any Interest Payment Date, and (B) after the Conversion Date, the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding an Interest Payment Date.

"Reimbursement Agreement" shall mean (A) the irrevocable letter of credit reimbursement agreement dated as of December 1, 1998 by and between the Company and the Bank, pursuant to which, among other things, the Bank agrees to issue the Letter of Credit and the Company agrees to reimburse the Bank for amounts drawn under the Letter of Credit, and (B) any agreement by and between the Company and a Substitute Bank pursuant to which a Substitute Letter of Credit shall be issued, in each case as said reimbursement agreement may be supplemented or amended from time to time.

"Related Person" shall mean any Person constituting a "related person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code, except when used in connection with the phrase "substantial user", in which case the phrase "Related Person" shall have the meaning set forth in Section 147(a) of the Code.

"Remarketing Agent" shall mean First Albany Corporation, having an office at 30 South Pearl Street, Albany, New York 12207.

"Remarketing Agreement" shall mean the remarketing agreement dated as of December 1, 1998 by and between the Company and the Remarketing Agent, as said agreement may be further amended or supplemented from time to time.

"Repurchase Closing Date" shall mean the Business Day on which the owner of any Tendered Bond demands purchase of such Tendered Bond, which shall be not prior to seven (7) calendar days following receipt by the Tender Agent or the Trustee of a Tender Notice.

"Request for Disbursement" shall mean a request from the Company, as agent of the Issuer, stating the amount of disbursement sought and containing the statements, representations and other items required by Section 4.3 of the Installment Sale Agreement and the Building Loan Agreement, in substantially the form of Exhibit F attached to the Indenture.

"Requirement" or "Local Requirement" shall mean any law, ordinance, order, rule or regulation of a Governmental Authority or a Local Authority, respectively.

"Resolution" shall mean the resolution of the Issuer adopted on November 23, 1998 authorizing the Issuer to undertake the Project, to issue and sell the Bonds and to execute and deliver the Financing Documents to which the Issuer is a party.

"Sinking Fund Payments" shall mean (A) with respect to the Bonds, the sinking fund redemption payments due on the Bonds pursuant to Section 301(E) of the Indenture and (B) with respect to any Additional Bonds, the sinking fund redemption payments (if any) required pursuant to the supplemental Issuer Indenture authorizing issuance of such Additional Bonds.

"Special Record Date" shall mean a date for the payment of any Defaulted Payments on the Bonds fixed by the Trustee pursuant to Section 207(C) of the Indenture.

"Standard & Poor's" shall mean Standard & Poor's, and its successors and assigns.

"State" shall mean the State of New York.

"Stated Maturity" shall mean, when used with respect to any Bond or any installment of interest thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest on such Bond is due and payable.

"Substitute Bank" shall mean a commercial bank or savings and loan association which has issued a Substitute Letter of Credit.

"Substitute Letter of Credit" shall mean a letter of credit, delivered to the Trustee in accordance with Section 5.8 of the Installment Sale Agreement, (A) issued by the Bank or a Substitute Bank, (B) replacing any existing Letter of Credit, (C) dated as of a date prior to the expiration date of the Letter of Credit for which the same is to be substituted, (D) which shall have a term of at least one year and expire on a date which is at least fifteen (15) days after an Interest Payment Date, and (E) issued on substantially identical terms and conditions as the then existing Letter of Credit, except that the stated amount of the Substitute Letter of Credit shall equal the sum of (1) the aggregate principal amount of Bonds at the time Outstanding, plus (2) an amount equal to (i) prior to the Conversion Date, at least sixty-five (65) days' interest on the Bonds at the time Outstanding computed at a rate of fifteen percent (15%) and (ii) after the Conversion Date, at least 210 days' interest on the Bonds, computed at the Fixed Rate in effect, together with the Optional Redemption Premium.

"Substitute Reimbursement Agreement" shall mean a substitute reimbursement agreement by and between the Company and a Substitute Bank providing for the issuance by the Substitute Bank of a Substitute Letter of Credit.

"Tender Agent" shall mean the Trustee or any successor Tender Agent under the Indenture.

"Tender Notice" shall mean the notice, in substantially the form attached as Exhibit C-5 to the Indenture and complying with the requirements of Section 305 of the Indenture, pursuant to the delivery of which a Bondholder shall demand redemption of a Tendered Bond. A notice shall not be considered a validly delivered notice unless it complies with the requirements of the Indenture.

"Tender Notice Date" shall mean the date on which the Tender Agent receives a Tender Notice.

"Tendered Bond" shall mean any Bond or a portion thereof which has been the subject of (A) a Demand Purchase Option under Section 305 of the Indenture or
(B) a Mandatory Tender under Section 304 of the Indenture.

"Title Insurer" shall mean the issuer of the title insurance policy required by
Section 210 of the Indenture.

"Trust Estate" shall mean all Property which may from time to time be subject to a Lien in favor of the Trustee created by the Indenture or any other Financing Document.

"Trust Revenues" shall mean (A) all payments of installment purchase payments made or to be made under the Installment Sale Agreement (except payments made with respect to the Unassigned Rights), (B) all other amounts pledged to the Trustee by the Issuer or the Company to secure the Bonds or performance of their respective obligations under the Installment Sale Agreement and the Indenture, (C) the Net Proceeds (except proceeds with respect to the Unassigned Rights) of insurance settlements and Condemnation awards with respect to the Project Facility, (D) the Net Proceeds (except proceeds with respect to the Unassigned Rights) from the disposition of the Project Facility upon foreclosure of the Lien of the Mortgage, (E) all payments received by the Trustee under the Letter of Credit, (F) moneys and investments held from time to time in each fund and account established under the Indenture and all investment income thereon, except (1) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which has been duly given, (2) moneys deposited with the Trustee or the Tender Agent for the purchase of Tendered Bonds, and (3) as specifically otherwise provided, and (G) all other moneys received or held by the Trustee for the benefit of the Bondholders pursuant to the Indenture.

"Trustee" shall mean Manufacturers and Traders Trust Company, a trust company organized and existing under the laws of the State of New York having an office for the transaction of business located at One M & T Plaza, 7th Floor, Buffalo, New York 14203, or any successor trustee or co-trustee, acting as trustee under the Indenture.

"Unassigned Rights" shall mean (A) the rights of the Issuer granted pursuant to Sections 2.2, 3.1, 3.2, 3.3, 4.1(A), 4.1(B), 4.1(D), 4.1(E)(2), 4.1(F), 4.1(G),
4.4, 4.5, 4.6, 5.2(A), 5.3(B)(2), 5.3(B)(3), 5.4(B), 6.1(A), 6.1(B), 6.2, 6.3,
6.4, 6.5, 6.6, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.15,
9.1, 9.3, 9.4, 11.1, 11.4, 11.6, 11.8 and 11.10 of the Installment Sale
Agreement, (B) the moneys due and to become due to the Issuer for its own account or the members, officers, agents and employees of the Issuer for their own account pursuant to Sections 2.2(F), 3.1, 3.3, 4.1(F), 5.3(B)(2), 5.3(B)(3), 5.3(C), 6.4(B), 8.2, 10.2 and 10.4 of the Installment Sale Agreement and the moneys due as payments in lieu of taxes under Section 6.6 of the Installment Sale Agreement and the PILOT Agreement, (C) the rights of the Issuer under Section 6.6 of the Installment Sale Agreement, and (D) the right to enforce the foregoing pursuant to Article X of the Installment Sale Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Company under the Sections of the Installment Sale Agreement listed in (A), (C) and (D) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, directors, agents (other than the Company) and employees of the Issuer for their own account, such obligations, upon assignment of the Installment Sale Agreement by the Issuer to the Trustee pursuant to the Pledge and Assignment, shall be deemed to and shall constitute obligations of the Company to the Issuer and the Trustee, jointly and severally, and either the Issuer or the Trustee may commence an action to enforce the Company's obligations under the Installment Sale Agreement.

"Underwriter" shall mean First Albany Corporation, having an office for the transaction of business located at 30 South Pearl Street, Albany, New York 12207, as original purchaser of the Bonds on the Closing Date.

SECTION 102. INTERPRETATION. (A) In this Indenture, unless the context otherwise requires:

(1)	the terms "hereby", "hereof", "hereto", "herein", "hereunder", and any similar terms, as used in this Indenture, refer to this Indenture, and the term "heretofore" shall mean before, and the term "hereafter" shall mean after, the date of this Indenture;

(2)	words of masculine gender shall mean and include correlative words of the feminine and neuter genders;

(3)	words importing the singular number shall mean and include the plural number, and vice versa;

(4)	any headings preceding the texts of the several Articles and Sections of this Indenture, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall neither constitute a part of this Indenture nor affect its meaning, construction or effect;

(5)	words importing the redemption or redeeming of a Bond or the calling of a Bond for redemption do not include or connote the payment of such Bond at its Stated Maturity or the purchase of said Bond;

(6)	all references to time in this document refer to New York City time;
and

(7)	any certificates, letters or opinions required to be given pursuant to this Indenture shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Indenture.

(B)	Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any persons, other than the Issuer, the Trustee, the Bank and the holders of the Bonds, any right, remedy or claim under or by any reason of this Indenture or any covenant, condition or stipulation thereof. All the covenants, stipulations, promises and agreements herein contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Bank and the holders of the Bonds.

SECTION 103. CONDITIONS PRECEDENT SATISFIED. All acts, conditions and things required by law to exist, happen and be performed precedent to and in connection with the execution and entering into of this Indenture have happened and have been performed in regular and due time, form and manner as required by law, and the parties hereto are now duly empowered to execute and enter into this Indenture.

ARTICLE II

THE BONDS

SECTION 201. RESTRICTION ON ISSUANCE OF BONDS. No Bonds may be authenticated and issued under the provisions of this Indenture except in accordance with this Article II. Except as provided in Section 205 and Section 214 hereof, the total aggregate principal amount of Bonds that may be issued and authenticated hereunder is expressly limited to $6,000,000.

SECTION 202. LIMITED OBLIGATIONS. (A) The Bonds, together with the premium, if any, and the interest thereon, shall be limited obligations of the Issuer payable, with respect to the Issuer, solely from the Trust Revenues, which Trust Revenues are hereby pledged and assigned for the equal and ratable payment of all sums due under the Bonds, and shall be used for no other purpose than to pay the principal of, premium, if any, on and interest on the Bonds except as may be otherwise expressly provided herein.

(B)	THE BONDS ARE NOT AND SHALL NOT BE A DEBT OF THE STATE OR OF THE TOWN
OF COLONIE, NEW YORK AND NEITHER THE STATE NOR THE TOWN OF COLONIE, NEW YORK SHALL BE LIABLE THEREON. THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OR OF THE TOWN OF COLONIE, NEW YORK.

(C)	No recourse shall be had for the payment of the principal of or premium, if any, on or the interest on any Bond or for any claim based thereon or on this Indenture against any past, present or future member, officer, employee or agent (other than the Company), as such, of the Issuer or of any predecessor or successor corporation, either directly or through the Issuer or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise.

SECTION 203. EXECUTION. (A) The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of its Chairman or its Vice Chairman, and the Issuer's corporate seal, or a reproduction thereof, shall be impressed, imprinted or otherwise reproduced thereon and attested by the manual or facsimile signature of its Secretary or its Assistant Secretary. All such facsimile signatures shall have the same force and effect as if said officers had manually signed the Bonds. The reproduction of the Issuer's corporate seal on the Bonds shall have the same force and effect as if the Issuer's corporate seal had been impressed on the Bonds.

(B)	In case any Authorized Representative of the Issuer whose signature shall appear on any Bond shall cease to be such Authorized Representative before the delivery of such Bond or the issuance of a new Bond following a transfer or exchange, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such Authorized Representative had remained in office until delivery.

SECTION 204. AUTHENTICATION. Only such Bonds as shall have endorsed thereon the Certificate of Authentication substantially in the forms set forth in the forms of Bond attached hereto as Exhibits A and B duly executed by the manual signature of an authorized officer of the Trustee shall be entitled to any right or benefit under this Indenture. No Bonds shall be valid or obligatory for any purpose unless and until such Certificate of Authentication shall have been duly executed by the Trustee; and such executed Certificate of Authentication upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's Certificate of Authentication on any Bond shall be deemed to have been executed by it if signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the Certificate of Authentication on all of the Bonds. In the event of the appointment of a Tender Agent, other than the Trustee such Tender Agent may act as Co- Authenticating Agent with respect to the Tendered Bonds.

SECTION 205. MUTILATED, LOST, STOLEN OR DESTROYED BONDS. (A) In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond, executed by the Issuer as provided in
Section 203 hereof, of like maturity, interest rate and denomination as the Bond so mutilated, lost, stolen or destroyed. Any mutilated Bond shall first be surrendered to the Trustee; and in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Trustee evidence of such loss, theft or destruction satisfactory to the Trustee, together with indemnity satisfactory to the Trustee. The Issuer or the Trustee may charge the holder or owner of such Bond a sum sufficient to cover any tax or other governmental charge in connection with such exchange or substitution of such new Bond, together with any other reasonable fees and expenses incurred by the Issuer or the Trustee in connection therewith.

(B)	Every Bond issued pursuant to the provisions of this Section 205 shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by the Indenture. However, the Trustee shall not be required to treat both the original Bond and any Bond issued in lieu thereof as being Outstanding for purposes of determining the principal amount of Bonds Outstanding under this Indenture or for the purpose of determining any percentage of Bonds Outstanding hereunder, but both the original Bond and the Bond issued in lieu thereof shall be treated as one and the same.

(C)	Notwithstanding any other provision of this Section 205, in lieu of delivering a new Bond for a Bond which has been mutilated, lost, stolen or destroyed and which has matured, upon receipt of evidence of such mutilation, loss, theft or destruction and indemnity satisfactory to the Trustee, the Trustee may make payment for such Bond.

SECTION 206. TRANSFER AND EXCHANGE OF BONDS; PERSONS TREATED AS OWNERS. (A) The Trustee is designated and agrees to act as Bond Registrar and shall cause a bond register to be kept on behalf of the Issuer at the Office of the Trustee for the registration and transfer of Bonds. Except as provided in Section 213 hereof, any Bond, upon the surrender of such Bond to the Bond Registrar, may be transferred, but only upon delivery of an assignment duly executed by the registered owner or his duly authorized legal representative in the form imprinted on the Bond or in such other form as shall be satisfactory to the Bond Registrar.

(B)	Except as otherwise provided in Section 206(E) or Section 213 hereof, upon receipt of such Bond and upon satisfaction of the conditions set forth in
Section 206(A) and Section 206(C) hereof, the Trustee shall immediately record the transfer of such bond on the bond register and cause the transferee or transferees to be the registered owner of such Bond. Upon any such registration of transfer, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for such Bond one or more new Bonds, executed by the Issuer as provided in Section 203 hereof, registered in the name of the designated transferee thereof, of any denomination or denominations authorized by this Indenture and for the same aggregate principal amount as the Bond or Bonds surrendered for transfer.

(C)	In the event of the appointment of a Tender Agent, other than the
Trustee, such Tender Agent may act as Co-Bond Registrar with respect to Tendered Bonds.

(D)	No service charge shall be made for any transfer or exchange of Bonds, but in all cases in which Bonds shall be transferred or exchanged hereunder, the Issuer or the Trustee may make a charge for every transfer or exchange of Bonds sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange, and such charge shall be paid before any such new Bond shall be delivered.

(E)	The Person in whose name any Bond shall be registered shall be deemed and regarded as the absolute Owner thereof for all purposes, and payment of or on account of the principal of, or the premium if any or interest on, any such Bond shall be made only to or upon the order of the registered Holder thereof or his duly authorized legal representative, subject to the terms of Section 207(C) hereof. Such registration may be changed only as provided in this
Section 206, and no other notice to the Issuer or the Trustee shall affect the rights or obligations with respect to the transference of any Bond or be effective to transfer any Bond. All payments to the Person in whose name any Bond shall be registered shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

(F)	The Trustee shall not be required to make any such transfer or exchange of (1) any Bond during the fifteen (15) days next preceding a Bond Payment Date or (2) any Bond selected for redemption in whole or in part under Article III hereof; provided, however, that in the event of a Bond selected for redemption in part, nothing in this paragraph shall prohibit exchange of the remaining portion of such Bond redeemed in part for a new Bond with a reduced principal amount or the transfer or exchange of any such new Bond; provided, further that the foregoing shall not apply to the registration or transfer of any Bond which has been tendered to the Tender Agent pursuant to Section 304 hereof, and in any such case, for purposes of selection for redemption, the Bond so tendered and the Bond issued to the transferee thereof shall be deemed and treated as the same Bond.

SECTION 207. PAYMENT PROVISIONS. (A) Payment of the principal of, premium, if any, on and interest on the Bonds shall be made in lawful money of the United States of America.

(B)	Interest and any Sinking Fund Payment or principal payment due prior to maturity on any Bond which is payable, and which is punctually paid or duly provided for, on any Bond Payment Date shall be paid to the Person appearing on the bond register as the registered owner of that Bond (or one or more Predecessor Bonds) at the close of business on the Regular Record Date, by check or draft of the Trustee mailed by the Trustee on such Bond Payment Date to such registered owner at his address as it appears on the bond register; provided that at the option of any Holder of Bonds in an aggregate principal amount of $250,000 or greater, the Trustee shall cause such amounts to be transmitted on such Interest Payment Date by wire transfer at such owner's written request to the bank account number on file with the Trustee, provided such owner has delivered adequate instructions regarding same to the Trustee at least ten (10) Business Days prior to such Bond Payment Date.

(C)	Any interest and any Sinking Fund Payment or principal payment due prior to maturity on any Bond which is payable, but is not punctually paid or duly provided for, on any Bond Payment Date (herein called "Defaulted Payments") shall forthwith cease to be payable to the Person appearing on the bond register as the registered owner on the relevant Regular Record Date solely by virtue of such Person having been such registered owner; and the Trustee shall make payment of any Defaulted Payments on Bonds to the Persons in whose names such Bonds (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Payments, which shall be fixed in the following manner. The Trustee shall determine the amount of Defaulted Payments to be paid on each Bond and establish the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and money in the aggregate amount of the proposed Defaulted Payments shall be segregated by the Trustee to be held in trust for the benefit of the Persons entitled to such Defaulted Payments as in this Subsection provided and not to be deemed part of the Trust Revenues. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Payments which shall be not more than fifteen
(15) nor less than ten (10) days prior to the date of the proposed payment. The Trustee shall promptly notify the Issuer, the Bank and the Company of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Payments and the Special Record Date therefor to be mailed one time, first-class postage prepaid, to each registered owner of a Bond at his address as it appears in the bond register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payments and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Payments shall be paid to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered on such Special Record Date.

(D)	Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest and any Sinking Fund Payments or principal payments due prior to maturity accrued and unpaid, and to accrue, which were carried by such other Bond, and each such Bond shall bear interest from such date so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(E)	The principal of and premium, if any, on any Bonds due at maturity shall be payable at the Office of the Trustee, upon presentation and surrender of such Bond by the registered owner thereof or his duly authorized legal representative at the maturity of such Bond or such other date as such payments become due, by redemption or otherwise. Except as provided in subsection (B) hereof, in the event of a partial redemption of any Bond, payment of the redemption price shall be made to the registered owner or his duly authorized legal representative only upon surrender to the Trustee of such Bond, and upon such surrender the Trustee shall authenticate a new Bond executed by the Issuer as provided in Section 203 for the unredeemed portion of such Bond.

(F)	In NO EVENT shall the Trustee pay any portion of the principal of, premium, if any, or interest on any Bond from other than Non-Preference Moneys.

SECTION 208. TEMPORARY BONDS. (A) Until definitive Bonds are ready for delivery, there may be executed, and upon the request of the Issuer the Trustee shall authenticate and deliver in lieu of definitive Bonds, temporary printed, lithographed or typewritten Bonds, in any authorized denomination, in substantially the tenor set forth in Exhibits A and B attached hereto and with such appropriate omissions, insertions and variations as may be required.

(B)	If the Bonds are no longer Book Entry Bonds and if temporary Bonds shall have been issued, the Issuer shall, at the sole cost and expense of the Company, cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at the Office of the Trustee of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor, without charge to the owner thereof, a definitive Bond or Bonds of an equal aggregate principal amount of the same maturity and bearing interest at the same rate as the temporary Bond surrendered. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefit and security of this Indenture as the definitive Bonds to be issued and authenticated hereunder.

SECTION 209. SPECIFIC DETAILS OF BONDS. (A) The Bonds shall be issued in the aggregate principal amount of $6,000,000, shall be designated "Town of Colonie Industrial Development Agency Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A". The Bonds shall be numbered from one upward and prefixed "R". The Bonds shall be issued in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof. Interest on the Bonds prior to the Conversion Date shall be payable on the first (1st) Thursday of each month, commencing January 7, 1999.

(B)	(1)	The Bonds shall be dated the Closing Date and shall bear
interest from the Closing Date, or from the most recent Interest Payment Date to which interest has been paid. The Bonds shall mature on December 1, 2013.

(2)	The Bonds shall bear interest as follows:

(a)	From the Closing Date through and including December 23, 1998, the
Bonds shall bear interest at a rate per annum equal to five and fifty-five hundredths percent (5.55%).

(b)	Thereafter, except as provided in (e) below, the Bonds (other than
Pledged Bonds) shall bear interest at the "Adjustable Rate".

(i)	The Adjustable Rate shall be the rate of interest established by the
Remarketing Agent on the first Business Day prior to each Adjustment Date, which in the Remarketing Agent's reasonable judgment would result, as nearly as practicable, in the market value of the Bonds on an Adjustment Date being equal to one hundred percent (100%) of the principal amount thereof. The Adjustable Rate so determined shall be adjusted in accordance with the directions of the Remarketing Agent on the Adjustment Date and shall remain in effect through and including the day prior to the next following Adjustment Date.

(ii)	In determining the Adjustable Rate pursuant to the foregoing Section
209(B)(2)(b)(i), the Remarketing Agent shall take into account, to the extent applicable, (A) the market interest rates for comparable securities held by open-end municipal or other fixed income bond funds or other institutional or private investors with substantial portfolios (w) with interest rate adjustment periods and demand purchase options substantially identical to the Bonds, (x) bearing interest at a variable rate intended to maintain par value, (y) rated by a national credit rating agency in the same category as the Bonds or, if not rated, secured by substantially the same level of security as the Bonds, and
(z) the interest on which is included in gross income of the holders thereof for federal income taxation purposes; (B) other financial market rates and indices which may have a bearing on the Adjustable Rate (including, but not limited to rates borne by commercial paper, Treasury bills, commercial bank prime rates, certificate of deposit rates, federal funds rates, the London Interbank Offered Rate, indices maintained by The Bond Buyer, and other publicly available taxable interest rate indices); (C) general financial market conditions (including current forward supply); (D) factors particular to the Project or the credit standing of the Company and the Bank; and (E) such other factors which the Remarketing Agent deems appropriate.

(iii)	On the Business Day prior to each Adjustment Date, the Remarketing
Agent shall notify the Trustee, by Immediate Notice, of the Adjustable Rate.

(c)	If for any reason the position of Remarketing Agent is vacant or the
Remarketing Agent fails to act, the Adjustable Rate shall be determined by a third party selected by the Company at the Company expense and shall be equal to one hundred percent (100%) of the yield applicable to 13-week United States Treasury bills determined by such third party on the basis of the average per annum discount rate at which such 13- week Treasury bills shall have been sold
(1) at the most recent Treasury auction conducted during the immediately preceding Adjustment Period, (2) if no such auction shall have been conducted during the immediately preceding Adjustment Period, at the most recent Treasury auction conducted prior to such preceding Adjustment Period, plus fifty (50) basis points; provided, however, that in the event the Company notifies the Trustee that an index (as published in The Wall Street Journal) of seven-day yield evaluations at par of issuers of securities, the interest on which is includable in gross income for federal income tax purposes, and of comparable rating to the rating on the Bonds, published by any nationally recognized municipal securities evaluation service is available, the Adjustable Rate shall be determined by the Trustee and shall be equal to such index.

(d)	The Adjustable Rate shall be calculated based on a 365 or 366- day year for the actual number of days elapsed. Further, each determination of the Adjustable Rate pursuant to and in accordance with the foregoing terms of the Indenture and the terms of the Bonds shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank, and the holders of the Bonds.

(e)	(i) From and after the Conversion Date through the maturity or earlier redemption of the Bonds, the Bonds shall bear interest at the Fixed Rate, which shall be a fixed rate (or rates) of interest established by the Remarketing Agent at least fifteen (15), but not more than thirty (30) days prior to the Conversion Date, which in the reasonable judgment of the Remarketing Agent would result, as nearly as practicable, in the market value of the Bonds on the Conversion Date being equal to one hundred percent (100%) of the principal amount thereof.

(ii)	(A)	At the Remarketing Agent's discretion, after the exercise of the Conversion Option, the Bonds may be converted into serial bonds, with a principal amount of Bonds maturing on a Principal Payment Date each year equal to the principal amount required to be redeemed as set forth in Section 301(E) hereof. In such event, each maturity of Bonds may bear a different interest rate, each of which shall be determined by the Remarketing Agent in the same manner as the Fixed Rate (for convenience each such rate shall be referred to as the Fixed Rate); provided, however, that in no event shall the Remarketing Agent be permitted to convert the Bonds into serial bonds as described above without delivering to the Trustee an opinion of Bond Counsel that such conversion is lawful under the Act and permitted under the Indenture.

(B)	The Interest Payment Dates after the exercise of the Conversion Option shall be semi-annual, with one Interest Payment Date being the first day of the month preceding the Fixed Rate Conversion Date and the other Interest Payment Date being the first day of the month six (6) months later. Principal shall be payable annually thereafter in the amounts and the years set forth in Section 301(E) hereof on the Principal Payment Dates.

(iii)	In determining the Fixed Rate, the Remarketing Agent shall take into account, to the extent applicable, (A) market interest rates for comparable securities which are held by open-end municipal or other fixed income bond funds or other institutional or private investors with substantial portfolios
(w) with a term equal to the period to maturity remaining on the Bonds, (x) the interest on which is includable in the gross income of the holders thereof for federal income tax purposes, (y) rated by a national credit rating agency in the same rating category as the Bonds, or, if not rated, secured by substantially the same level of security as the Bonds, and (z) with redemption provisions similar to those which have bearing on the Fixed Rate; (B) other financial market rates and indices (including but not limited to rates borne by taxable industrial development bonds, other taxable revenue bonds, Treasury obligations, commercial bank prime rates, certificate of deposit rates, federal funds rates, indices maintained by The Bond Buyer and other publicly available taxable interest rates and indices); (C) general financial market conditions (including current forward supply); (D) factors particular to the Project or the credit standing of the Company and the Bank; and (E) such other factors which the Remarketing Agent deems appropriate.

(iv)	The Fixed Rate shall be calculated based on a 360-day year of twelve
30-day months. The determination of the Fixed Rate by the Remarketing Agent pursuant to and in accordance with the terms of the Indenture and the terms of the Bonds shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank and the Holders of the Bonds.

(v)	To exercise the Conversion Option, the Company shall deliver at least sixty (60) days prior to the Conversion Date, written notice to the Trustee, the Issuer and the Bank of its election of the Conversion Option. On the Conversion Date, the Bonds shall be subject to a Mandatory Tender for purchase as provided in Section 304 of the Indenture. Notwithstanding anything to the contrary contained herein, such notice shall not be effective unless the Bank shall have consented thereto in writing and such notice is accompanied by:

(A)	a Substitute Letter of Credit with an expiration date of not earlier than fifteen (15) days following the Principal Payment Date which is at least three (3) years after the next succeeding Principal Payment Date and in an amount equal to the sum of the aggregate principal amount of the Bonds then Outstanding, 210 days' interest thereon computed at the Fixed Rate, together with the Optional Redemption Premium; provided, however, that if the Letter of Credit then in place has an expiration date of not earlier than fifteen (15) days following the Principal Payment Date which is at least three (3) years after the next succeeding Principal Payment Date and in an amount equal to the aggregate principal amount of the Bonds then Outstanding, 210 days' interest thereon computed at the Fixed Rate, together with the Optional Premium, no Substitute Letter of Credit need be obtained;

(B)	a statement as to whether the Bonds shall be serial bonds as set forth in Section 209(B)(2)(e)(ii) above; and

(C)	an opinion of Bond Counsel reasonably satisfactory to the Trustee, the
Issuer and the Bank to the effect that the exercise of the Conversion Option is lawful under the Act and permitted by the Indenture.

(f)	Notwithstanding anything herein to the contrary, any Pledged Bond shall bear interest at a rate equal to the Bank Rate, as such rate shall change from time to time; provided, however, that at no time shall the interest rate in effect for any Pledged Bond exceed the maximum rate permitted by applicable usury laws.

(g)	Notwithstanding anything herein to the contrary, in no event will the rate of interest borne by any Bond (except any Bond constituting a Pledged
Bond) exceed fifteen percent (15%) per annum.

(h)	The Issuer hereby appoints the Company to act as agent of the Issuer for purposes of exercising the Conversion Option, all as set forth in this Indenture, and subject to compliance with the terms and provisions of this Indenture.

SECTION 210. DELIVERY OF THE BONDS. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver the Bonds (including a number of additional Bonds to be retained by the Trustee for authentication and delivery upon transfer or exchange of any Bond) to the Trustee, and the Trustee shall authenticate and deliver the Bonds to the purchasers thereof against payment of the purchase price therefor, plus accrued interest to the day preceding the date of delivery, upon receipt by the Trustee of the following:

(A)	a certified copy of the Resolution;

(B)	the executed original Letter of Credit;

(C)	executed counterparts of the Indenture and the other Financing
Documents;

(D)	a request and authorization to the Trustee on behalf of the Issuer signed by an Authorized Representative of the Issuer to deliver the Bonds to the purchasers thereof upon payment to the Trustee for the account of the Issuer of the purchase price therefor;

(E)	signed copies of the opinions of counsel to the Issuer, the Company and the Bank, and of Bond Counsel, as required by the Bond Purchase Agreement;

(F)	the certificates and policies, if available, of the insurance required by the Installment Sale Agreement;

(G)	a current survey of the Land certified to the Issuer and the Trustee;

(H)	proof of compliance with the State Environmental Quality Review Act;

(I)	evidence that the Project Facility is not an area of special flood hazards, or a certificate and a policy, if available, of the insurance required by Section 6.3(D) of the Installment Sale Agreement; and

(J)	such other documents as the Trustee, the Bank or Bond Counsel may reasonably require.

SECTION 211. CANCELLATION OF BONDS. All Bonds surrendered to the Trustee for payment, redemption, transfer or exchange shall be promptly cancelled by the Trustee. No Bond shall be authenticated in lieu of or in exchange for any Bond cancelled as provided in this Section 211, except as expressly provided by this Indenture. All Bonds cancelled by the Trustee shall be destroyed by the Trustee and shall not be reissued. At the request of the Company, certificates of destruction evidencing such destruction shall be furnished by the Trustee to the Issuer and the Company.

SECTION 212. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of maturity of interest or a Sinking Fund Payment on or the principal of any Bond or the date fixed for redemption of any Bond shall not be a Business Day, then payment of interest on or principal or Redemption Price of such Bond shall be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 213. BOOK ENTRY BONDS. (A) Notwithstanding any other provision of this Indenture, the Bonds are hereby authorized to be issued in book entry form as Book Entry Bonds, with respect to which the following procedures shall apply.

(B)	For all purposes of this Indenture, the Depository shall be deemed to be holder of a Book Entry Bond and neither the Issuer, nor the Trustee shall have any responsibility or obligation to the beneficial owner of such Bond or to any direct or indirect participant in such Depository. Without limiting the generality of the foregoing, neither the Issuer nor the Trustee shall have any responsibility or obligation to any such participant or to the beneficial owner of a Book Entry Bond with respect to (1) the accuracy of the records of the Depository or any participant with respect to any beneficial ownership interest in such Book Entry Bond, (2) the delivery to any participant of the Depository, the beneficial owner of such Book Entry Bond or any other person, other than the Depository, of any notice with respect to such Book Entry Bond, including any notice of the redemption thereof, (3) the payment to any participant of the Depository, the beneficial owner of such obligation or any other person, other than the Depository, of any amount with respect to the principal or Redemption Price of, or interest or Sinking Fund Payments on, such Book Entry Bond or (4) any consent given or any other action taken by the Depository as Holder of the Book Entry Bonds.

(C)	The Issuer and the Trustee may treat the Depository of a Book Entry
Bond as the absolute owner of such Book Entry Bond for purpose of (1) payment of the principal of, premium, if any, and interest on such Book Entry Bond, (2) giving notices of redemption and of other matters with respect to such Book Entry Bond, (3) registering transfers with respect to such Book Entry Bond, and
(4) for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, and interest and Sinking Fund Payments on, such Book Entry Bond only to or upon the order of the Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Book Entry Bonds with respect to such principal of, premium, if any, Sinking Fund Payments and interest to the extent of the sum or sums so paid. No person other than the Depository shall receive a Book Entry Bond or other instrument evidencing the Issuer's obligation to make payments of the principal of, premium, if any, Sinking Fund Payments and interest thereon.

(D)	The Issuer, in its sole discretion, upon thirty (30) days prior written notice to the Trustee and without the consent of the Trustee or the beneficial owner of a Book Entry Bond or any other person, may terminate the services of the Depository with respect to a Book Entry Bond if the Issuer determines that
(1) the Depository is unable to discharge its responsibilities with respect to such Book Entry Bond or (2) a continuation of the requirement that all of the Outstanding Bonds issued in book entry form be registered in the registration books of the Issuer in the name of the Depository, is not in the best interest of the beneficial owners of such Bonds, and the Issuer shall terminate the services of the Depository upon receipt by the Issuer and the Trustee of written notice from the Depository that it has received written requests that such Depository be removed from its participants having beneficial interests, as shown in the records of the Depository, in an aggregate amount of not less than fifty percent in principal amount of the then Outstanding Book Entry Bonds.

(E)	Upon the termination of the services of a Depository with respect to a
Book Entry Bond, or upon the resignation of a Depository with respect to a Book Entry Bond, after which no substitute securities depository willing to undertake the functions of such Depository can be found which, in the opinion of the Issuer, is able to undertake such functions upon reasonable and customary terms, such Bonds shall no longer be registered in the registration books kept by the Trustee in the name of a Depository, but may be registered in the name of the beneficial owners of such Bonds, and such beneficial owners, upon registration of such Bonds in their names, shall become the holders of such Bonds.

(F)	Notwithstanding any other provisions of the Indenture, the Trustee shall have no liability for any inconsistency, if any, between a letter of representations that may be executed and delivered by the Issuer and/or the Trustee with the Depository and the provisions hereof, and with respect to any such inconsistency, the provisions of such letter of representations shall control.

SECTION 214. ADDITIONAL BONDS. (A) So long as the Installment Sale Agreement is in effect and no Event of Default exists thereunder or hereunder (and no event exists which upon notice or lapse of time or both, would become an Event of Default thereunder), the Issuer may, upon request from the Company, issue one or more series of Additional Bonds to provide funds to pay any one or more of the following: (1) costs of completion of the Project Facility in excess of the amount in the Project Fund; (2) costs of refunding or advance refunding any or all of the Bonds previously issued; (3) costs of making any modifications, additions or improvements to the Project Facility; or (4) costs of the issuance and sale of the Additional Bonds, capitalized interest, funding debt service reserves, and other costs reasonably related to any of the foregoing. Additional Bonds may mature at different times, bear interest at different rates and otherwise vary from the Bonds as authorized under Article II of the Indenture, all as may be provided in the supplemental Indenture authorizing the issuance of such Additional Bonds.

(B)	Prior to the execution of a supplemental Indenture authorizing the issuance of Additional Bonds, the Issuer must deliver certain documents set forth in this Indenture to the Trustee, including:

(1)	an amendment to the Reimbursement Agreement and the Letter of Credit
providing for issuance by the Bank of a Substitute Letter of Credit in the aggregate principal amount of all Bonds then Outstanding plus the principal amount of the proposed Additional Bonds, together with sixty-five (65) days' interest thereon and a written opinion of counsel to the Bank which shall state that the execution and delivery of each such Substitute Letter of Credit by the Bank has been duly authorized, executed and delivered by the Bank and that the Letter of Credit, as amended, constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to the standard exceptions with respect to bankruptcy laws, equitable remedies and specific performance, or (b) a Substitute Letter of Credit issued by a Substitute Bank in the aggregate principal amount of all Bonds then Outstanding plus the principal amount of the proposed Additional Bonds, together with sixty-five (65) days' interest thereon and a written opinion of counsel to the Substitute Bank which shall state that the execution and delivery of such Substitute Letter of Credit by the Substitute Bank has been duly authorized, executed and delivered by the Substitute Bank and the Substitute Letter of Credit constitutes the legal, valid and binding obligation of the Substitute Bank enforceable against the Substitute Bank in accordance with its terms, subject to the standard exceptions with respect to bankruptcy laws, equitable remedies and specific performance;

(2)	a written opinion of counsel to the Bank which shall state that the execution and delivery of such Substitute Letter of Credit by the Bank has been duly authorized, executed and delivered by the Bank and that the Letter of Credit, as amended, constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to the standard exceptions with respect to bankruptcy laws, equitable remedies and specific performance;

(3)	evidence that the Financing Documents, as amended or supplemented in connection with the issuance of the Additional Bonds, provide that (a) the Bonds referred to therein shall mean and include the Additional Bonds being issued as well as the Bonds originally issued under the Indenture and any Additional Bonds theretofore issued, and (b) the Project Facility referred to in the Financing Documents includes any Additional Facilities being financed;

(4)	a copy of the resolution of the Board of Directors of the Company, duly certified by the Secretary or Assistant Treasurer of the Company, which approves the issuance of the Additional Bonds and authorizes the execution and delivery by the Company of the amendments to the Financing Documents described in paragraph (3) above;

(5)	a written opinion of counsel to the Company which shall state that the execution and delivery of the amendments to the Financing Documents by the Company have been duly authorized, executed and delivered by the Company and that the Financing Documents, as amended, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the standard exceptions with respect to bankruptcy laws, equitable remedies and specific performance;

(6)	a copy of the resolution, duly certified by the secretary or assistant secretary of the Issuer, authorizing the issuance of the Additional Bonds and the execution and delivery by the Issuer of any amendments to the Financing Documents to be executed in connection therewith;

(7)	an opinion of counsel to the Issuer stating that the supplements and amendments to the Financing Documents described above have been duly authorized and lawfully executed and delivered on behalf of the Issuer; that such amendments to the Financing Documents are in full force and effect and are valid and binding upon the Issuer; and that all conditions precedent provided for in the Indenture to the issuance, execution and delivery of the Additional Bonds have been complied with;

(8)	an opinion of Bond Counsel stating that, in the opinion of such Bond
Counsel, the Issuer is duly authorized and entitled to issue such Additional Bonds and that, upon the execution, authentication and delivery thereof, such Additional Bonds will be duly and validly issued and will constitute valid and binding special obligations of the Issuer, subject to the standard exceptions with respect to bankruptcy laws, equitable remedies and specific performance; and that the issuance of the Additional Bonds will not, in and of itself, adversely affect the validity of the Bonds originally issued under the Indenture or any Additional Bonds theretofore issued;

(9)	written evidence from each rating agency, if any, by which the Bonds are then rated to the effect that the issuance of such Additional Bonds will not, by itself, result in a reduction of the rating(s) on the Outstanding Bonds applicable immediately prior to the issuance of the Additional Bonds;

(10)	a written order to the Trustee executed by an Authorized Officer of the
Issuer requesting the Trustee to authenticate and deliver the Additional Bonds to the purchasers therein identified; and

(11)	such other documents as the Trustee may reasonably request.

(C)	Each series of Additional Bonds shall be equally and ratably secured under the Indenture with the Bonds issued on the Closing Date and with all other series of Additional Bonds, if any, previously issued under the Indenture, without preference, priority or distinction of any Bond over any other.

(D)	The consent of the Bondholders shall not be required prior to the issuance of Additional Bonds, or to the execution and delivery of any amendments to the Financing Documents required in connection therewith. The Trustee shall, however, notify in writing the Bondholders and each rating agency of the issuance of the Additional Bonds, detailing, at least, the aggregate principal amount of such Bonds, and summarizing the nature of the amendments to the Financing Documents proposed to be executed in connection therewith.

ARTICLE III

REDEMPTION OF BONDS PRIOR TO MATURITY

SECTION 301. REDEMPTION OF BONDS PRIOR TO MATURITY. (A) The Bonds are subject to redemption prior to maturity (1) as a whole, without premium, as provided in
Section 406 hereof, in the event of (a) a taking in Condemnation of, or failure of title to, all or substantially all of the Project Facility, (b) damage to or destruction of part or all of the Project Facility and election by the Company to redeem the Bonds in accordance with Section 7.1 of the Installment Sale Agreement, or (c) a taking in Condemnation of part of the Project Facility and election by the Company to redeem the Bonds in accordance with Section 7.2 of the Installment Sale Agreement, or (2) in part, without premium, (a) as provided in Section 406(G) hereof, in the event that (i) to the extent excess moneys remain in the Insurance and Condemnation Fund following damage or condemnation of a portion of the Project Facility and completion of the repair, rebuilding or restoration of the Project Facility by the Company, and (ii) such moneys are not paid to the Company pursuant to Section 406(G) hereof, or (b) as provided in Section 403 hereof, in the event that excess moneys remain in the Project Fund after the Completion Date. In any such event, the Bonds shall be redeemed, as a whole or in part, as the case may be, in the manner provided in this Article III, at such time as the Trustee determines, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(B)	The Bonds are also subject to redemption prior to maturity in the event of failure by the Company to provide a Substitute Letter of Credit at least forty-five (45) days prior to the Interest Payment Date immediately preceding the expiration date of the Letter of Credit then in effect. In any such event, the Bonds shall be redeemed, as a whole, on such Interest Payment Date at a redemption price equal to the principal amount to be redeemed, plus accrued interest to the redemption date, without premium.

(C)	The Bonds are also subject to redemption prior to maturity upon receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of a default by the Company under the Reimbursement Agreement and the Bank's election to compel redemption of the Bonds. In either such event, the Bonds shall be redeemed, as a whole, in the manner provided in this Article III, on the earliest date for which the Trustee can give notice of redemption pursuant to Section 303 hereof, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(D)	(1) On or prior to the Conversion Date, the Bonds are also subject to redemption prior to maturity in denominations of $5,000 or any integral multiple of $5,000 in excess thereof at the option of the Company by exercise of its right to prepay the installment purchase payments payable under the Installment Sale Agreement as provided in Section 5.5 of the Installment Sale Agreement, on any Interest Payment Date, in the manner provided in this Article III, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(2)	After the Conversion Date, the Bonds are subject to redemption, at the option of the Company by exercise of its right to prepay the installment purchase payments under the Installment Sale Agreement as provided in Section
5.5 thereof, as a whole or in part on any Interest Payment Date occurring after the end of the applicable call protection period at the redemption prices, expressed as percentages of unpaid principal amount to be redeemed, plus accrued interest to the redemption date, determined as follows: the call protection period and redemption prices shall be determined by the Remarketing Agent, after taking into account the factors described in Section 209(B)(2)(e) hereof and such other factors which the Remarketing Agent deems appropriate. The determination of the call protection period and redemption prices by the Remarketing Agent pursuant to and in accordance with the terms of the Indenture shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank and the Holders of the Bonds.

(E) The Bonds will also be subject to scheduled mandatory redemption, by lot in such manner as the Trustee shall deem fair and appropriate for random selection, prior to maturity, commencing December 1, 1999 and on each December 1 thereafter, by the application of Sinking Fund Payments at a redemption price equal to one hundred percent (100%) the principal amount thereof, plus accrued interest to the redemption date, without premium, on December 1 of the years and in the principal amounts set forth below:

YEAR	SINKING FUND PAYMENT            YEAR	SINKING FUND PAYMENT
1999	$285,000			2006	$385,000
2000	$275,000			2007    $410,000
2001	$290,000			2008	$435,000
2002	$310,000			2009    $460,000
2003	$325,000			2010	$485,000
2004	$345,000			2011    $515,000
2005	$365,000			2012	$540,000

Following retirement by mandatory sinking fund redemption prior to their Stated Maturity, there will remain $575,000 principal amount of the Bonds maturing on December 1, 2013 to be paid at maturity.

(F)	In no event shall the Trustee, in connection with any redemption of
Bonds under this Section 301, pay any portion of the principal of, premium, if any, or interest on any Bond from other than Non-Preference Moneys. Furthermore, the Trustee shall make such payments by first drawing on the Letter of Credit pursuant to Section 408 hereof.

(G)	In the event of any partial redemption, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee not more than sixty (60) days prior to the redemption date by lot. The Trustee shall apply any partial redemption payments (other than a scheduled mandatory redemption) to the schedule of mandatory redemption in inverse order of maturity. After the Conversion Date, if the Bonds are serial bonds as provided in Section 209(B)(2)(e)(ii) hereof, the Bonds shall be redeemed in inverse order of maturity selected by lot. Further, the Trustee may provide for the selection for redemption of portions (equal to $5,000 or any whole multiple thereof) of Bonds of a denomination larger than $5,000. In no event shall the principal amount of Bonds subject to any partial redemption be other than a whole multiple of $5,000; provided, however, that no $5,000 portion of a Bond shall be redeemed if it results in the unredeemed portion of the Bond being less than $100,000.

SECTION 302. COMPANY'S ELECTION TO REDEEM. (A) The Company shall give written notice to the Trustee, the Bank and the Issuer of its election to cause redemption of Bonds prior to maturity pursuant to subsections (A) and (D) of
Section 301 hereof and of the redemption date.

(B)	In the event of an election by the Company to redeem the Bonds pursuant to Section 301(D) hereof, such notice shall be given at the time the Company delivers to the Trustee either (1) the prepayment of installment purchase payments with which the Bonds are to be redeemed, or (2) the assurance from the Bank that the Letter of Credit may be drawn upon to pay the redemption price of the Bonds, described in Section 5.5 of the Installment Sale Agreement, and the redemption date specified in such notice shall be deemed to be (notwithstanding the actual date set forth therein) the first Interest Payment Date more than thirty (30) days after such payment or assurance, as the case may be, is received by the Trustee and on which any moneys delivered to the Trustee by the Company for such purpose shall be Non-Preference Moneys.

SECTION 303. NOTICE OF REDEMPTION; PAYMENT OF REDEEMED BONDS. (A) Notice of the intended redemption of each Bond subject to redemption shall be given by the Trustee one time by first class mail postage prepaid to the registered Owner of such Bond at the address of such Owner shown on the Trustee's bond register and to the Bank at its address set forth of in Section 1103 hereof. All such redemption notices shall be given not less than thirty (30) days prior nor more than forty-five (45) days prior to the date fixed for redemption. A follow-up notice shall be given by the Trustee by registered or certified mail to each registered owner who has not submitted a Bond subject to redemption within ninety (90) to one hundred twenty (120) days following the redemption date. Each notice shall specify the redemption price, the principal amount of the Bonds to be redeemed, the numbers of the Bonds to be redeemed if less than all of the Bonds are to be redeemed, the redemption date and the place or places where amounts due upon such redemption will be payable. Such notice shall further state that payment of the applicable redemption price plus accrued interest to the redemption date will be made upon presentation and surrender of the Bonds or portions thereof to be redeemed; that upon presentation and surrender to the Trustee of any Bond being redeemed in part, a new Bond in the principal amount of the unredeemed portion of such Bond will be issued; and that the Bonds or portions thereof so called for redemption will be deemed redeemed and will cease to bear interest on the specified redemption date, provided Non-Preference Moneys for their redemption have been duly deposited in the Bond Fund and, except for the purpose of payment, that such Bonds will no longer be protected by this Indenture. The failure to give any such notice, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure to give notice, or defect therein, has occurred. Notwithstanding anything herein to the contrary, the Trustee shall not give any notice under this Section 303 in the case of an optional redemption pursuant to Section 301(D) hereof requiring the payment of a premium upon such redemption unless the Company shall have complied with the provisions of Section 302(B) hereof.

(B)	After notice shall have been given in the manner provided in Subsection
(A) above, the Bonds or portions thereof called for redemption shall become due and payable on the redemption date so designated. Upon presentation and surrender of such Bonds at the Office of the Trustee, such Bonds shall be paid at the Redemption Price, plus accrued interest to the redemption date. If there shall be selected for redemption less than all of a Bond, the Issuer shall, upon the surrender of such Bond and with no charge to the Owner thereof, (1) pay the Redemption Price of the principal amount called for redemption, and (2) cause the Trustee to authenticate and deliver for the unredeemed balance of the principal amount of such Bond so surrendered a fully registered Bond of like maturity in any of the authorized denominations.

(C)	If, on the redemption date, moneys for the redemption of all Bonds or portions thereof to be redeemed, in an amount equal to the principal of such Bonds or portions thereof to be redeemed, together with any premium due thereon and interest thereon to the redemption date, shall be held by the Trustee so as to be available therefor on such date, the Bonds or portions thereof so called for redemption shall cease to bear interest, and such Bonds or portions thereof shall no longer be Outstanding hereunder or be secured by or be entitled to the benefits of this Indenture. If such moneys shall not be so available on the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption and shall continue to be secured by and be entitled to the benefits of this Indenture.

SECTION 304. MANDATORY TENDER; NOTICE. (A) The Bonds are subject to Mandatory Tender upon the exercise by the Company of the Conversion Option or the delivery by the Company of an Alternate Letter of Credit.

(B)	Upon the exercise by the Company of the Conversion Option with respect to the Bonds, all such Bonds which have not been called for redemption shall be subject to Mandatory Tender by the owner thereof on the Conversion Date. Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least by twenty (20) days immediately preceding the Conversion Date of an irrevocable election not to tender, elect to continue to hold its Bonds (or portions thereof) past the Conversion Date at a Fixed Rate to be in effect at such time. Such notice shall be in substantially the form of Exhibit C-2 attached hereto.

(C)	Not earlier than sixty (60) days prior to the Conversion Date or later than thirty (30) days prior to the Conversion Date, the Trustee shall send a notice to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-1 attached hereto. Such notice shall describe (1) the terms of the Mandatory Tender, (2) the right of the owner to elect not to tender, (3) the Letter of Credit to be in effect following the Mandatory Tender, (4) the right of the owner of Bonds in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event may either the amount tendered or the amount not tendered be any amount other than $100,000, or any integral multiple of $5,000 in excess thereof) and (5) that the rating then in effect with respect to the Bonds, if any, may be withdrawn or lowered.

(D)	In the event that prior to the Conversion Date of the Bonds the Company shall deliver notice to the Trustee at least sixty (60) days prior to the expiration of the Letter of Credit or Substitute Letter of Credit securing such Bonds of its intent to deliver an Alternate Letter of Credit pursuant to the terms of Section 5.8(A)(2) of the Installment Sale Agreement in substitution for such Letter of Credit or Substitute Letter of Credit, all Bonds secured by such Letter of Credit which have not been called for redemption shall be subject to Mandatory Tender by the owner thereof on the Alternate Security Date. Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least twenty (20) days immediately preceding any Alternate Security Date of an irrevocable election not to tender, elect to continue to hold its Bonds past the respective Alternate Security Date. Such notice shall be in substantially the form of Exhibit C-4 attached hereto.

(E)	Not earlier than sixty (60) days prior to the Alternate Security Date or later than thirty (30) days prior to the Alternate Security Date, the Trustee shall send a notice to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-3 attached hereto. Such notice shall describe (1) the terms of the Mandatory Tender, (2) the right of the owner to elect not to tender, (3) a brief description of the Alternate Letter of Credit and the identity of the Substitute Bank issuing the Alternate Letter of Credit, (4) the right of the owner of Bonds in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event may either the amount tendered or the amount not tendered be any amount other than $100,000 or any integral multiple of $5,000 in excess thereof) and (5) that the rating then in effect with respect to the Bonds secured by such Alternate Letter of Credit will be withdrawn or lowered.

(F)	Owners of Bonds required to be tendered who do not provide the Trustee with the notice of their election not to tender as described in Section 304 hereof shall be required to deliver their Bonds to the Trustee for purchase at the Purchase Price on the Conversion Date or the Alternative Security Date, as the case may be, with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank. Any such Bonds not so delivered on such Conversion Date or the Alternate Security Date, as the case may be ("Undelivered Bonds"), for which there has been irrevocably deposited in trust with the Trustee an amount of moneys sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased pursuant to this
Section 304.

IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS REQUIRED TO BE TENDERED (OTHER THAN AN OWNER OF BONDS WHO HAS GIVEN NOTICE OF ITS ELECTION NOT TO TENDER AS PROVIDED ABOVE) TO DELIVER ITS BONDS ON OR PRIOR TO THE CONVERSION DATE OR THE ALTERNATE SECURITY DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE ON OR SUBSEQUENT TO THE CONVERSION DATE OR THE ALTERNATE SECURITY DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED

BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

SECTION 305. DEMAND PURCHASE OPTION. (A) Prior to the Conversion Date, any Bond shall be purchased at the Purchase Price from the Owner thereof upon:

(1)	delivery to, and receipt by, the Tender Agent or the Trustee at the addresses set forth in Section 1103 hereof on a Business Day of a Tender Notice which requests the purchase of the Bond. The Tender Notice shall be in substantially the form of Exhibit C-5 attached hereto. Such Tender Notice shall provide the following information: (a) the principal amount of the Tendered Bond or portion thereof to be purchased, which portion shall be $100,000 or an integral multiple of $5,000 in excess thereof; provided, however, that no portion of a Tendered Bond shall be purchased if it results in the unpurchased portion of the Tendered Bond being less than $100,000, (b) the number of the Tendered Bond, (c) the date on which the Tendered Bond shall be purchased, which date shall be a Business Day at least seven (7) calendar days following the receipt by the Trustee or the Tender Agent of the Bondholder's Tender Notice (the "Repurchase Closing Date"), (d) the name and address of the Bondholder, (e) an irrevocable request of such purchase, and (f) an undertaking of the Bondholder to deliver the Bond to the Tender Agent or the Trustee in accordance with Section 305(A)(2) of the Indenture;

(2)	delivery of the Tendered Bond, at the office of the Trustee or Tender
Agent at or prior to 10:00 a.m., New York City time on the Repurchase Closing Date with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank; provided, however, the Tendered Bond shall only be deemed properly tendered hereunder if the Tendered Bond delivered to the Tender Agent or the Trustee conforms in all respects to the description thereof in the Bondholder's Tender Notice; and

(3)	in the event the Tender Agent or the Trustee, as the case may be, determines that the Bondholder's Tender Notice is defective in any respect whatsoever, the Tender Agent or the Trustee, as the case may be, shall immediately notify the Bondholder tendering the Bond.

(B)	Immediately upon receipt of a Bondholder's Tender Notice, the Tender
Agent or the Trustee, as the case may be, shall notify the Company, the Remarketing Agent, the Bank and the Trustee or the Tender Agent, as the case may be, by Immediate Notice and shall promptly send a copy of such Bondholder's Tender Notice to the Company, the Remarketing Agent and the Trustee or the Tender Agent, as the case may be.

(C)	(1) Bonds which are the subject of a Bondholder's Tender Notice described in (A)(1) above, but which are not tendered in accordance with (A)(2) above, shall be deemed tendered and all rights of the holder thereof shall be satisfied from the deposit with the Tender Agent or the Trustee of the Purchase Price thereof and the Tender Agent or the Trustee, as the case may be, shall hold such Purchase Price in trust for the benefit of such holder until the Bonds purchased with such moneys shall have been delivered to or for the account of such holder; and

(2)	Holders of Tendered Bonds which are not delivered to the Tender Agent or the Trustee by the holder thereof shall have no further rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the Trustee.

(D)	Notwithstanding the foregoing, the Bondholders shall have no Demand
Purchase Option described in Section 305 hereof if (1) there shall have occurred and be continuing an Event of Default hereunder, except for an Event of Default under Section 601(I) hereof, or (2) the Fixed Rate is in effect for the Bonds being held by such Bondholder.

(E)	Furthermore, no Bondholder shall have the right to exercise a Demand
Purchase Option pursuant to Section 305 hereof with respect to those Bonds for which a notice of redemption has been mailed by the Trustee.

SECTION 306. FUNDS FOR PURCHASE OF BONDS. On any Purchase Date, the Tendered Bonds shall be purchased by the Trustee at the Purchase Price only from the funds listed below. Funds for payment of the Purchase Price of the Tendered Bonds shall be derived from the following sources in order of priority indicated:

(A)	The cash proceeds actually on hand with the Trustee from the sale of such Bonds which have been remarketed by the Remarketing Agent prior to 10:00 a.m. New York time, on the Business Day preceding the date such Bonds are to be purchased, to any entity other than the Company, the Issuer or the Corporate Guarantor, or a Related Person to any of the foregoing;

(B)	Moneys drawn by the Trustee under the Letter of Credit;

(C)	Any other Non-Preference Moneys (except amounts drawn under the Letter of Credit) held by the Trustee and available for such purpose; and

(D)	Any other moneys furnished to the Trustee and available for such purpose.

SECTION 307. DELIVERY OF PURCHASED BONDS. (A) Bonds purchased with moneys described in Section 306(A) hereof shall be delivered by the Trustee, at its principal office, to or upon the order of the Remarketing Agent.

(B)	Bonds purchased with moneys described in Section 306(B) hereof shall be held by the Trustee as nominee for the Bank pursuant to the Pledge and Security Agreement.

(C)	Bonds purchased with moneys described in Section 306(C) and Section
306(D) hereof shall, at the direction of the Company, be (1) delivered as instructed by the Company or (2) delivered to the Trustee for cancellation; provided, however, that any Bonds so purchased after selection thereof by the Trustee for redemption shall be delivered to the Trustee for cancellation.

(D)	Bonds delivered as provided in Section 307 shall be registered in the manner directed by the recipient thereof (or the Remarketing Agent on the recipient's behalf).

SECTION 308. DUTIES OF TRUSTEE AND TENDER AGENT WITH RESPECT TO PURCHASE OF BONDS. (A) The Tender Agent and the Trustee shall hold all Bonds delivered to them pursuant to Sections 304 or 305 hereof in trust for the benefit of the respective Bondholders delivering such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders.

(B)	The Trustee and the Tender Agent shall hold all moneys delivered to them pursuant to this Indenture for the purchase of Bonds in a separate account, in trust for the benefit of the Person which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person.

(C)	The Trustee shall, not later than 10:00 a.m., New York time, on the tenth (10th) day preceding a Conversion Date (or, if such tenth (10th) day is not a Business Day, on the next following Business Day) advise the Remarketing Agent by telephone of the principal amount of Bonds for which Bondholders delivered proper notice of election not to tender their Bonds and promptly thereafter deliver to the Company, the Bank and the Remarketing Agent a copy of each notice of a Bondholder's election not to tender delivered to it in accordance with Section 304(A) hereof.

(D)	The Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent required by Sections 306 and 408 hereof on the Business Day immediately preceding the Purchase Date to provide for timely payment of the Purchase Price of Bonds.

(E)	The Trustee shall cause arrangements satisfactory to it to be made and thereafter continued whereby funds from the sources described in Section 306 hereof will be available to the Trustee for the timely payment of the Purchase Price of Bonds.

(F)	The Trustee as nominee for the Bank under the Pledge and Security
Agreement shall not release or deliver any Pledged Bonds unless the Trustee has received prior written notice from the Bank that the Letter of Credit has been reinstated for the amount drawn on the Letter of Credit at the time such Bonds became Pledged Bonds.

ARTICLE IV

FUNDS AND APPLICATION OF PROCEEDS OF BONDS AND REVENUES

SECTION 401. ESTABLISHMENT OF FUNDS. (A) The Issuer hereby establishes and creates the following special separate trust funds:

(1)	Town of Colonie Industrial Development Agency - Mechanical Technology
Incorporated Project - Project Fund (the "Project Fund") and, within the Project Fund, the following special account:

Project Fund Non-Preference Moneys Subaccount;

(2)	Town of Colonie Industrial Development Agency - Mechanical Technology
Incorporated Project - Bond Fund (the "Bond Fund") and, within the Bond Fund, the following special account:

Bond Fund Non-Preference Moneys Subaccount;

and

(3)	Town of Colonie Industrial Development Agency - Mechanical Technology
Incorporated Project - Insurance and Condemnation Fund (the "Insurance and Condemnation Fund") and, within the Insurance and Condemnation Fund, the following special account:

Insurance and Condemnation Fund Non-Preference Moneys Subaccount.

(B)	The funds created under the Indenture shall be maintained by the
Trustee and shall be held in the custody of the Trustee. The Issuer authorizes and directs the Trustee to withdraw moneys from said funds for the purposes specified herein, which authorization and direction the Trustee hereby accepts. All moneys required to be deposited with or paid to the Trustee under any provision of the Indenture (1) shall be held by the Trustee in trust, and (2) except for moneys held by the Trustee (a) for the redemption of Bonds, notice of redemption of which has been duly given, or (b) for the purchase of Tendered Bonds, shall, while held by the Trustee constitute part of the Trust Revenues and be subject to the Lien hereof. Moneys which have been deposited with, paid to or received by the Trustee for the redemption of a portion of the Bonds or for the payment of Bonds or interest thereon due and payable otherwise than upon acceleration by declaration, shall be held in trust for and be subject to a Lien in favor of only the Holders of such Bonds so redeemed or so due and payable.

SECTION 402. APPLICATION OF PROCEEDS OF BONDS. (A) The Issuer shall deposit with the Trustee all of the proceeds from the sale of the Bonds, including accrued interest payable on the Bonds. The Trustee shall deposit the proceeds from the sale of the Bonds as follows: (1) the portion of the proceeds of the Bonds representing accrued interest on the Bonds into the Bond Fund, and (2) the Trustee shall deposit the remainder of such proceeds into the Project Fund.

(B)	The proceeds of any Additional Bonds shall be deposited as provided in the supplement to this Indenture authorizing the issuance of such Additional Bonds. Any such proceeds required to be deposited in the Project Fund shall be deposited in the appropriate subaccount relating to such Additional Bonds within the Project Fund.

SECTION 403. PROJECT FUND. (A) In addition to moneys deposited in the Project Fund from the proceeds of the Bonds pursuant to Section 402 hereof, there shall be deposited into the Project Fund all other moneys received by the Trustee under or pursuant to the Indenture or the other Financing Documents which, by the terms hereof or thereof, are to be deposited in the Project Fund. Moneys on deposit in the Project Fund shall be disbursed and applied by the Trustee to pay the Cost of the Project pursuant to the provisions of Section 4.3 of the Installment Sale Agreement, this Section 403, and the applicable provisions of the Building Loan Agreement.

(B)	The Trustee is hereby authorized and directed to disburse moneys from the Project Fund upon receipt by the Trustee of a Request for Disbursement, in substantially the form attached hereto as Exhibit F, certified to by an Authorized Representative of the Company.

(C)	(1)	All earnings on amounts held in the Project Fund shall be
deposited by the Trustee into the Project Fund.

(2)	All moneys which remain in the Project Fund for three hundred and sixty- seven (367) days following the date on which the Company shall have no further right to draw on the same shall be transferred to the Project Fund Non-Preference Moneys Subaccount. Any moneys in the Project Fund Non-Preference Moneys Subaccount which are transferred to the Bond Fund pursuant to Section 403(D) hereof shall be placed in the Bond Fund Non-Preference Moneys Subaccount.

(D)	(1)	Except for any amount retained for the payment of incurred and unpaid items of the Cost of the Project, after the Completion Date, all moneys in the Project Fund, shall be transferred from the Project Fund to the Bond Fund and, to the extent such moneys constitute Non-Preference Moneys, applied as soon as possible to the redemption of Bonds in accordance with Article III hereof.

(2)	In the event the unpaid principal amount of the Bonds shall be accelerated upon the occurrence of an Event of Default, the balance in the Project Fund shall be transferred from the Project Fund to the Bond Fund as soon as possible and, to the extent such moneys constitute Non-Preference Moneys, shall be used to pay the principal of, premium, if any, on and interest on the Bonds.

(E)	The Trustee shall maintain adequate records pertaining to the Project
Fund and all disbursements therefrom, and shall, upon request and within sixty
(60) days after the Completion Date, file an accounting thereof with the Issuer, the Company and the Bank.

SECTION 404. TRANSFERS OF TRUST REVENUES TO FUNDS. (A) Commencing the first date on which installment purchase payments are received from the Company pursuant to the Installment Sale Agreement, and from month to month thereafter, the Trustee shall deposit such payments, upon the receipt thereof, in the Bond Fund.

(B)	The Net Proceeds of any insurance settlement or Condemnation award received by the Trustee shall, upon receipt thereof, be deposited in the Insurance and Condemnation Fund.

SECTION 405. BOND FUND. (A) In addition to the moneys deposited to the Bond Fund (1) from the proceeds of the Bonds pursuant to Section 402 hereof and (2) pursuant to Sections 403 and 404 hereof, there shall be deposited into the Bond Fund (a) all installment purchase payments received from the Company under the Installment Sale Agreement (except payments made with respect to the Unassigned Rights), (b) any amount in the Insurance and Condemnation Fund directed to be paid into the Bond Fund under Section 406 hereof, (c) all prepayments by the Company in accordance with Section 5.5 of the Installment Sale Agreement in connection with which notice has been given to the Trustee pursuant to Section 302 hereof, (d) any amounts received by the Trustee under the Letter of Credit, and (e) all other moneys received by the Trustee under and pursuant to the Indenture or the other Financing Documents which by the terms hereof or thereof are to be deposited to the Bond Fund, or are accompanied by directions from the Company or the Issuer that such moneys are to be paid into the Bond Fund.

(B)	(1)	Moneys on deposit in the Bond Fund shall be invested in
Authorized Investments in accordance with Section 410 hereof. All interest and other income accrued and earned on moneys on deposit in the Bond Fund shall be deposited by the Trustee into the Bond Fund. Any payment of interest due on the Bonds shall be made from amounts on deposit in the Bond Fund Non-Preference Moneys Subaccount.

(2)	All moneys in the Bond Fund which constitute or become Non- Preference
Moneys shall be deposited by the Trustee into the Bond Fund Non-Preference Moneys Subaccount. Any drawings on the Letter of Credit will be deposited into the Bond Fund Non-Preference Moneys Subaccount. Moneys on deposit in the Bond Fund Non-Preference Moneys Subaccount shall be applied by the Trustee to pay the principal of, premium, if any, and interest on the Bonds as the same become due, whether at Stated Maturity, upon acceleration of the Bonds or upon redemption of the Bonds, except as provided in Section 411 and Section 408(E) hereof.

(C)	In NO EVENT shall the Trustee pay any portion of the principal of, premium, if any, on or interest on any Bond from other than Non-Preference Moneys. Furthermore, the Trustee shall make such payments by first drawing on the Letter of Credit pursuant to Section 408 hereof.

SECTION 406. INSURANCE AND CONDEMNATION FUND. (A) The Net Proceeds of any insurance settlement or Condemnation award received by the Trustee in connection with damage to or destruction of or the taking of part or all of the Project Facility shall be deposited into the Insurance and Condemnation Fund.

(B)	If, pursuant to Sections 7.1(B) or 7.2(B) of the Installment Sale
Agreement, the Company exercises its option not to repair, rebuild or restore the Project Facility and to require the redemption of the Bonds, or if a taking in Condemnation as described in Section 7.2(C) of the Installment Sale Agreement occurs, the Trustee shall transfer all moneys held in the Insurance and Condemnation Fund to the Bond Fund to be applied to the redemption of the Bonds then Outstanding pursuant to Section 301(A) hereof, except as provided in
Section 411 and Section 408(E) hereof.

(C)	If the Company elects to repair, rebuild or restore the Project
Facility, and provided no Event of Default has occurred and is continuing, moneys held in the Insurance and Condemnation Fund and attributable to the damage to or destruction of or the taking of the Project Facility shall be applied to pay the costs of such repairs, rebuilding or restoration in accordance with the terms and conditions set forth in Section 406(D) hereof.

(D)	The Trustee is hereby authorized to and shall make such disbursements, at the Company's request, either upon the completion of such repairs, rebuilding or restoration or periodically as such repairs, rebuilding or restoration progress, upon receipt by the Trustee of a certificate of an Authorized Representative of the Company, approved by the Bank, stating, with respect to each payment to be made: (1) the amount or amounts to be paid, the Person or Persons (which may include the Company for reimbursement of such costs) to whom an amount is to be paid and the total sum of all such amounts;
(2) that the Company has expended, or is expending, concurrently with the delivery of such certificate, such amount or amounts on account of costs incurred in connection with the repair, rebuilding or restoration of the Project Facility; (3) that all contractors, workmen and suppliers have been or will be paid through the date of such certificate from the funds to be disbursed; (4) that there exists no Event of Default and no condition, event or act which, with notice or the lapse of time or both, would constitute an Event of Default; (5) that such Authorized Representative of the Company has no knowledge, after diligent inquiry and after searching the records of the appropriate state and local filing offices, of any vendor's Lien, mechanic's Lien or security interest which should be satisfied, discharged or bonded before the payment as requisitioned is made or which will not be discharged by such payment; (6) that no certificate with respect to such expenditures has previously been delivered to the Trustee; and (7) that there remain sufficient moneys in the Insurance and Condemnation Fund attributable to the damage to, destruction of, or taking of the Project Facility to complete the repair, rebuilding or restoration of the Project Facility. Each such requisition shall be accompanied by bills, invoices or other evidences reasonably satisfactory to the Bank. The Trustee shall be entitled to rely on such requisition.

(E)	Upon completion of the repair, rebuilding or restoration of the Project
Facility, an Authorized Representative of the Company shall deliver to the Issuer, the Trustee and the Bank a certificate stating (1) the date of such completion, (2) that all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been paid, (3) that the Project Facility has been restored to substantially its condition immediately prior to the damage or Condemnation thereof, or to a condition of at least equivalent value, operating efficiency and function, (4) that the Issuer or the Company has good and valid title to all Property constituting part of the restored Project Facility, and that the Project Facility is subject to the Installment Sale Agreement and the Liens and security interests of the Indenture and the Mortgage, and (5) that the restored Project Facility is ready for occupancy, use and operation for its intended purposes. Notwithstanding the foregoing, such certificate may state (a) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (b) that it is given only for the purposes of this Section 406, and (c) that no Person other than the Issuer, the Bank or the Trustee may benefit therefrom. Such certificate shall be accompanied by (i) a certificate of occupancy, if required, and any and all permissions, licenses or consents required of Governmental Authorities for the occupancy, operation and use of the Project Facility for its intended purposes, and (ii) an opinion of counsel to the Company addressed to the Issuer, the Trustee and the Bank that the Mortgage constitutes a valid first mortgage Lien on and a valid first perfected security interest in the Project Facility, subject only to Permitted Encumbrances.

(F)	(1)	All earnings on amounts held in the Insurance and Condemnation
Proceeds Fund shall be transferred by the Trustee to the Insurance and Condemnation Fund.

(2)	All moneys which remain in the Insurance and Condemnation Fund for three hundred and sixty-seven (367) days following the date on which the Company shall have no further right to draw on the same shall be transferred to the Insurance and Condemnation Fund Non-Preference Moneys Subaccount. Any moneys in the Insurance and Condemnation Fund Non-Preference Moneys Subaccount which are transferred to the Bond Fund pursuant to Section 406(G) hereof shall be placed in the Bond Fund Non- Preference Moneys Subaccount.

(G)	If the cost of the repairs, rebuilding or restoration of the Project
Facility effected by the Company shall be less than the amount in the Insurance and Condemnation Fund, then on the completion of such repairs, rebuilding or restoration, the Trustee shall transfer such difference to the Company for its purposes if (1) the Company so requests, and (2) the Company obtains the prior written consent of the Bank; otherwise such difference shall be deposited by the Trustee in the Bond Fund and applied to redeem the Bonds in accordance with
Article III hereof.

(H)	If the cost of the repair, rebuilding or restoration of the Project
Facility shall be in excess of the moneys held in the Insurance and Condemnation Fund, the Company shall deposit such additional moneys in the Insurance and Condemnation Fund as are necessary to pay the cost of completing such repair, rebuilding or restoration.

SECTION 407. [INTENTIONALLY OMITTED].

SECTION 408. DRAWING BY THE TRUSTEE ON THE LETTER OF CREDIT. (A) (1) The Trustee shall, without any further authorization or direction, timely present in person, by facsimile transmission or by tested telex on or before 11:00 o'clock a.m. on the Business Day immediately preceding a Bond Payment Date to the Bank a sight draft, together with all accompanying documentation as is required by the Letter of Credit by the terms thereof, in order to draw funds on the Letter of Credit in an amount which will be sufficient to pay in full when due (whether by reason of interest payment, maturity, redemption or otherwise) the principal of, premium, if any, and interest on the Bonds.

(2)	In addition, immediately upon a declaration under Section 602 hereof that the principal of and accrued interest on all the Bonds then Outstanding has become due and payable by virtue of acceleration, the Trustee shall, without any further authorization or direction, present to the Bank a sight draft, together with all accompanying documentation as is required under the Letter of Credit by the terms thereof, in order to draw funds under the Letter of Credit in an amount which shall be necessary to pay the principal of, premium, if any, and accrued interest on the Bonds then Outstanding due by virtue of such acceleration.

(3)	In addition, on or before 11:00 o'clock a.m. on the Business Day immediately preceding any Purchase Date, the Trustee shall, without any further authorization or direction, present to the Bank a sight draft, together with all accompanying documentation as is required under the Letter of Credit by the terms thereof, in order to draw funds under the Letter of Credit to the extent moneys described in Section 306(A) hereof are not available to pay when due the Purchase Price of Bonds tendered pursuant to Sections 304 and 305 hereof.

(B)	(1)	The Trustee shall exercise any and all rights under the Letter of Credit, regardless of whether the Bank is in default under the Letter of Credit, in the manner provided therein and in the Indenture, and the Trustee shall bring such actions and proceedings under the Letter of Credit as shall be required for the enforcement thereof in accordance with its terms and the terms of the Indenture.

(2)	All funds received by the Trustee under the Letter of Credit shall be deposited by the Trustee in the Bond Fund Non-Preference Moneys Subaccount and used solely to pay the principal of, premium, if any, and interest on the Bonds.

(C)	Contemporaneously with the presentation of the sight draft required for a drawing on the Letter of Credit described in Section 408(A)(2) hereof, the Trustee shall transfer to the Bond Fund Non-Preference Moneys Subaccount all Non-Preference Moneys held by the Trustee under the Indenture as part of the Trust Revenues.

(D)	Except as provided below, any obligations of the Issuer under the
Indenture and the Bonds or of the Company under the Installment Sale Agreement which are satisfied from the exercise of the Trustee's rights under the Letter of Credit or under this Section 408 shall be deemed to be satisfied, and no claim therefor shall be made by the Bondholders against the Issuer, the Trustee or the Company or by the Issuer, the Trustee or the Bondholders against the Company in respect of such obligations; provided, however, that to the extent the Bank has not been reimbursed for amounts paid under the Letter of Credit or under any other Financing Document, such obligations shall not be deemed satisfied, and the Bank shall be subrogated to the rights of the Issuer under the Installment Sale Agreement (except the Unassigned Rights) and the rights of the Trustee hereunder and under the other Financing Documents (except the rights of the Trustee to receive payments for fees, expenses, indemnifications or other amounts which are payable to the Trustee individually under the Financing Documents and are not to be subsequently delivered to the

Bondholders), and, further, such subrogation shall not release the Company from its obligations under the Reimbursement Agreement or under the other Financing Documents or release the Company from its obligations under the Guaranty.

(E)	(1)	After a drawing on the Letter of Credit described in Section
408(A)(1), any and all moneys held by the Trustee in the Bond Fund shall be paid to the Bank to be applied against the Company's obligations under the Reimbursement Agreement.

(2)	After a drawing on the Letter of Credit described in Section 408(A)(2), any and all moneys held by the Trustee in any fund or account established by the Indenture shall be paid to the Bank to be applied against the Company's obligations under the Reimbursement Agreement within three (3) days following such Bond Payment Date.

SECTION 409. NON-PRESENTMENT OF BONDS. (A) Subject to the provisions of Sections 206 and 207 hereof, in the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, if Non-Preference Moneys sufficient to pay such Bond shall have been deposited with the Trustee for the benefit of the Holder thereof, such Bond shall be deemed cancelled, redeemed or retired on such date even if not presented on such date and all liability of the Issuer to the Holder thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged; and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the Holder of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under the Indenture or with respect to such Bond.

(B)	If any Bond shall not be presented for payment prior to the earlier of
(1) two (2) years following the date when such Bond becomes due, either at maturity or at the date fixed for redemption or otherwise, or (2) the date on which such moneys would escheat to the State, such amounts shall be paid by the Trustee first to the Bank to the extent any amounts remain unpaid by the Company under the Reimbursement Agreement, with any balance to be paid to the Company. Thereafter, Bondholders shall be entitled to look only to the Company and/or the Bank, as the case may be, for payment, and then only to the extent of the amount so repaid to the respective parties, who shall not be liable for any interest thereon and shall not be regarded as trustees of such money. The Trustee shall, at least sixty (60) days prior to the expiration of the above described period, give notice to any Owner who has not presented any Bond for payment that any moneys held for the payment of any such Bond will be returned as provided in this Section 409 at the expiration of such period. The failure of the Trustee to give any such notice shall not affect the validity of any transfer of funds pursuant to this Section 409.

SECTION 410. INVESTMENT OF FUNDS. Any moneys held as part of any fund created herein shall be continuously invested and reinvested, from time to time, by the Trustee in Authorized Investments at the written or oral direction of the Company, but, if oral, to be promptly confirmed in writing by the Company, or, in the absence of such direction, in Authorized Investments with the shortest available maturities. The Company shall direct that any moneys held in any fund shall be invested so that (1) all investments shall mature or be subject to mandatory redemption by the holder of such investments (at not less than the principal amount thereof, or the cost of acquisition, whichever is lower), and all deposits in time accounts shall be subject to withdrawal, without penalty, not later than the date when the amounts will foreseeably be needed for purposes of the Indenture, (2) investments of moneys on deposit in the Bond

Fund shall mature or be subject to mandatory redemption by the holder (at not less than the principal amount thereof) not more than ninety (90) days from the date of acquisition, and in no event shall moneys on deposit in the Bond Fund be invested in investments described in clause (J) of the definition of Authorized Investments and (3) moneys received pursuant to a draw on the Letter of Credit and moneys in the Bond Fund Non-Preference Moneys Subaccount shall only be invested in cash or investments described in clause (A) of the definition of Authorized Investments which mature in not more than 30 days or as needed; provided, however, in the event moneys on deposit in the Bond Fund Non-Preference Moneys Subaccount are invested in investments described in clause (A) of the definition of Authorized Investments, such investments shall be non-callable. The investments so purchased shall be held by the Trustee and shall be deemed at all times to be a part of the fund in which such moneys were held. The Trustee is directed to sell and reduce to cash a sufficient amount of such investments whenever the cash balance in said fund shall be insufficient to cover a proper disbursement from said fund. The Trustee may make any investment permitted by this Section 410 through its own investment department. The Trustee shall not be liable (except for gross negligence or willful misconduct) for any depreciation in the value of any investment made pursuant to this Section 410 or for any loss arising from such investment.

SECTION 411. FINAL DISPOSITION OF MONEYS. In the event there are no Bonds Outstanding, and subject to any applicable law to the contrary, after payment of all fees, charges and expenses, including, but not limited to reasonable attorney's fees, of the Issuer, the Trustee, the Company and the Bank and all other amounts required to be paid hereunder and under the other Financing Documents, all amounts remaining in any fund established under the Indenture shall be transferred to the Company (except amounts held with respect to the Unassigned Rights, which amounts shall be paid to the Issuer); provided, however, that, in the event that the Bonds are retired or redeemed, in whole or in part, from amounts drawn on the Letter of Credit and the Bank remains unreimbursed for such amounts, such remaining amounts shall be transferred to the Bank to be applied against the obligation of the Company to repay the Bank for amounts paid under the Letter of Credit or any other Financing Document, and any amounts in excess thereof shall be paid to the Company.

SECTION 412. PERIODIC REPORTS BY TRUSTEE. Within fifteen (15) days after each January 1 and July 1, the Trustee shall furnish to the Issuer, the Company and the Bank, commencing on or before the fifteenth day of the first such date following the date in which the Bonds are delivered, a report on the status of each of the funds established under this Article IV, showing at least the balance in such fund as of the final day of the period with respect to which the last such report described (or, if such report is to first such report, as of the Closing Date), the total of deposits into (including interest on investments) and the total of disbursements from such fund, the dates of such deposits and disbursements, and the balance in such fund on the last day of the period to which such report relates (which date shall be not earlier than the last day of the calendar month preceding the date of such report).

ARTICLE V

GENERAL COVENANTS

SECTION 501. AUTHORITY OF ISSUER; VALIDITY OF INDENTURE AND BONDS. The Issuer hereby represents, warrants and covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby, to execute this Indenture and to pledge the revenues and receipts in the manner necessary for the issuance of the Bonds authorized hereby; that the execution and delivery of this Indenture has been duly and effectively authorized; and that such Bonds in the hands of the owners thereof are and will be valid and enforceable special obligations of the Issuer according to the import thereof.

SECTION 502. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants that it shall promptly pay the principal of, premium, if any, and interest on every Bond issued under the Indenture at the place, on the dates and in the manner provided herein and in the Bonds, according to the true intent and meaning thereof, subject to the provisions of Section 202 and Section 1109 hereof.

SECTION 503. PROCESSING OF TRANSFERS. Subject to the provisions of Section 206(D) hereof, the Trustee represents to and covenants with the Issuer and the Bondholders that it will take all reasonable action required and capable of performance on its part to process transfers of Bonds within three (3) Business Days hours of receipt of a request therefor.

SECTION 504. PERFORMANCE OF COVENANTS; AUTHORITY OF ISSUER. The Issuer covenants, and the Trustee by executing this Indenture covenants, that each will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings pertaining thereto. The Issuer covenants and represents that it is duly authorized under the laws of the State to issue the Bonds authorized hereby and to execute and deliver the Indenture, to convey the interests described herein and conveyed hereby, to pledge the revenues, receipts and other moneys hereby pledged in the manner and to the extent herein set forth and to execute and deliver the Financing Documents to which it is a party; that all action on its part for the issuance of the Bonds and the execution and delivery of the Financing Documents to which it is a party has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable special obligations of the Issuer according to the import thereof.

SECTION 505. PRIORITY OF LIEN OF INDENTURE. The Issuer hereby represents, warrants and covenants that this Indenture is and will be a first Lien upon the Trust Revenues and the Issuer agrees not to create or suffer to be created any Lien having priority or preference over the Lien of this Indenture upon the Trust Revenues or any part thereof, except as otherwise specifically provided herein.

SECTION 506. INSTRUMENTS OF FURTHER ASSURANCE. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such indentures supplemental hereto, and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular its interest in all Property purported to be made subject to the Lien hereof by the Granting Clauses hereof, and in the Trust Estate herein described and pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds. Any and all interest in the Trust Estate or any other Property hereafter acquired which is of any kind or nature herein provided to be and become subject to the Lien hereof shall, without any further conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Lien of the Indenture as fully and completely as though specifically described herein, but nothing in this sentence contained shall be deemed to modify or change the obligations of the Issuer under this Section. The Issuer covenants and agrees that, except as herein otherwise provided, it has not and will not sell, convey, mortgage, encumber or otherwise dispose of any part of its interest in the Trust Revenues.

SECTION 507. INSPECTION OF PROJECT BOOKS. The Issuer covenants and agrees that all books and documents in its possession relating to the Project shall at all times be open to inspection by such accountants or other agencies as the Trustee or the Bank may from time to time reasonably designate.

SECTION 508. NO MODIFICATION OF SECURITY; LIMITATION ON LIENS. The Issuer covenants that it will not, without the written consent of the Trustee and the Bank, alter, modify or cancel, or agree to alter, modify or cancel, the Installment Sale Agreement or any other Financing Document to which the Issuer is a party, or which has been assigned to the Issuer, and which relates to or affects the security for the Bonds, except as contemplated hereby or pursuant to the terms of such document. The Issuer further covenants that, except for the Financing Documents and other Permitted Encumbrances, the Issuer will not incur any mortgage, Lien, charge or encumbrance on or pledge of any of the Trust Revenues prior to or on a parity with the Lien of the Indenture.

SECTION 509. DAMAGE OR DESTRUCTION. The rights and obligations of the Company, the Issuer, the Trustee and the Bank in the event of damage or destruction of the Project Facility or part thereof shall be determined by reference to
Section 7.1 of the Installment Sale Agreement.

SECTION 510. CONDEMNATION. The rights and obligations of the Company, the Issuer, the Trustee and the Bank in the event of a taking of part or all of the Project Facility by Condemnation shall be determined by reference to Section
7.2 of the Installment Sale Agreement and this Indenture.

SECTION 511. ACCOUNTS AND AUDITS. The Trustee shall keep proper books of record and account (separate from all other records and accounts) in which complete and correct entries shall be made of its transactions relating to the Project Facility or any part thereof, and which, together with all other books and papers of the Trustee in connection with the Project Facility, shall at all reasonable times be subject to the inspection of the Company, the Bank and the Issuer, or the holder or holders of not less than five percent (5%) in aggregate principal amount of the Bonds then Outstanding or their representatives duly authorized in writing.

SECTION 512. RECORDATION; FINANCING STATEMENTS. The Lien on the Project Facility created by the Mortgage and the other Financing Documents shall be perfected by the recording by the Issuer of the Mortgage and the other Financing Documents in the office of the County Clerk of Albany County, New York. The security interests of the Trustee created by the Indenture and the other Financing Documents and the security interests of the Issuer assigned to the Trustee shall be perfected by the filing by the Company in the office of the County Clerk of Albany County, New York, and the office of the New York State Department of State, Uniform Commercial Code Unit of financing and continuation statements required to be filed pursuant to the Uniform Commercial Code of the State in order to perfect and to maintain the perfection of the security interests created by this Indenture and the Financing Documents. The Company shall furnish, from time to time as reasonably requested by the Trustee, satisfactory evidence to the Trustee of the recording and filing of all financing statements, continuation statements and other instruments necessary to preserve, perfect and maintain the perfection of the Liens of the Mortgage and the other Financing Documents. The Issuer and the Company irrevocably appoint the Trustee as their lawful attorneys and agents to execute and file such financing statements and continuation statements on their behalf

(and without their signature where allowed by law).

SECTION 513. [INTENTIONALLY OMITTED].

SECTION 514. COVENANT REGARDING ADJUSTMENT OF DEBTS. In any case under Chapter 9 of Title 11 of the United States Code involving the Issuer as debtor, the Issuer, unless compelled by a court of competent jurisdiction, shall neither list the Trust Revenues or any part thereof or the Project Facility or any part thereof as an asset or property of the Issuer nor list any amounts owed upon the Bonds Outstanding as a debt of or claim against the Issuer.

SECTION 515. [INTENTIONALLY OMITTED].

SECTION 516. LIMITATION ON OBLIGATIONS OF THE ISSUER. Notwithstanding any provision of this Indenture to the contrary, no order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (A) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten [10] days, shall have failed to institute and diligently pursue action to cause compliance with such request within such ten [10] day period) or failed to respond within such notice period, (B) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (C) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, directors, officers, agents or employees shall be subject to potential liability, the party seeking such order or decree shall (1) agree to indemnify and hold harmless the Issuer and its members, directors, officers, agents and employees against any liability incurred as a result of its compliance with such demand, and (2) if requested by the Issuer, furnish to the Issuer satisfactory security to protect the Issuer and its members, directors, officers, agents and employees against all liability expected to be incurred as a result of compliance with such request; provided, however, that no limitation on the obligations of the Issuer contained in this Section 516 by virtue of any lack of assurance provided in
(B) or (C) hereof shall be deemed to prevent the occurrence and full force and effect of any Event of Default hereunder.

SECTION 517. AGREEMENT TO PROVIDE INFORMATION. The Trustee agrees, whenever requested in writing by the Issuer or the Company, to provide such information that is known to the Trustee relating to the Bonds as the Issuer or the Company from time to time may reasonably request, including, but not limited to, such information as may be necessary to enable the Issuer or the Company to make any reports required by any Federal, state or local law or regulation.

ARTICLE VI

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

SECTION 601. EVENTS OF DEFAULT. The following shall be "Events of Default" under this Indenture, and the terms "Event of Default" shall mean, when they are used in this Indenture, any one or more of the following events:

(A)	failure by the Issuer to make due and punctual payment of the interest or premium on any Bond;

(B)	failure by the Issuer to make due and punctual payment of the principal of any Bond, whether at the Stated Maturity thereof, or upon proceedings for the redemption thereof, or upon the maturity thereof by declaration;

(C)	failure of the Trustee to have on hand by 12:00 noon on a Purchase Date moneys sufficient to pay the Purchase Price of a Bond properly tendered for purchase on such date;

(D)	failure by the Bank to make any payment required to be made by the Bank under the Letter of Credit;

(E)	after a draw has been made under the Letter of Credit pursuant to the
Interest Draft (as defined in the Letter of Credit), receipt by the Trustee of a written notice from the Bank that the Bank has not been reimbursed for such draw;

(F)	a decree or order of a court or agency or Governmental Authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank;

(G)	the Bank shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Bank or of or relating to all or substantially all of its Property;

(H)	the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(I)	default in the performance or observance of any other covenant, agreement or condition on the part of the Issuer in the Indenture or in any Bond to be performed or observed and the continuance thereof for a period of thirty (30) days after written notice thereof is given to the Issuer and the Company by the Trustee or by the holders of at least twenty- five percent (25%) in the aggregate principal amount of the Bonds then Outstanding.

SECTION 602. ACCELERATION. (A) Upon (1) the occurrence of an Event of Default under Section 601(A) through (H), the Trustee shall, or (2) the occurrence of an Event of Default under Section 601(I) hereof and so long as such Event of Default is continuing, the Trustee may, and upon the written request of the holders of not less than twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding the Trustee shall, by notice in writing delivered to the Company, with copies of such notice being sent to the Issuer and the Bank, declare the entire principal amount of all Bonds then Outstanding and the interest accrued thereon to be immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Upon any such declaration, the Trustee shall immediately declare an amount equal to all amounts then due and payable on the Bonds to be immediately due and payable under the Installment Sale Agreement.

(B)	Upon the occurrence of any declaration by the Trustee under this
Section 602, the principal of the Bonds then Outstanding and the interest accrued thereon shall thereupon become and be immediately due and payable, and interest shall cease to accrue thereon, and the Trustee shall immediately draw upon the Letter of Credit to the extent and in the manner provided in Section 408 hereof.

SECTION 603. ENFORCEMENT OF REMEDIES. (A) Upon the occurrence and continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in the Trustee by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. In considering what actions are or are not prudent in the circumstances, the Trustee shall consider whether or not to take such action as may be permitted to be taken by the Trustee under any of the Financing Documents.

(B)	Upon the occurrence and continuance of any Event of Default, the
Trustee shall give such notices and take all actions necessary to cause payments to be made under the Letter of Credit and may proceed forthwith to protect and enforce its rights under the Act, the Letter of Credit, the Installment Sale Agreement and the other Financing Documents by such suits, actions or proceedings as the Trustee, being advised by counsel, shall deem expedient.

(C)	Upon the occurrence and continuance of any Event of Default, the
Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce payment of and receive any amounts due or becoming due from the Issuer, the Bank or the Company under any of the provisions of this Indenture, the Installment Sale Agreement and the other Financing Documents, without prejudice to any other right or remedy of the Trustee or the Bondholders.

(D)	Regardless of the happening of an Event of Default, the Trustee may institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under this Indenture and the other Financing Documents by any acts which may be unlawful or in violation of the Indenture or of any other Financing Document or of any resolution authorizing the Bonds, or to preserve or protect the interest of the Trustee and/or the Bondholders.

(E)	Notwithstanding anything to the contrary herein, so long as the Letter of Credit is in effect and the Bank is making all required payments with respect to the Letter of Credit in accordance with the terms of the Letter of Credit, the Trustee shall not exercise any remedies under this Article VI and the Trustee shall not, without the prior written consent of the Bank, take any actions which the Trustee is required or entitled to take under this Article VI unless and until the Trustee shall have accelerated the Bonds and drawn upon the Letter of Credit in accordance with Section 602 hereof and the Bank shall have defaulted in the performance of its obligations under the Letter of Credit, in which case the Bank shall have no authority to exercise any further rights hereunder.

(F)	In the event of a default by the Bank in the performance of its obligations under the Letter of Credit, notwithstanding the provisions of subparagraph (E) above, the Bank shall have no authority to exercise any further rights hereunder, unless and until said default shall have been cured by the Bank to the satisfaction of the Trustee.

(G)	Notwithstanding any other provision of this Indenture, failure of the
Company or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of any Underwriter or the Holders of at least twenty-five percent (25)% aggregate principal amount of Outstanding Bonds, shall) or any Bondholder may take such actions as may be necessary and appropriate, including seeking mandatory or specific performance by court order, to cause the Company to comply with its obligations under Section 8.5(B) of the Installment Sale Agreement or to cause the Trustee to comply with its obligations under Section 517(B) hereof.

SECTION 604. APPOINTMENT OF RECEIVERS. Upon the occurrence and continuance of an Event of Default and upon the filing of a suit or commencement of other judicial proceedings to enforce the rights of the Trustee under the Indenture and the other Financing Documents, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Project Facility and of the revenues and receipts thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

SECTION 605. RIGHTS OF BONDHOLDERS TO OBLIGATE TRUSTEE TO PROTECT BONDHOLDERS. If an Event of Default shall have happened, and if requested so to do by the holders of not less than twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding, and if secured and indemnified as provided in
Section 701(I) herein, the Trustee shall be obligated to proceed to protect its rights and the rights of the Bondholders under applicable law, the Installment Sale Agreement, the Bonds, the Letter of Credit, the Indenture and the other Financing Documents, as the Trustee, being advised by Independent Counsel, shall deem most expedient in the interest of the Bondholders.

SECTION 606. REMEDIES NOT EXCLUSIVE; WAIVER AND NON-WAIVER OF EVENT OF DEFAULT.
(A) No remedy by the terms of the Indenture conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

(B)	No delay or omission to exercise any right or power accruing upon any
Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

(C)	No waiver of any Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent or concurrent Event of Default or shall impair any rights or remedies consequent thereto.

SECTION 607. RIGHTS OF BONDHOLDERS TO DIRECT PROCEEDINGS. Anything in the Indenture to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right at any time, by an instrument in writing executed and delivered to the Trustee and upon offering the Trustee the security and indemnity provided for in Section 701(I) herein, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, the Letter of Credit, the Installment Sale Agreement or the other Financing Documents, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction is in accordance with the provisions of law, and is not unduly prejudicial to the interests of the Bondholder not joining such direction.

SECTION 608. WAIVER BY ISSUER. Upon the occurrence of an Event of Default, to the extent that such right may then lawfully be waived, neither the Issuer, nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of the Indenture or the foreclosure of the mortgage Lien on the Project Facility created by the Mortgage; and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it may lawfully do so, the benefit of all such laws and all rights of appraisal and redemption to which it may be entitled under the laws of the State.

SECTION 609. APPLICATION OF MONEYS. (A) Except as provided in subsection (C) below, all moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article VI shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the fees, expenses, liabilities and advances incurred or made by the Trustee, be deposited into the Bond Fund; and all moneys in the Bond Fund shall be applied, together with the other moneys held by the Trustee hereunder, as follows:

(1)	Unless the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied:

FIRST - to the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege;

SECOND - to the payment to the Persons entitled thereto of the unpaid principal of and any premium on the Bonds (other than Bonds called for redemption for the payment of which moneys shall be held pursuant to the provisions of the Indenture) which shall have become due, in order of their maturities, with interest from the date upon which they became due and, if the amount available shall not be sufficient to pay in full the principal of and premium, if any, and interest on the Bonds due on any particular date, then to the payment ratably, according to amounts due respectively for principal, interest and premium, if any, to the Persons entitled thereto, without any discrimination or privilege;

THIRD - to the payment to the Persons entitled thereto of the principal of, premium, if any, on, or interest on the Bonds which may thereafter become due and payable, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with interest and premium, if any, then due and owing thereon, payment shall be made ratably according to the amount of interest, principal and premium, if any, due on such date to the Persons entitled thereto, without any discrimination or privilege; and

FOURTH - to the Bank.

(2)	If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority of principal and premium over interest or of interest over principal and premium, or of any installment of interest over any other installment of interest, or of any Bonds over any other Bonds, ratably, according to the amounts due respectively for principal, premium, if any, and interest, to the Persons entitled thereto without any discrimination or privilege.

(3)	If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of paragraph (A)(2) of this Section 609 in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (A)(1) of this Section.

(B)	Whenever moneys are to be applied pursuant to the provisions of Section
609(A)(1) hereof, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for such application and the likelihood of additional moneys becoming available in the future. Whenever the Trustee shall apply such moneys under Section 609(A)(1), it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. Whenever moneys are to be applied pursuant to the provisions of Section 609(A)(2), such moneys shall be applied immediately upon receipt thereof. In either case, the Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee and a new Bond is issued or the Bond is cancelled if fully paid.

(C)	Any moneys received by the Trustee from the Bank pursuant to the exercise of any rights granted hereunder or under the Letter of Credit shall first be applied in accordance with Section 408 hereof.

SECTION 610. REMEDIES VESTED IN TRUSTEE. All rights of action, including the right to file proof of claims, under the Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds. Subject to the provisions of Section 609 hereof and any recovery or judgment shall be for the equal benefit of the holders of the Outstanding Bonds.

SECTION 611. RIGHTS AND REMEDIES OF BONDHOLDERS. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the Indenture or for the execution of any trust under the Indenture or for the appointment to the extent permitted by law of a receiver or any other remedy hereunder, unless an Event of Default under
Section 601(A) through (H) hereof has occurred or a default under Section 601(I) hereof has occurred of which the Trustee has been notified as provided in Section 614 hereof; nor unless also (A) such default, in the case of a default under Section 601(I), shall have become an Event of Default, and (B) the holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; nor unless also they have offered to the Trustee indemnity as provided in Section 701(I) hereof; nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of the Indenture, and to any action or cause of action for the enforcement of the Indenture, or for the appointment to the extent permitted by law of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb, or prejudice the Lien of the Indenture by any action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds then Outstanding. Nothing in the Indenture shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof, at the time and place and from the source and in the manner in the Bonds expressed.

SECTION 612. TERMINATION OF PROCEEDINGS. In case the Trustee shall have undertaken any proceedings to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, the Issuer, the Company, the Bank and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

SECTION 613. WAIVERS OF EVENTS OF DEFAULT. The Trustee, with the prior written consent of the Bank, shall waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds upon the written request of the holders of a majority of the aggregate principal amount of all the Bonds then Outstanding; provided, however, that there shall not be waived (A) any default in the payment of the principal of any Outstanding Bond at the date of maturity specified therein, or upon proceedings for mandatory redemption, (B) any Event of Default requiring a draw under the Letter of Credit unless the Trustee shall have received written notice from the Bank that the Letter of Credit has been reinstated to its full stated amount, if there has been a reduction thereon, or (C) any default in the payment when due of the interest or premium on any such Bonds, unless prior to such waiver or rescission all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds in respect of which such default shall have occurred on overdue installments of interest or all arrears of payments of principal when due (whether at the stated maturity thereof or upon proceedings for redemption) as the case may be, shall have been paid or provided for, and no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereto. The Trustee shall not grant any waiver or rescission hereunder unless all ordinary and extraordinary fees and expenses of the Trustee, including, but not limited to, reasonable attorneys' fees, incurred in connection with said default have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then, and in every such case, the Issuer, the Trustee, the Bank and the Bondholders, respectively, shall be restored to their former positions and rights hereunder.

SECTION 614. NOTICE OF DEFAULTS; OPPORTUNITY TO CURE. (A) Anything herein to the contrary notwithstanding, no default under Section 601(I) hereof shall constitute an Event of Default until the Trustee shall have received written notice thereof or shall have actual notice thereof and until actual notice of such default by registered or certified mail shall be given by the Trustee or by the holders of not less than twenty-five (25%) percent of the aggregate principal amount of Bonds then Outstanding to the Issuer, the Bank and the Company, and the Issuer, the Bank and the Company shall have had thirty (30) days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within the applicable period; provided, however, if said default be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer, the Bank or the Company within the applicable period and diligently pursued until the default is corrected.

(B)	The Trustee shall immediately notify the Issuer, the Company and the
Bank of any Event of Default known to the Trustee.

SECTION 615. STATEMENT OF INCOME AND EXPENDITURES. Upon the occurrence and continuance of an Event of Default, the Trustee shall render annually to the Bondholders a summarized statement of income and expenditures in connection with the Project Facility, but only to the extent, if any, that the Trustee can obtain such information without unreasonable effort or expense.

ARTICLE VII

THE TRUSTEE

SECTION 701. ACCEPTANCE OF TRUSTS. The Trustee hereby accepts the trusts imposed upon it by the Indenture and agrees to perform said trusts upon the following terms and conditions:

(A)	The Trustee may execute any of the trusts or powers hereof and perform any of its duties hereunder by or through attorneys, agents, receivers or employees, but shall not be answerable for the conduct of the same if appointed with due care, and shall be entitled to advice of counsel concerning all matters of the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may be reasonably employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney, who may be the attorney or attorneys for the Issuer, and shall not be responsible for any loss or damage resulting from any action or nonaction in reliance upon any such opinion or advice.

(B)	Except as expressly provided herein, the Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the authentication certificate of the Trustee endorsed on the Bonds), or for the validity of the execution by the Issuer of the Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for insuring the Property subject to the Lien of the Financing Documents, or for the value or title of any of the Property subject to the Lien of the Financing Documents, or for the payment of, or for minimizing taxes, charges, assessments or Liens upon the same, or otherwise as to the maintenance of the security hereof, except as to the safekeeping of the pledged collateral and except that, in the event the Trustee enters into possession of part or all of the Property subject to the Lien of the Financing Documents pursuant to any provision thereof, it shall use due diligence in preserving the same, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the Issuer or the Company, but the Trustee may require of the Issuer and the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid and as to the condition of the Property subject to the Lien of the Financing Documents.

(C)	The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not the Trustee.

(D)	The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Trustee pursuant to the Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond and of any Bond or Bonds issued in exchange therefore or in place thereof.

(E)	The Trustee may accept a certificate of the Secretary or Assistant
Secretary of the Issuer under its corporate seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted and is in full force and effect. As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Company or the Bank signed by an Authorized Representative of the Company or the Bank, as the case may be, or a certificate of an Authorized Representative of the Issuer under seal, as sufficient evidence of the facts therein contained and, prior to the occurrence of a default of which it has been notified as provided in paragraph (M) of this Section or of which by said paragraph it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is or is not necessary or expedient, but may at its discretion, at the reasonable expense of the Company, in every case secure such further evidence as it may think necessary or advisable, but shall in no case be bound to secure the same.

(F)	The permissive right of the Trustee to do things enumerated in the
Indenture shall not be construed as a duty unless so specified herein, and in doing or not doing so the Trustee shall not be answerable for other than its own gross negligence or willful misconduct.

(G)	At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, accountants and representatives, shall have the right fully to inspect all books, papers and records of the Issuer pertaining to the Project Facility and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

(H)	Notwithstanding anything elsewhere in the Indenture, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any moneys, the release of any interest in Property or any action whatsoever, within the purview of the Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to those required herein.

(I)	Before taking any action hereunder (except declaring an Event of
Default or drawing under the Letter of Credit on an Interest Payment Date or a Bond Payment Date), the Trustee may require that a security and indemnity reasonably satisfactory to it be deposited with it for the reimbursement of all fees, costs and expenses including, but not limited to, reasonable attorney's fees to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful misconduct by reason of any action so taken.

(J)	All moneys received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or by the Indenture. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon with the Issuer.

(K)	The Trustee, prior to an Event of Default hereunder and after curing all Events of Default which may have occurred, undertakes to perform only such duties as are specifically set forth in the Indenture. In case an Event of Default has happened which has not been cured, the Trustee shall exercise the rights, duties and powers vested in it by the Indenture in good faith and with that degree of diligence, care and skill which ordinarily prudent persons would exercise under similar circumstances in handling their own affairs.

(L)	The Trustee shall furnish to the Issuer during the term of this
Indenture upon the written request of the Issuer any reports or other account of the use of any of the Issuer's funds held by the Trustee that may be required by any governmental body.

(M)	The Trustee shall not be required to take notice or be deemed to have notice of the occurrence of any Event of Default other than an Event of Default under Section 601(A) through (H), unless the Trustee shall have actual notice of such Event of Default or unless the Trustee shall be specifically notified in writing of such Event of Default by the Issuer, the Bank or the Company or by the owners of at least twenty-five percent (25%) in aggregate principal amount of Bonds Outstanding hereunder, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the main office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no Event of Default, except as aforesaid.

(N)	The Trustee shall not be personally liable for any debts contracted or for damages to Persons or to personal Property injured or damaged, or for salaries or nonfulfillment of contracts, during any period in which it may be in the possession of or managing any Property subject to the Lien of the Financing Documents as in this Indenture provided.

(O)	The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(P)	There shall be no additional fee charged by the Trustee for a draw under the Letter of Credit as contemplated by Section 408 hereof or by the terms of the Letter of Credit. Nothing in the foregoing sentence, however, shall limit the Trustee's right to charge additional fees in the event it is required to perform Extraordinary Services hereunder.

(Q)	Before taking any action hereunder, or under the Mortgage or any other
Financing Document, which would result in the Trustee acquiring title to or taking possession of any portion or all of the Project Facility, the Trustee may require such environmental inspections and tests of the Project Facility and other environmental reviews as the Trustee deems necessary and if the Trustee determines that the taking of title or possession of all or any portion of the Project Facility will expose it to claims or damages resulting from environmental or ecological conditions in any way relating to the Project Facility or any activities at the Project Facility, the Trustee may decline to take title to or possession of the Project Facility.

SECTION 702. FEES, CHARGES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment for its Ordinary Services and Ordinary Expenses, including, but not limited to, reasonable attorney's fees, rendered or incurred hereunder and, in the event that it should become necessary for the Trustee to perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor, and to reimbursement for reasonable and necessary Extraordinary Expenses, including, but not limited to, reasonable attorney's fees, in connection therewith; provided that, if such Extraordinary Services or Extraordinary Expenses are occasioned by the gross negligence or willful misconduct of the Trustee, it shall not be entitled to compensation or reimbursement therefor.

SECTION 703. NOTICE TO BONDHOLDERS OF DEFAULT. If an Event of Default occurs of which the Trustee is, by Section 614 or paragraph (M) of Section 701 hereof, required to take notice or if notice of an Event of Default has been given to it as in said Section 614 or paragraph (M) provided, then the Trustee shall give written notice thereof by mail to all owners of Bonds then Outstanding as shown on the bond register maintained by the Trustee.

SECTION 704. INTERVENTION BY TRUSTEE. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Bondholders, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the owners of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding if offered the security and indemnity provided for in
Section 701(I). The rights and obligations of the Trustee under this Section 704 are subject to the approval of a court of competent jurisdiction.

SECTION 705. SUCCESSOR TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, ipso facto, be and become successor Trustee hereunder and vested with all of the title to the Trust Revenues and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instruments or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 706. RESIGNATION BY TRUSTEE. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving sixty (60) days' written notice to the Issuer, the Bank and the Company and by registered or certified mail to each owner of Bonds then Outstanding and such resignation shall take effect at the end of such sixty (60) days, but not prior to the acceptance of appointment by a successor Trustee under Section 709 hereof. Such notice to the Issuer, the Bank and the Company may be served personally or sent by registered mail. If an instrument of acceptance by a successor Trustee shall not be delivered to the Trustee within sixty (60) days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

SECTION 707. REMOVAL OF TRUSTEE. (A) The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee, the Issuer, the Bank and the Company, and signed by the owners of a majority in aggregate principal amount of all Bonds then Outstanding. Such notice shall specify the date that such removal shall take effect.

(B)	No removal of the Trustee under this Section 707 shall be effective until a successor Trustee shall have been appointed and shall have accepted the terms and conditions imposed hereby.

SECTION 708. APPOINTMENT OF SUCCESSOR TRUSTEE BY BONDHOLDERS; TEMPORARY TRUSTEE. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then Outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their duly authorized attorneys; provided, nevertheless, that in case of vacancy, the Issuer by an instrument executed and signed by the Chairman or Vice Chairman and attested by the Secretary or Assistant Secretary of the Issuer under its seal, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by such Bondholders in the manner above provided; and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such Bondholders. Every such successor or temporary Trustee appointed pursuant to the provisions of this Section 708 shall (A) be a trust company or bank organized under the laws of the United States of America or any state thereof and which is in good standing, (B) be located within or outside the State, (C) be duly authorized to exercise trust powers in the State, and (D) maintain a reported capital and surplus of not less than $5,000,000, or be a subsidiary of a bank holding company with such capital and surplus.

SECTION 709. CONCERNING ANY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, Properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, and upon payment of all amounts due such predecessor, execute and deliver an instrument transferring to such successor Trustee all the estates, Properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by a successor Trustee for more fully and certainly vesting in such successor the estates, Properties, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article VII, shall be filed and/or recorded by the successor Trustee in each recording office where the Indenture shall have been filed and/or recorded.

SECTION 710. TRUSTEE PROTECTED IN RELYING UPON RESOLUTIONS, ETC. The resolutions, opinions, certificates and other instruments provided for in the Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of moneys hereunder.

SECTION 711. SUCCESSOR TRUSTEE AS TRUSTEE, PAYING AGENT AND BOND REGISTRAR. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or has been removed shall cease to be Trustee and paying agent on the Bonds and Bond Registrar, and the successor Trustee shall become such Trustee and paying agent and Bond Registrar.

SECTION 712. TRUST MAY BE VESTED IN SEPARATE OR CO-TRUSTEE. (A) It is the purpose of the Indenture that there shall be no violation of any law of any jurisdiction, including particularly the law of the State, denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under the Indenture, and in particular in case of the enforcement of any such instrument on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust herein created, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee.

(B)	In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by the Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies; and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(C)	Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such Properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, Properties, rights, powers, trusts, duties and obligations of such separate trustee or co- trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

SECTION 713. TRUSTEE TO EXERCISE POWERS OF STATUTORY TRUSTEE. The Trustee shall be and is hereby vested with all of the rights, powers and duties of a Trustee which could be appointed by the Bondholders pursuant to Section 878 of the Act, and the right of the Bondholders to appoint a Trustee pursuant to Section 878 of the Act is hereby abrogated in accordance with the provisions of the Act.

SECTION 714. NEW YORK REAL PROPERTY LAW. (A) To the extent, if any, that
Article 4-a of the New York Real Property Law, as in effect from time to time, may apply to this Indenture or the transactions contemplated hereby, then and in such event, notwithstanding any provision of this Indenture to the contrary, the following provisions of this Section 714 shall apply to this Indenture.

(B)	The Trustee shall have, without limitation, the following additional powers and duties:

(1)	To receive and collect directly and without the intervention or assistance of any fiscal agent or other intermediary all payments of monies required to be made under this Indenture and to disburse the same pursuant to the terms hereof.

(2)	To act as tax withholding agent, and to receive, collect and pay the necessary taxes and hold the surplus, if any, in trust for the rightful owner thereof.

(3)	In the event of a default in the payment or deposit of interest, amortization, taxes, assessments or principal (without any request from the Bondholders or any of them) with due diligence, prudence and care in its discretion:

(a)	to take such action as may be necessary or proper to sequester the rents and income from the Project Facility and otherwise from the Trust Estate;

(b)	to procure from the owner of the Project Facility and/or of the Trust
Estate an assignment of rents and/or a consent to enter into possession of the Project Facility and/or the Trust Estate and to collect the rents and income therefrom;

(c)	to apply to any court of competent jurisdiction for the appointment of a receiver of the rents and income from the Project Facility and the Trust
Estate;

(d)	to declare due and payable forthwith any principal amount remaining due and unpaid and commence an action to foreclose any Lien on the Project Facility and/or the Trust Estate;

(e)	to apply the moneys received as rents and income from the Project
Facility and/or the Trust Estate as well as moneys received by the Trustee from any receiver appointed for the Project Facility and/or the Trust Estate in his discretion, to the maintenance and operation of such Trust Estate, the payment of taxes, water rents and assessments levied thereon and any arrears thereof, to the payment of underlying Liens, and to the creation and maintenance of a reserve or sinking fund, and after the commencement of an action to foreclose any Lien on the Project Facility and/or the Trust Estate, to distribute ratably among the Bondholders any moneys remaining in its hands; and

(f)	to render annually to the Bondholders, after the occurrence of an Event of Default, unless such Event of Default be previously cured, a summarized statement of income and expenditures in connection with the Trust Estate.

(4)	To permit the Issuer or other Person in possession or control of the
Project Facility and/or the Trust Estate, or its successors in interest, to be free to select the insurance broker or agent through whom any insurance of any kind is to be placed or written on any property affected or covered by a mortgage held by such Trustee.

(C)	The powers and duties conferred and imposed in subsection (B) of this
Section 714 shall be in addition to those conferred and imposed by other provisions of this Indenture and, in case of a conflict, the provisions of said subsection (B) shall prevail; provided, however, that if Article 4-A of the Real Property Law of the State (or any successor provision) or any portion thereof should at any time be repealed or should be construed by a non-appealable judicial decision of a State or Federal court specifically to be inapplicable to this Indenture, said subsection (B) or the corresponding provisions of said subsection (B), as the case may be, shall cease to have any further force and effect; provided, further, that any modification of the powers and duties of a trustee pursuant to Article 4-A of the Real Property Law of the State shall be incorporated by reference herein as part of said subsection (B).

SECTION 715. CONFLICTS OF INTEREST. (A) To the extent, if any, that Article 4-A of the New York Real Property Law, as in effect from time to time, may apply to this Indenture or the transactions contemplated hereby, then and in such event, notwithstanding any provision of this Indenture to the contrary, the following provisions of this Section 715 shall apply to this Indenture. If the Trustee has or shall acquire any conflicting interest as hereinafter defined:

(1)	the Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, such resignation to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment; and the Issuer shall take prompt steps to have a successor appointed in the manner provided in this Indenture;

(2)	in the event that the Trustee shall fail to comply with the provisions of paragraph (1) of this subsection (A), the Trustee shall, within ten (10) days after the expiration of such ninety-day period, transmit notice of such failure by mail (a) to all registered Holders of Bonds, as the names and addresses of such Holders appear upon the registration books of the Issuer, (b) to such Holders of Bonds as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for the purpose of receiving notices or reports to Holders of Bonds and (c) to all Holders of Bonds whose names and addresses are contained in information currently preserved by the Trustee for such purpose in accordance with subsection (G) of this Section 715; and

(3)	any Holder of Bonds who has been a bona fide Holder thereof for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request therefor by such Holder, to comply with the provisions of paragraph (1) of this subsection (A).

(B)	For purposes of subsection (A) of this Section 715, the Trustee shall be deemed to have a conflicting interest if:

(1)	the Trustee is trustee under another mortgage, deed of trust, trust indenture or other similar instrument (hereinafter in this Section 715 referred to as an "indenture") under which any other securities, or certificates of interest or participation in any other securities, of an obligor upon the Bonds are outstanding unless (1) such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, or (2) such obligor has no substantial unmortgaged assets and is engaged primarily in the business of owning, or of owning and developing or operating, real estate, and this Indenture and such other indenture are secured by wholly separate and distinct parcels of real estate; provided, however, that there shall be excluded from the operation of this paragraph any other indenture or indentures which shall have been qualified with the United States Securities and Exchange Commission pursuant to the provisions of the Trust Indenture Act of 1939, as from time to time amended and in force;

(2)	the Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for such an obligor;

(3)	the Trustee directly or indirectly controls, or is directly or indirectly controlled by or is under direct or indirect common control with, an obligor upon the Bonds or an underwriter for such an obligor;

(4)	the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of an obligor upon the Bonds, or of an underwriter (other than the Trustee itself) for such an obligor who is currently engaged in the business of underwriting, except that (a) one individual may be a director or an executive officer of the Trustee and a director or an executive officer of such obligor, but may not be at the same time an executive officer of both the Trustee and of such obligor, and (b) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer of the Trustee and a director of such obligor, and (c) the Trustee may be designated by any such obligor or by any underwriter for any such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (B), to act as trustee, whether under an indenture or otherwise;

(5)	ten per centum or more of the voting securities of the Trustee is beneficially owned either by an obligor upon the Bonds or by any director, partner or executive officer thereof, or twenty percentum or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum or more of the voting securities of the Trustee is beneficially owned either by an underwriter for any such obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6)	the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter defined, (a) five per centum or more of the voting securities, or ten per centum or more of any other class of security, of an obligor upon the Bonds, not including the Bonds and securities issued under any other indenture under which the Trustee is also such trustee, or (b) ten per centum or more of any class of securities of an underwriter for any such obligor;

(7)	the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter defined, five per centum or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum or more of the voting securities of, or controls directly or indirectly or is under direct or indirect control with, an obligor upon the Bonds;

(8)	the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter defined, ten per centum or more of any class of securities of any person who, to the knowledge of the Trustee, owns fifty per centum or more of the voting securities of an obligor upon the Bonds; or

(9)	the Trustee owns, on May fifteenth in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum or more of the voting securities, or of any class of securities, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (B). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum of such voting securities or twenty-five per centum of any such class of securities. Promptly after May fifteenth in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May fifteenth. If the Issuer fails to make payment in full of principal or interest under this Indenture when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee, for the purposes of paragraphs (6), (7) and (8) of this subsection (B).

(C)	The specification of percentages of paragraphs (5) through (9), inclusive, of subsection (B) of this Section 715 shall not be construed as indicating that the ownership of such percentages of the securities of a Person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of subsection (B) of this Section 715.

(D)	For the purposes of paragraphs (6), (7), (8) and (9) of paragraph (B)
of this Section 715, (1) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a Person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (2) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more, and shall not have been cured; and (3) the Trustee shall not be deemed the owner or holder of (a) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (b) any security which it holds as collateral security under this Indenture, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

(E)	For the purposes of subsection (B) of this Section 715, the term
"underwriter", when used with reference to an obligor upon the Bonds, means every Person who, within three (3) years prior to the time as of which the determination is made, was an underwriter of any security of such obligor outstanding at such time.

(F)	When used in subsections (B) through (E), inclusive, of this Section
715, unless the context otherwise requires:

(1)	The term "underwriter" means any Person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a Person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

(2)	The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

(3)	The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(4)	The term "obligor", when used with respect to the Bonds, means every person who is liable thereon.

(5)	The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a Person; and a specified percentage of the voting securities of a Person means such amount of the outstanding voting securities of such Person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such Person are entitled to cast in the direction or management of the affairs of such Person.

(G)	The Issuer agrees that it will furnish or cause to be furnished to the
Trustee as soon as reasonably practicable after receipt thereof and at such other times as the Trustee may request in writing all information in the possession or control of the Issuer as to the names and addresses of the Holders of the Bonds. The Trustee shall preserve, in as current a form as is reasonably practicable, all such information so furnished to it.

SECTION 716. DESIGNATION AND SUCCESSION OF TENDER AGENTS. (A) (1) In the event a Tender Agent, other than the Trustee, is required in connection with the remarketing of the Bonds, the Company is hereby authorized to appoint a Tender Agent meeting the requirements set forth in Section 717 hereof.

(2)	Upon the appointment of a Tender Agent pursuant to Section 717 hereof, the Tender Agent shall agree to provide, as soon as practicable, the Trustee with copies of all written notices it receives in connection with its duties as Tender Agent.

(B)	Any corporation or association into which a Tender Agent may be merged, or with which it may be consolidated, or to which it may sell, lease or transfer its investment banking business and assets as a whole or substantially as a whole, shall be and become successor hereunder and shall be vested with all the powers, rights, obligations and duties hereunder as was its predecessor, without the execution or filing of any instrument by any party hereto. Any Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days notice to the Issuer, the Company, the Bank and the Trustee; provided, that such resignation shall not take effect until a successor Tender Agent shall have accepted its duties and obligations hereunder. The Tender Agent may be removed at any time upon at least sixty (60) days' notice by an instrument, signed by the Issuer at the direction of the Company and delivered to the Tender Agent and filed with the Trustee.

(C)	In the event of the resignation or removal of a Tender Agent, or in the event the Tender Agent shall be dissolved, or if the property or affairs of a Tender Agent shall be taken under the control of any state or federal court or administrative body by reason of insolvency or bankruptcy, the Issuer shall, or for any other reason the Issuer may, with the consent of the Bank and the Company, appoint a successor Tender Agent, meeting the requirements set forth in Section 717 hereof. The former Tender Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to the successor Tender Agent when appointed, or, if there be no successor Tender Agent appointed with thirty (30) days, to the Trustee. In the event that (1) the Issuer shall fail to propose for the consent of the Bank and the Company a successor Tender Agent hereunder or, (2) the position of Tender Agent shall be vacant for any other reason, the Trustee, shall accept the assignment and delivery of the moneys and Bonds held by the former Tender Agent and shall hold and dispose of them as set forth in this Section. It is expressly understood hereunder that if in the event the position of Tender Agent is vacant for any reason, the Trustee shall assume the duties of Tender Agent hereunder. If the Issuer shall fail to propose a successor Tender Agent for the consent of the Bank and the Company within thirty (30) days after request, the Trustee may appoint a successor Tender Agent with the consent of the Bank and the Company. Neither the Issuer nor the Trustee shall incur any liability as a result of any appointment or failure to appoint the Tender Agent or a successor Tender Agent.

SECTION 717. QUALIFICATIONS OF TENDER AGENT. Each Tender Agent shall be a bank or a trust company.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

SECTION 801. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS. (A) The Issuer and the Trustee, without the consent of, or notice to, any of the Bondholders, may enter into an indenture or indentures supplemental to the Indenture and not inconsistent with the terms and provisions hereof or materially adverse to the holders of the Bonds or to the Bank for any one or more of the following purposes:

(1)	to cure any ambiguity or formal defect or omission in the Indenture;

(2)	to grant to or confer upon the Trustee for the benefit of the
Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee or either of them;

(3)	to subject additional rights and revenues to the Lien of this
Indenture, or to identify more precisely the Trust Estate;

(4)	to obtain or maintain a rating on the Bonds from Moody's or Standard &
Poor's; or

(5)	to modify, amend or supplement the Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar Federal statute hereafter in effect or under any state Blue Sky Law.

(B)	The Issuer and the Trustee may rely on an opinion of Independent
Counsel as conclusive evidence that the execution and delivery of any amendment or supplemental indenture has been effected in compliance with this Section 801.

SECTION 802. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS. (A) Except for supplemental indentures as provided in Section 801 hereof, the holders of not less than two-thirds in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, anything in the Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer or the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in the Indenture or in any supplemental indenture; provided, however, that nothing contained in this Section 802 shall permit or be construed as permitting (1) without the consent of the holder of such Bond, (a) a reduction in the rate, or extension of the time of payment, of interest on any Bond, (b) a reduction of any premium payable on the redemption of any Bond, or an extension of time for such payment, or (c) a reduction in the principal amount payable on any Bond, or an extension of time in which the principal amount of any Bond is payable, whether at the stated or declared maturity or redemption thereof, (2) the creation of any Lien prior to or on a parity with the Lien of this Indenture (other than that parity Lien created to secure the Additional Bonds), (3) a reduction in the aforesaid aggregate principal amount of Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the Bonds at the time Outstanding which would be affected by the action to be taken, (4) the modification of the rights, duties or immunities of the Trustee, without the written consent of the Trustee, or
(5) a privilege or priority of any Bond or Bonds over any other Bond or Bonds.

(B)	If at any time the Issuer and the Trustee propose to enter into any such supplemental indenture for any of the purposes specified in this Section 802, the Trustee shall, upon being satisfactorily secured and indemnified as provided in Section 701(I) hereof with respect to fees, costs and expenses, including, but not limited to, reasonable attorneys' fees, cause notice of the proposed execution of such supplemental indenture to be mailed to each Bondholder. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Office of the Trustee for inspection by all Bondholders. If, within sixty (60) days or such longer period as shall be prescribed by the Trustee following the mailing of such notice, the holders of not less than two- thirds in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section 802 permitted and provided, the Indenture shall be and be deemed to be modified and amended in accordance therewith.

(C)	The Issuer and the Trustee may rely upon an opinion of Independent
Counsel as conclusive evidence that the execution and delivery of a supplemental indenture has been effected in compliance with the provisions of this Section 802.

SECTION 803. SUPPLEMENTAL INDENTURES; CONSENT OF BANK. Notwithstanding anything to the contrary herein contained, the Issuer and the Trustee shall in no event enter into any indenture supplemental to the Indenture under Section 802 hereof without the prior written consent of the Bank and such other assurance from the Bank as counsel to the Trustee may require that the Bank's obligations under the Letter of Credit have not been diminished or otherwise affected by such supplemental indenture. The Issuer and the Trustee shall be entitled to rely upon such certificates or opinions delivered by the Bank or its counsel to such effect.

SECTION 804. SUPPLEMENTAL INDENTURES; CONSENT OF COMPANY. Notwithstanding anything contained in this Indenture to the contrary, no supplemental indenture which affects any rights or liabilities of the Company shall become effective unless or until the Company shall have consented in writing to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen (15) days prior to the proposed date of execution and delivery of any supplemental indenture. The Company shall be deemed to have consented to the execution and delivery of any supplemental indenture if the Trustee has not received a letter of protest or objection signed by the Company within fifteen
(15) days after the mailing of said notice and a copy of the supplemental indenture. The Trustee may rely upon the opinion of Independent Counsel whether or not a supplemental indenture affects any rights or liabilities of the Company within the meaning of, and for the purposes of this Section 804.

SECTION 805. EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed in accordance with the provisions of this Article VIII shall thereafter form part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE IX

AMENDMENT TO INSTALLMENT SALE AGREEMENT, LETTER OF CREDIT, MORTGAGE, OR OTHER FINANCING DOCUMENTS

SECTION 901. AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE, OR OTHER FINANCING DOCUMENTS NOT REQUIRING CONSENT OF BONDHOLDERS. (A) The Issuer, the Company and the Trustee may, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Installment Sale Agreement or any other Financing Document (other than the Indenture) as may be required (1) by the provisions of any Financing Document,
(2) for the purpose of curing any ambiguity or formal defect or omission therein, (3) so as to identify more precisely the Project Facility described in the Installment Sale Agreement, (4) in connection with any supplemental indenture entered into pursuant to Section 801 hereof, (5) to obtain or maintain a rating on the Bonds from Moody's or Standard & Poor's, (6) in connection with any other supplemental indenture, but only if any such amendment, change or modification, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Bondholders, or (7) as may be requested by the Bank pursuant to Section 905 hereof.

(B)	The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that the execution and delivery of any amendment, change or modification to the Installment Sale Agreement or any other Financing Document has been effected in compliance with the provisions of this Section 901.

SECTION 902. AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE OR OTHER FINANCING DOCUMENTS REQUIRING CONSENT OF BONDHOLDERS. (A) Except for the amendments, changes or modifications as provided in Section 901 hereof, neither the Issuer, the Company nor the Trustee shall consent to any other amendment, change or modification of the Installment Sale Agreement or any other Financing Document (other than the Indenture) without mailing of notice and the written approval or consent of the holders of not less than two-thirds in aggregate principal amount of the Bonds at the time Outstanding given as in this Section 902 provided.

(B)	If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Installment Sale Agreement or any other Financing Document (other than the Indenture) not authorized by Section 901 hereof, the Trustee shall, upon being satisfactorily secured and indemnified as provided in Section 701(I) hereof with respect to fees, costs and expenses including, but not limited to, reasonable attorney's fees, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 702 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the Office of the Trustee for inspection by all Bondholders.

SECTION 903. AMENDMENTS TO INSTALLMENT SALE AGREEMENT, MORTGAGE OR OTHER FINANCING DOCUMENTS; CONSENT OF BANK. Notwithstanding anything to the contrary herein contained, the Issuer and the Trustee shall in no event consent to any amendment, change or modification of the Installment Sale Agreement or any other Financing Document (other than the Indenture) without the prior written consent of the Bank and such other assurance from the Bank as counsel to the Trustee may require that the Bank's obligations under the Letter of Credit have not been diminished or otherwise affected by such amendment, change or modification of the Installment Sale Agreement. The Issuer and the Trustee shall be entitled to rely upon such certificates or opinions delivered by the Bank or its counsel to such effect.

SECTION 904. AMENDMENTS TO LETTER OF CREDIT. The Trustee shall not consent or agree to the amendment to or substitution of any provision of the Letter of Credit which alters, to the detriment of the Bondholders, the security intended to be provided thereby to the Bondholders, and shall strictly enforce all of the provisions thereof.

SECTION 905. AMENDMENTS REQUESTED BY BANK. The Issuer, the Company and the Trustee may, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Installment Sale Agreement, the Mortgage or any other Financing Document (other than the Indenture) requested by the Bank, but only if such amendment, change or modification is requested in writing by the Bank, the Bank has not failed to make any payment required to be made by it under the Letter of Credit and the Trustee shall receive such assurance from the Bank as counsel to the Trustee may require that the Bank's obligations under the Letter of Credit have not been diminished or otherwise affected by such amendment, change or modification.

ARTICLE X

SATISFACTION AND DISCHARGE OR ASSIGNMENT OF INDENTURE

SECTION 1001. SATISFACTION AND DISCHARGE OR ASSIGNMENT OF LIEN. (A) If the Issuer (1) shall pay or cause to be paid, from sources other than the proceeds of a draw under the Letter of Credit, but in all events in Non-Preference Moneys, to the holders and owners of the Bonds, the principal of the Bonds and premium, if any, due on the Bonds, at the times and in the manner stipulated therein and herein, (2) shall pay or cause to be paid from any source, but in all events in Non-Preference Moneys, to the holders and owners of Bonds, the interest to become due on the Bonds at the times and in the manner stipulated therein and herein, (3) shall have paid all fees, costs and expenses including, but not limited to, reasonable attorney's fees of the Trustee and each paying agent, and (4) shall pay or cause to be paid to the Bank any and all sums due under the Reimbursement Agreement, then these presents and the trust and rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall (a) cancel and discharge the Lien of the Indenture upon the Trust Estate and the Trustee's rights under the other Financing Documents and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy same, (b) reconvey to the Issuer the Installment Sale Agreement and the trust hereby conveyed, (c) assign and deliver to the Company any interest in Property at the time subject to the Lien of the Indenture which may then be in its possession, except amounts held by the Trustee for the payment of principal of, interest and premium, if any, on the Bonds, and (d) deliver to the Bank the Letter of Credit for cancellation.

(B)	If the Trustee draws on the Letter of Credit for payment of the entire principal of, premium, if any, and interest on the Bonds Outstanding in accordance with the provisions of the Indenture, then, simultaneously with the delivery to the Bank of a sight draft and required accompanying documentation, the Trustee shall deliver to the Bank, in escrow, an instrument or instruments in form for recording, executed by the Trustee evidencing the assignment to the Bank without recourse of the Lien of the Indenture and the rights of the Trustee under the other Financing Documents, together with instructions to the Bank that such instrument or instruments be released from escrow upon confirmation from a member bank of the Federal Reserve wire system that same day funds in the amount of the Trustee's draw on the Letter of Credit have been transmitted for the account of the Trustee, and the amount paid by the Bank under the Letter of Credit and any additional sums due the Bank pursuant to the Reimbursement Agreement shall thereafter constitute the debt secured by the Indenture.

(C)	All Outstanding Bonds shall, prior to the maturity or redemption date thereof and after the Bonds have been converted to the Fixed Rate, be deemed to have been paid within the meaning and with the effect expressed in Section 1001(A) if, the following conditions shall have been fulfilled: (1) in case any of the Bonds are to be redeemed on any date prior to their maturity, the provisions in Article III hereof relating to such redemption shall have been satisfied; and (2) there shall be on deposit with the Trustee Non-Preference Moneys, which shall be either cash or Government Obligations, in an amount sufficient, without the need for further investment or reinvestment, but including any scheduled interest on or increment to such obligations, to pay when due the principal, premium, if any, and interest due and to become due on the Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and to pay the Trustee for its Ordinary Services and Ordinary Expenses and for its Extraordinary Services and Extraordinary Expenses. The Trustee may rely upon an opinion of an Accountant as to the sufficiency of the cash or such Government Obligations on deposit.

ARTICLE XI

MISCELLANEOUS

SECTION 1101. CONSENTS AND OTHER INSTRUMENTS OF BONDHOLDERS. Any consent, request, direction, approval, waiver, objection, appointment or other instrument required by the Indenture to be signed and executed by the Bondholders may be signed and executed in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such instrument, if made in the following manner, shall be sufficient for any of the purposes of the Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such instrument, namely:

(A)	The fact and date of the execution by any Person of any such instrument may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgements of deeds, certifying to the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such affidavit or certificate shall also constitute sufficient proof of his authority.

(B)	The ownership of Bonds shall be proven by the bond register.

(C)	Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or permitted to be done by the Trustee or the Issuer pursuant to such request, consent or vote.

(D)	In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under the Indenture, Bonds which are owned by the Issuer, the Company, the Bank or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Bank or the Company shall be disregarded and deemed not to be Outstanding for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver. Only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this
Section 1101 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 1102. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or to be implied from the Indenture or the Bonds is intended or shall be construed to give to any person other than the parties hereto and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect to the Indenture or any covenants, conditions and provisions hereof.

SECTION 1103. NOTICES. (A) All notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) delivered to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery, or (2) delivery is refused by the addressee, as evidenced by the Person who attempted to effect such delivery. The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

IF TO THE ISSUER:

Town of Colonie Industrial Development Agency 347 Old Niskayuna Road Latham, New York 12110 Attention: Chairman

WITH A COPY TO:

Robert L. Sweeney, Esq. Shanley, Sweeney, Reilly & Allen, PC The Castle at Ten Thurlow Terrace Albany, New York 12203

IF TO THE COMPANY:

Cynthia Scheuer, Vice President Mechanical Technology Incorporated 968 Albany-Shaker Road Latham, New York 12110

WITH A COPY TO:

Harry D'Agostino, Esq. D'Agostino, Hoblock, Greisler & Siegal 39 North Pearl Street Albany, New York 12207

IF TO THE TRUSTEE:

Leslie A. Boynton, Vice President Manufacturers and Traders Trust Company One M & T Plaza, 7th Floor Buffalo, New York 14203

WITH A COPY TO:

Timothy R. McGill, Esq. St. John & Curtin, LLC 1530 First Federal Plaza Rochester, New York 14614

IF TO THE BANK:

William B. Palmer, Vice President KeyBank National Association 66 South Pearl Street Albany, New York 12207

(B)	A duplicate copy of each notice, certificate and other communication given hereunder by (1) the Company or the Issuer shall also be given to the Trustee, and (2) the Company, the Issuer or the Trustee shall also be given to the Bank. The Issuer, the Company, the Bank and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificate or other communications shall be sent.

SECTION 1104. TRUSTEE AS PAYING AGENT AND BOND REGISTRAR. The Trustee is hereby designated and agrees to act as paying agent and the Bond Registrar for and in respect to the Bonds.

SECTION 1105. COUNTERPARTS. The Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 1106. SUCCESSORS AND ASSIGNS. All the covenants and representations contained in the Indenture, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 1107. INFORMATION UNDER UNIFORM COMMERCIAL CODE. The Issuer is the Debtor. The Trustee is the Secured Party. The address of the Trustee from which information concerning the security interest may be obtained and the address of the Issuer are set forth in Section 1103 of this Indenture.

SECTION 1108. APPLICABLE LAW. The Indenture shall be governed exclusively by the applicable laws of the State.

SECTION 1109. NO RECOURSE; SPECIAL OBLIGATION. (A) The obligations and agreements of the Issuer contained herein and in the other Financing Documents and any other instrument or document executed in connection therewith, and any other instrument or document supplemental hereto or thereto, shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, director, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, directors, agents (other than the Company) and employees of the Issuer shall not be liable personally hereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby.

(B)	The obligations and agreements of the Issuer contained herein shall not constitute or give rise to any obligations of the Town of Colonie, New York or the State and neither the Town of Colonie, New York nor the State shall be liable thereon, and further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights).

(C)	No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder (other than pursuant to Section 602 hereof, and then only to the extent of the Issuer's obligations thereunder) shall be sought or enforced against the Issuer unless the party seeking such order or decree shall first have complied with Section 516 hereof.

(D)	The Issuer shall be entitled to the advice of counsel (who may be counsel to any party or to any Bondholder) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any notice, certificate or other document furnished to it under any Financing Document and reasonably believed by it to be genuine. The Issuer shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under any Financing Document, or omitted to be taken by it by reason of the lack of direction or instruction required for such action under any Financing Document, and shall not be responsible for the consequences of any error of judgment reasonably made by it. When any payment, consent or other action by the Issuer is called for by the Indenture, the Issuer may defer such action pending an investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Issuer shall in no event be liable for the application or misapplication of funds or for other acts or defaults by any Person except by its own members, officers and employees.

(E)	In approving, concurring in or consenting to any action or in exercising any discretion or in making any determination under the Indenture, the Issuer may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondholders; provided, however, that nothing herein shall be construed as conferring on any Person other than the Trustee, the Bank and the Bondholders any right to notice, hearing or participation in the Issuer's consideration, and nothing in this
Section 1109 shall be construed as conferring on any of them any right additional to those conferred elsewhere herein. Subject to the foregoing, the Issuer shall not unreasonably withhold any approval or consent to be given by it hereunder.

SECTION 1110. ASSIGNMENT TO BANK. In the event the Trustee receives moneys drawn under the Letter of Credit in an amount sufficient to pay in full the principal of, premium, if any, and interest on the Bonds then Outstanding, the Trustee shall execute and deliver to the Bank an instrument assigning the Bank all of its right, title and interest to, in and under the Financing Documents.

SECTION 1111. NOTICES TO RATING AGENCY.

(A)	The Trustee shall immediately notify Standard & Poor's if any of the following events occur:

(1)	any expiration, termination, substitution or extension relating to the
Letter of Credit or any Substitute Letter of Credit;

(2)	any redemption or purchase of all Outstanding Bonds;

(3)	any amendment to any Financing Document entered into or consented to by the Trustee pursuant to Article VIII or Article IX hereof; or

(4)	the exercise by the Company of the Conversion Option.

(B)	All notices to Standard & Poor's required by this Section 1111 shall be sent to the following address:

Standard & Poor's 25 Broadway, 13th Floor New York, New York 10004 Attention:
LOC Surveillance Group

Standard & Poor's may, by notice in writing to the Trustee, designate any further or different address to which subsequent notices under this Section 1111 shall be sent.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Chairman, and to evidence its acceptance of the trusts hereby created, the Trustee has caused these presents to be signed in its name and behalf by one of its duly authorized trust officers, all as of the day and year first hereinabove written.

TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY

BY: (Vice) Chairman

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

BY: Authorized Officer

The Company hereby approves, consents to and agrees to be bound by all of the terms and provisions of the Indenture insofar as such terms or provisions, directly or indirectly, relate to, apply to, require or prohibit action by or deal with the Company, or Property of the Company, including, without limitation, the Project Facility, and including, but not limited to, all provisions for the deposit or payment of moneys to funds held by the Trustee under the Indenture. The Company hereby agrees, at its own expense, to do all things and take all actions as shall be necessary to enable the Issuer to perform its obligations under the Indenture. This paragraph shall bind the Company and its successors and assigns.

MECHANICAL TECHNOLOGY INCORPORATED

BY: Authorized Representative

STATE OF NEW YORK	) ) ss: COUNTY OF ALBANY	)

On the 14th day of December in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared PETER J. HESS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____________________________________ Notary Public

STATE OF NEW YORK	) ) ss: COUNTY OF ALBANY	)

On the 16th day of December in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared NANCY L. GEORGE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____________________________________ Notary Public

STATE OF NEW YORK	) ) ss: COUNTY OF ALBANY	)

On the 16th day of December in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared CYNTHIA A. SCHEUER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____________________________________ Notary Public

TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY (a public benefit corporation of the State of New York)

TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND

(MECHANICAL TECNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A

NO.: R-1	$6,000,000

MATURITY DATE: December 1, 2013

DATED: December 17, 1998	CUSIP: 196210 GN2

Town of Colonie Industrial Development Agency, a public benefit corporation of the State of New York (the "Issuer"), for value received, hereby promises to pay, solely from the sources hereinafter described, to Cede & Co. or registered assigns, on the Maturity Date identified above (subject to any right of prior redemption hereinafter provided for), the principal sum of Six Million Dollars (subject to reduction as hereinafter provided) and interest thereon (computed on the basis of a 365 or 366-day year for the actual number of days elapsed) from the date set forth above, or from the most recent Interest Payment Date to which interest has been paid, to the Maturity Date identified above (or such earlier date on which the principal hereof has been paid or duly provided for), at the rate described below, on the first Thursday of each month (each an "Interest Payment Date"), commencing January 7, 1999. The principal of this Bond shall be paid on the Maturity Date upon presentation and surrender hereof at the Office of Manufacturers and Traders Trust Company, as trustee (together with its successors in trust, the "Trustee") under the trust indenture dated as of December 1, 1998 (from time to time, as amended or supplemented, the "Indenture") by and between the Issuer and the Trustee, or at the duly designated office of any successor trustee under the Indenture. The installments of interest described above shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds, as defined in the Indenture) is registered at the close of business on the Business Day next preceding any Interest Payment Date (the "Regular Record Date"), and shall be paid by check or draft of the Trustee mailed by the Trustee on such Interest Payment Date to such registered owner at his address appearing on the registration books of the Issuer, or at the option of any holder of Bonds in an aggregate principal amount of $250,000 or greater be transmitted on such Interest Payment Date by wire transfer at such owner's written request to the bank account number on file with the Trustee. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the "Special Record Date"), notice whereof being given to registered owners of the Bonds not less than ten (10) days prior to such Special Record Date, or may be paid in any other lawful manner as shall be determined by the Trustee. The principal of, premium, if any, on and interest on this Bond are payable in lawful money of the United States of America.

(Calculation of Interest)

This Bond shall bear interest as follows:

(a)	From the Closing Date through and including December 23, 1998, the
Bonds shall bear interest at a rate per annum equal to five and fifty-five hundredths percent (5.55%).

(b)	Thereafter, except as provided in (e) below, this Bond (other than
Pledged Bonds) shall bear interest at the "Adjustable Rate".

(i)	The Adjustable Rate shall be the rate of interest established by the
Remarketing Agent on the first Business Day prior to each Adjustment Date, which in the Remarketing Agent's reasonable judgment would result, as nearly as practicable, in the market value of this Bond on an Adjustment Date being equal to one hundred percent (100%) of the principal amount thereof. The Adjustable Rate so determined shall be adjusted in accordance with the directions of the Remarketing Agent on the Adjustment Date and shall remain in effect through and including the day prior to the next following Adjustment Date.

(ii)	In determining the Adjustable Rate pursuant to the foregoing paragraph
(b)(i), the Remarketing Agent shall take into account, to the extent applicable, (A) the market interest rates for comparable securities held by open-end municipal or other fixed income bond funds or other institutional or private investors with substantial portfolios (w) with interest rate adjustment periods and demand purchase options substantially identical to the Bonds, (x) bearing interest at a variable rate intended to maintain par value, (y) rated by a national credit rating agency in the same category as the Bonds or, if not rated, secured by substantially the same level of security as the Bonds, and
(z) the interest on which is included in gross income of the holders thereof for federal income taxation purposes; (B) other financial market rates and indices which may have a bearing on the Adjustable Rate (including, but not limited to rates borne by commercial paper, commercial paper, Treasury bills, commercial bank prime rates, certificate of deposit rates, federal funds rates, the London Interbank Offered Rate, indices maintained by The Bond Buyer, and other publicly available taxable interest rate indices); (C) general financial market conditions (including current forward supply); (D) factors particular to the Project or the credit standing of the Company and the Bank; and (E) such other factors which the Remarketing Agent deems appropriate.

(iii)	On the Business Day prior to each Adjustment Date, the Remarketing
Agent shall notify the Trustee, by Immediate Notice, of the Adjustable Rate.

(c)	If for any reason the position of Remarketing Agent is vacant or the
Remarketing Agent fails to act, the Adjustable Rate shall be determined by a third party selected by the Company at the Company expense and shall be equal to one hundred percent (100%) of the yield applicable to 13 week United States Treasury bills determined by such third party on the basis of the average per annum discount rate at which such 13- week Treasury bills shall have been sold
(1) at the most recent Treasury auction conducted during the immediately preceding Adjustment Period, (2) if no such auction shall have been conducted during the immediately preceding Adjustment Period, at the most recent Treasury auction conducted prior to such preceding Adjustment Period, plus fifty (50) basis points; provided, however, that in the event the Company notifies the Trustee that an index (as published in The Wall Street Journal) of seven-day yield evaluations at par of issuers of securities, the interest on which is includable in gross income for federal income tax purposes, and of comparable rating to the rating on the Bonds, published by any nationally recognized municipal securities evaluation service is available, the Adjustable Rate shall be determined by the Trustee and shall be equal to such index.

(d)	The Adjustable Rate shall be calculated based on a 365 or 366- day year for the actual number of days elapsed. Further, each determination of the Adjustable Rate pursuant to and in accordance with the foregoing terms of the Indenture and the terms of this Bond shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank, and the holder of this Bond.

(e)	(i) From and after the Conversion Date through the maturity or earlier redemption of the Bonds, this Bond shall bear interest at the Fixed Rate, which shall be a fixed rate (or rates) of interest established by the Remarketing Agent at least fifteen (15), but not more than thirty (30) days prior to the Conversion Date, which in the reasonable judgment of the Remarketing Agent would result, as nearly as practicable, in the market value of this Bond on the Conversion Date being equal to one hundred percent (100%) of the principal amount thereof.

(ii)	(A) At the Remarketing Agent's discretion, after the exercise of the
Conversion Option, the Bonds may be converted into serial bonds, with a principal amount of Bonds maturing on a Principal Payment Date each year equal to the principal amount required to be redeemed as set forth in Section 301(E) of the Indenture. In such event, each maturity of Bonds may bear a different interest rate, each of which shall be determined by the Remarketing Agent in the same manner as the Fixed Rate (for convenience each such rate shall be referred to as the Fixed Rate); provided, however, that in no event shall the Remarketing Agent be permitted to convert the Bonds into serial bonds as described above without delivering to the Trustee an opinion of Bond Counsel that such conversion is lawful under the Act and permitted under the Indenture.

(B)	The Interest Payment Dates after the exercise of the Conversion Option shall be semi-annual, with one Interest Payment Date being the first day of the month preceding the Fixed Rate Conversion Date and the other Interest Payment Date being the first day of the month six (6) months later. Principal shall be payable annually thereafter in the amounts and the years set forth in Section 301(E) hereof on the Principal Payment Dates.

(iii)	In determining the Fixed Rate, the Remarketing Agent shall take into account, to the extent applicable, (A) market interest rates for comparable securities which are held by open-end municipal or other fixed income bond funds or other institutional or private investors with substantial portfolios
(w) with a term equal to the period to maturity remaining on the Bonds, (x) the interest on which is included in the gross income of the holders thereof for federal income tax purposes, (y) rated by a national credit rating agency in the same rating category as the Bonds, or, if not rated, secured by substantially the same level of security as the Bonds, and (z) with redemption provisions similar to those which have bearing on the Fixed Rate; (B) other financial market rates and indices (including but not limited to rates borne by industrial development bonds, other taxable revenue bonds, Treasury obligations, commercial bank prime rates, certificate of deposit rates, federal funds rates, indices maintained by The Bond Buyer and other publicly available taxable interest rates and indices); (C) general financial market conditions (including current forward supply); (D) factors particular to the Project or the credit standing of the Company and the Bank; and (E) such other factors which the Remarketing Agent deems appropriate.

(iv)	The Fixed Rate shall be calculated based on a 360-day year of twelve
30-day months. The determination of the Fixed Rate by the Remarketing Agent pursuant to and in accordance with the terms of the Indenture and the terms of this Bond shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank and the holder of this Bond.

(v)	To exercise the Conversion Option, the Company shall deliver at least sixty (60) days prior to the Conversion Date, written notice to the Trustee, the Issuer and the Bank of its election of the Conversion Option. On the Conversion Date, this Bond shall be subject to a Mandatory Tender for purchase as provided in Section 304 of the Indenture. Notwithstanding anything to the contrary contained herein, such notice shall not be effective unless the Bank shall have consented thereto in writing and such notice is accompanied by:

(A)	a Substitute Letter of Credit with an expiration date of not earlier than fifteen (15) days following the Principal Payment Date which is at least three (3) years after the next succeeding Principal Payment Date and in an amount equal to the sum of the aggregate principal amount of the Bonds then Outstanding, 210 days' interest thereon computed at the Fixed Rate, together with the Optional Redemption Premium; provided, however, that if the Letter of Credit then in place has an expiration date of not earlier than fifteen (15) days following the Principal Payment Date which is at least three (3) years after the next succeeding Principal Payment Date and in an amount equal to the aggregate principal amount of the Bonds then Outstanding, 210 days' interest thereon computed at the Fixed Rate, together with the Optional Premium, no Substitute Letter of Credit need be obtained;

(B)	a statement as to whether the Bonds shall be serial bonds as set forth in paragraph (e)(ii) above; and

(C)	an opinion of Bond Counsel reasonably satisfactory to the Trustee, the
Issuer and the Bank to the effect that the exercise of the Conversion Option is lawful under the Act and permitted by the Indenture.

(f)	Notwithstanding anything herein to the contrary, any Pledged Bond shall bear interest at a rate equal to the Bank Rate, as such rate shall change from time to time; provided, however, that at no time shall the interest rate in effect for any Pledged Bond exceed the maximum rate permitted by applicable usury laws.

(g)	Notwithstanding anything herein to the contrary, in no event will the rate of interest borne by any Bond (except any Bond constituting a Pledged
Bond) exceed fifteen percent (15%) per annum.

(h)	The Issuer hereby appoints the Company to act as agent of the Issuer for purposes of exercising the Conversion Option, all as set forth in the Indenture, and subject to compliance with the terms and provisions of the Indenture.

(Conversion Option)

In the event the Company exercises the Conversion Option with respect to the Bonds, on the Conversion Date all Bonds which have not been called for redemption shall be subject to Mandatory Tender by the owners thereof on the Conversion Date. Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least twenty (20) days immediately preceding the Conversion Date of an irrevocable election not to tender, elect to continue to hold its Bonds (or portions thereof) past the Conversion Date at a Fixed Rate to be in effect at such time. Such notice shall be in substantially the form of Exhibit C-2 attached to the Indenture. Not earlier than sixty (60) days prior to the Conversion Date or later than thirty (30) days prior to the Conversion Date, the Trustee shall send a notice to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-1 attached to the Indenture. Such notice shall describe (a) the terms of the Mandatory Tender, (b) the right of the owner to elect not to tender, (c) the Letter of Credit to be in effect following the Mandatory Tender, (d) the right of the owner of Bonds in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event may either the amount tendered or the amount not tendered be any amount other than $100,000, or any integral multiple of $5,000 in excess thereof), and (e) that the rating then in effect with respect to the Bonds, if any, may be withdrawn or lowered.

In the event that prior to the Conversion Date of the Bonds the Company shall deliver notice to the Trustee at least sixty (60) days prior to the expiration of the Letter of Credit or Substitute Letter of Credit securing such Bonds of its intent to deliver an Alternate Letter of Credit in substitution for such Letter of Credit or Substitute Letter of Credit, all Bonds secured by such Letter of Credit which have not been called for redemption shall be subject to Mandatory Tender by the owner thereof on the Alternate Security Date. Notwithstanding the foregoing, each Bondholder may, by delivery to the Trustee for receipt at least twenty (20) days immediately preceding any Alternate Security Date of an irrevocable election not to tender, elect to continue to hold its Bonds past the respective Alternate Security Date. Such notice shall be in substantially the form of Exhibit C-4 attached to the Indenture.

Not earlier than sixty (60) days prior to the Alternate Security Date or later than thirty (30) days prior to the Alternate Security Date, the Trustee shall send a notice to the owners of all Outstanding Bonds which have not been called for redemption, in substantially the form of Exhibit C-3 attached to the Indenture. Such notice shall describe (1) the terms of the Mandatory Tender,
(2) the right of the owner to elect not to tender, (3) a brief description of the Alternate Letter of Credit and the identity of the Substitute Bank issuing the Alternate Letter of Credit, (4) the right of the owner of Bonds in an aggregate amount of $200,000 or more to elect not to tender the total principal amount and to continue to hold a portion of its Bonds (but in no event may either the amount tendered or the amount not tendered be any amount other than $100,000, or any integral multiple of $5,000 in excess thereof) and (5) that the rating then in effect with respect to the Bonds secured by such Alternate Letter of Credit will be withdrawn or lowered.

Owners of Bonds required to be tendered who do not provide the Trustee with the notice of their election not to tender as described above shall be required to deliver their Bonds to the Trustee for purchase at the Purchase Price on the Conversion Date or the Alternate Security Date, as the case may be, with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank. Any such Bonds not so delivered on such Conversion Date or the Alternate Security Date, as the case may be ("Undelivered Bonds"), for which there has been irrevocably deposited in trust with the Trustee an amount of moneys sufficient to pay the Purchase Price of the Undelivered Bonds, shall be deemed to have been purchased.

IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS REQUIRED TO BE TENDERED (OTHER THAN AN OWNER OF BONDS WHO HAS GIVEN NOTICE OF ITS ELECTION NOT TO TENDER AS PROVIDED ABOVE) TO DELIVER ITS BONDS ON OR PRIOR TO THE CONVERSION DATE OR THE ALTERNATE SECURITY DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE ON OR SUBSEQUENT TO SUCH CONVERSION DATE OR THE ALTERNATE SECURITY DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNDELIVERED BONDS, AND ANY UNDELIVERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

(Demand Purchase Option)

This Bond shall be purchased, at the option ("Demand Purchase Option") of the Owner hereof, at a price (the "Purchase Price") equal to one hundred percent (100%) of the principal amount hereof plus accrued and unpaid interest hereon to the Repurchase Closing Date (as hereinafter defined), upon:

(A)	Delivery to, and receipt by, the Tender Agent at its designated address, or the Trustee at the address set forth herein on a Business Day of a written notice ("Bondholder's Tender Notice") which requests the purchase of the Bond. The Tender Notice shall be in substantially the form of Exhibit C-5 to the Indenture. Such Tender Notice shall provide the following information:
(1) the principal amount of such Bond or portion thereof to be purchased (the "Tendered Bond"), which portion shall be $100,000 or an integral multiple of $5,000 in excess thereof; provided, however, that no portion of a Tendered Bond shall be purchased if it results in the unpurchased portion of the Tendered Bond being less than $100,000, (2) the number of the Tendered Bond, (3) the date on which the Tendered Bond shall be purchased, which date shall be a Business Day at least seven (7) calendar days following the receipt by the Trustee or the Tender Agent of the Bondholder's Tender Notice (the "Repurchase Closing Date"), (4) the name and address of the Bondholder, (5) an irrevocable request of such purchase, and (6) an undertaking of the Bondholder to deliver the Bond to the Tender Agent or the Trustee in accordance with (B) below; and

(B)	Delivery of the Tendered Bond, at the office of the Trustee or Tender
Agent at or prior to 10:00 a.m., New York City time, on the Repurchase Closing Date with an appropriate endorsement for transfer or accompanied by a bond power endorsed in blank; provided, however, the Tendered Bond shall only be deemed properly tendered hereunder if the Tendered Bond delivered to the Tender Agent or the Trustee conforms in all respects to the description thereof in the Bondholder's Tender Notice; and

(C)	In the event the Tender Agent or the Trustee, as the case may be, determines that the Bondholder's Tender Notice is defective in any respect whatsoever, the Tender Agent or the Trustee, as the case may be, shall immediately notify the Bondholder tendering the Bond; and

(D)	Bonds which are the subject of a Bondholder's Tender Notice described in (A) above, but which are not tendered in accordance with (B) above, shall be deemed tendered and all rights of the holder thereof shall be satisfied from the deposit with the Tender Agent or the Trustee of the Purchase Price thereof and the Tender Agent or the Trustee, as the case may be, shall hold such Purchase Price in trust for the benefit of such holder until the Bonds purchased with such moneys shall have been delivered to or for the account of such Holder. Holders of Tendered Bonds to be tendered which are not delivered to the Tender Agent or the Trustee by the holder thereof shall have no further rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the Trustee.

Notwithstanding the foregoing, the Bondholders shall have no Demand Purchase Option described herein if (A) there shall have occurred and be continuing an Event of Default under the Indenture, except for an Event of Default under
Section 601(I) of the Indenture or (B) the Fixed Rate is in effect for the Bonds being held by such Bondholder.

Furthermore, no Bondholder shall have the right to exercise a Demand Purchase Option with respect to those Bonds for which a notice of redemption has been mailed by the Trustee.

(Project Description)

This Bond is one of a duly authorized issue of bonds of the Issuer designated "Town of Colonie Industrial Development Agency Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A" in the aggregate principal amount of $6,000,000 (the "Bonds"). The Bonds are issued for the purpose of assisting in providing financing to the Issuer for a project (the "Project") consisting of the following: (A) (1) the acquisition of a leasehold interest in a parcel of land containing approximately 35.6 acres located at 968 Albany-Shaker Road in the Town of Colonie, Albany County, New York (the "Land"), together with the existing buildings located thereon which contain approximately 98,000 square feet in the aggregate (such buildings known individually as Building I, Building II and Building III and hereinafter collectively referred to as the "Existing Facility"), (2) the demolition of Building I which contains approximately 14,105 square feet of space, (3) the construction of a new building to replace Building I and which will contain approximately 32,000 square feet of space (the "New Facility") (the Existing Facility and the New Facility hereinafter collectively referred to as the "Facility"), (4) the renovation of Building III and (5) the acquisition of and installation therein and thereon of certain machinery and equipment (the "Equipment") (the Land, the Facility and the Equipment being hereinafter collectively referred to as the "Project Facility"), all of the foregoing to be occupied by Mechanical Technology Incorporated (the "Company") and operated as a manufacturing facility, a portion of which will be leased by the Company to Plug Power, LLC and operated as a facility for the manufacture, research and development of fuel cells for residential and automotive applications and related products and any other related activities; (B) the financing of all or a portion of the costs of the foregoing by the issuance of the Bonds; (C) the granting of certain other "financial assistance" (within the meaning of Section 854(14) of the Act) with respect to the foregoing, including exemption from certain sales taxes, deed transfer taxes, mortgage recording taxes and real property taxes (collectively with the Bonds, the "Financial Assistance"); and (D) the lease (with an obligation to purchase) or sale of the Project Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency. The Project Facility is to be sold by the Issuer to the Company pursuant to the provisions of an installment sale agreement dated as of December 1, 1998 (the "Installment Sale Agreement") by and between the Issuer and the Company.

The Bonds are issued under and are equally and ratably secured by the Indenture. The Indenture grants the Trustee a first security interest in the Trust Revenues (as defined in the Indenture).

In order to provide additional security for the Bonds, the Company has entered into an irrevocable letter of credit and reimbursement agreement dated as of December 1, 1998 (the "Reimbursement Agreement") with KeyBank National Assocation (the "Bank"), pursuant to which the Bank has issued in favor of the Trustee an irrevocable transferable direct pay letter of credit (the "Letter of Credit"), issued in an amount equal to the Credit Amount (as defined in the Reimbursement Agreement). Under the Letter of Credit, the Bank is obligated to pay to the Trustee, upon presentation of a sight draft and required accompanying documentation, the amount necessary to pay, the principal of, and interest on the Bonds then due and payable (whether by mandatory redemption or by maturity due to acceleration or otherwise). On each Bond Payment Date and immediately upon (1) a declaration that all the Bonds have become due and payable by acceleration, or (2) a mandatory redemption of all the Bonds Outstanding, the Trustee shall present to the Bank a sight draft and required accompanying documentation and draw upon the Letter of Credit for the principal amount, if any and accrued interest then due on the Bonds. The Letter of Credit provides that it shall expire on December 15, 2013 or earlier under certain circumstances. The Company may provide for delivery to the Trustee of a Substitute Letter of Credit or an Alternate Letter of Credit issued by another banking institution as provided in the Installment Sale Agreement.

As additional security for the payment of principal of and interest on the Bonds, the Issuer has assigned to the Trustee all of the Issuer's rights and remedies under the Installment Sale Agreement (except the Unassigned Rights, as therein defined), including the right to receive installment purchase payments and other amounts payable thereunder pursuant to a pledge and assignment dated as of December 1, 1998 (the "Pledge and Assignment") from the Issuer to the Trustee. Further security for the payment of principal of and interest on the Bonds is provided by a guaranty dated as of December 1, 1998 (the "Guaranty") from Ling Electronics, Inc. (the "Corporate Guarantor") to the Trustee. The Assignment of Rents, the Pledge and Assignment and a memorandum relating to the Installment Sale Agreement are to be recorded in the office of the County Clerk of Albany County, New York.

Reference is hereby made to the Indenture, the Installment Sale Agreement, the Reimbursement Agreement, the Pledge and Assignment, the Guaranty and the Letter of Credit, and to all amendments and supplements thereto, for a description of the nature and extent of the security for the Bonds, the terms and conditions upon which the Bonds are issued and secured and the rights, duties and obligations of the Issuer, the Trustee, the Company, the Bank and the Bondholders. Copies of such documents are on file in the Office of the Trustee.

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM PAYMENTS MADE BY THE BANK UNDER THE LETTER OF CREDIT AND BY THE COMPANY UNDER THE INSTALLMENT SALE AGREEMENT, MONEYS AND SECURITIES HELD BY THE TRUSTEE UNDER THE INDENTURE, AND THE SECURITY PROVIDED BY THE PLEDGE AND ASSIGNMENT AND THE GUARANTY.

(Extraordinary Redemption Without Premium)

The Bonds are subject to redemption prior to maturity (1) as a whole, without premium, in the event of (a) a taking in Condemnation of, or failure of title to, all or substantially all of the Project Facility, (b) damage to or destruction of part or all of the Project Facility and election by the Company to redeem the Bonds, or (c) a taking in Condemnation of part of the Project Facility and election by the Company to redeem the Bonds, or (2) in part, without premium in the event that (a) to the extent excess moneys remain in the Insurance and Condemnation Fund following damage or condemnation of a portion of the Project Facility and completion of the repair, rebuilding or restoration of the Project Facility by the Company and, pursuant to the Indenture, such excess moneys are not paid to the Company or (b) in the event that excess moneys remain in the Project Fund after the Completion Date. In any such event, the Bonds shall be redeemed, as a whole or in part, at such time as the Trustee determines, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(Redemption Without Premium for Failure to Obtain a Substitute Letter of
Credit)

The Bonds are also subject to redemption prior to maturity in the event of failure by the Company to provide a Substitute Letter of Credit at least forty-five (45) days prior to the Interest Payment Date immediately preceding the expiration date of the Letter of Credit then in effect. In any such event, the Bonds shall be redeemed, as a whole, on such Interest Payment Date, at a redemption price equal to the principal amount to be redeemed, plus accrued interest to the redemption date, without premium.

(Extraordinary Redemption Without Premium at Election of Bank)

The Bonds are also subject to redemption prior to maturity upon receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of a default by the Company under the Reimbursement Agreement and the Bank's election to compel redemption of the Bonds. In such event, the Bonds shall be redeemed, as a whole, in the manner provided in Article III of the Indenture, on the earliest date for which the Trustee can give notice of redemption pursuant to Section 303 of the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(Redemption at Company's Option)

The Bonds are also subject to redemption prior to maturity in denominations of $5,000 or any integral multiple of $5,000 in excess thereof at the option of the Company by exercise of its right to prepay the installment purchase payments payable under the Installment Sale Agreement as provided in Section
5.5 of the Installment Sale Agreement, on any Interest Payment Date, in the manner provided in this Article III, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(Scheduled Mandatory Redemption Without Premium)

The Bonds are also subject to scheduled mandatory redemption prior to maturity, commencing December 1, 1999 and on each December 1 thereafter, by the application of Sinking Fund Payments at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium, on December 1 of the years and in the principal amounts set forth below:

YEAR	SINKING FUND PAYMENT    YEAR	SINKING FUND PAYMENT

1999	$285,000		2006	$385,000
2000	$275,000		2007    $410,000
2001	$290,000		2008	$435,000
2002	$310,000		2009    $460,000
2003	$325,000		2010	$485,000
2004	$345,000		2011    $515,000
2005	$365,000		2012	$540,000

Following retirement by mandatory sinking fund redemption prior to their Stated Maturity, there will remain $575,000 principal amount of the Bonds maturing on December 1, 2013 to be paid at maturity.

(Procedures for Redemption)
Notice of the intended redemption of each Bond subject to redemption shall be given not less than thirty (30) days nor more than forty-five (45) days prior to the redemption date by the Trustee one time by first class mail postage prepaid to the registered owner at the address of such owner shown on the Trustee's bond register. The failure to give any such notice, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure to give notice, or defect therein, has occurred.

In the event of any partial redemption, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee not more than sixty
(60) days prior to the redemption date in order of maturity, and within each maturity by lot or by such other such method as the Trustee shall deem fair and appropriate. The Trustee may provide for the redemption of portions (equal to $5,000 or any whole multiple thereof) of Outstanding Bonds. In no event shall the principal amount of Bonds subject to any partial redemption be other than a whole multiple of $5,000; provided, however, that no $5,000 portion of a Bond shall be redeemed if it results in the unredeemed portion of the Bond being less than $100,000.

Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

Modifications or alterations of the Indenture or of any indenture supplemental thereto may be made only to the extent and in the circumstances permitted by the Indenture.

The principal hereof may be declared or may become due on the conditions and in the manner and at the time set forth in the Indenture upon the occurrence of an Event of Default as provided in the Indenture.

The Bonds are issuable in the denomination of $100,000 or any multiple of $5,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Bond, upon surrender for transfer at the principal office of the Trustee as Bond Registrar, is transferable upon an assignment duly executed by the registered owner hereof or his duly authorized legal representative, and, upon such transfer, one or more new Bonds of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any transfer or exchange of Bonds, but the Issuer or the Trustee may make a charge for transfer or exchange of Bonds sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange, and such charge shall be paid before any new Bond shall be delivered.

NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL OF OR REDEMPTION PRICE OF OR THE INTEREST ON THIS BOND OR FOR ANY CLAIM BASED HEREON OR ON THE INDENTURE, AGAINST ANY PAST, PRESENT OR FUTURE MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT (EXCEPT THE COMPANY), AS SUCH, OF THE ISSUER OR OF ANY PREDECESSOR OR SUCCESSOR CORPORATION, EITHER DIRECTLY OR THROUGH THE ISSUER OR OTHERWISE, WHETHER BY VIRTUE OF ANY CONSTITUTION, STATUTE OR RULE OF LAW, OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY, OR OTHERWISE, ALL SUCH LIABILITY BEING, BY THE ACCEPTANCE HEREOF, EXPRESSLY WAIVED AND RELEASED.

Capitalized terms used in this Bond and not defined herein shall have the meaning ascribed to such terms in the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or become valid or obligatory for any purpose until the certificate of the Trustee shall be endorsed hereon.

THE BONDS DO NOT CONSTITUTE AND SHALL NOT BE A DEBT OF THE STATE OF NEW YORK OR THE TOWN OF COLONIE, NEW YORK AND NEITHER THE STATE OF NEW YORK NOR THE TOWN OF COLONIE, NEW YORK SHALL BE LIABLE THEREON. THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF NEW YORK OR THE TOWN OF COLONIE, NEW YORK.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture, and the issuance of this Bond, do exist, have happened and have been performed in the time, form and manner as required by law, and that the issuance of the Bonds does not violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, Town of Colonie Industrial Development Agency has caused this Bond to be duly executed in its name by the manual or facsimile signature of its Chairman and its corporate seal to be impressed or reproduced hereon, attested by the manual or facsimile signature of its Secretary, all as of the date identified above.

TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY

BY: (Vice) Chairman

(SEAL)

ATTEST:

______________________________ Secretary

Certificate of Authentication

This Bond is one of the Bonds of the issue described in the within- mentioned Indenture.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

BY: Authorized Officer

______________________ Date of Authentication

[Form of Assignment for Transfer]

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto (please insert name, address and social security or tax identification number of assignee):

the within Bond and does hereby irrevocably constitute and appoint to transfer the said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________

NOTICE: The signature(s) on this assignment must correspond with the name(s) as it (they) appear(s) on the face of the within Bond in every particular.

In the presence of:

______________________________

EXHIBIT B

FORM OF BOND AFTER CONVERSION DATE

TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY (a public benefit corporation of the State of New York)

TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND

(MECHANICAL TECHNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A

NO.: R-__	$_________

RATE: ___% per annum	MATURITY DATE: December 1, ____

DATED: __________________	CUSIP: __________

Town of Colonie Industrial Development Agency, a public benefit corporation of the State of New York (the "Issuer"), for value received, hereby promises to pay, solely from the sources hereinafter described, to ________________ or registered assigns, on the Maturity Date identified above (subject to any right of prior redemption hereinafter provided for), the principal sum of Six Million Dollars (subject to reduction as hereinafter provided) and interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from the date set forth above, or from the most recent Interest Payment Date to which interest has been paid, to the Maturity Date identified above (or such earlier date on which the principal hereof has been paid or duly provided for), at the rate identified above, on the first days of June and December of each year (each an "Interest Payment Date"), commencing _______________. The principal of this Bond shall be paid on the Maturity Date upon presentation and surrender hereof at the Office of Manufacturers and Traders Trust Company, as trustee (together with its successors in trust, the "Trustee") under the trust indenture dated as of December 1, 1998 (from time to time, as amended or supplemented, the "Indenture") by and between the Issuer and the Trustee, or at the duly designated office of any successor trustee under the Indenture. The installments of interest described above shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds, as defined in the Indenture) is registered at the close of business on the Business Day next preceding any Interest Payment Date (the "Regular Record Date"), and shall be paid by check or draft of the Trustee mailed by the Trustee on such Interest Payment Date to such registered owner at his address appearing on the registration books of the Issuer, or at the option of any holder of Bonds in an aggregate principal amount of $250,000 or greater be transmitted on such Interest Payment Date by wire transfer at such owner's written request to the bank account number on file with the Trustee. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the "Special Record Date"), notice whereof being given to registered owners of the Bonds not less than ten (10) days prior to such Special Record Date, or may be paid in any other lawful manner as shall be determined by the Trustee. The principal of, premium, if any, on and interest on this Bond are payable in lawful money of the United States of America.

(Project Description)

This Bond is one of a duly authorized issue of bonds of the Issuer designated "Town of Colonie Industrial Development Agency Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A" in the aggregate principal amount of $6,000,000 (the "Bonds"). The Bonds are issued for the purpose of assisting in providing financing to the Issuer for a project (the "Project") consisting of the following: (A) (1) the acquisition of a leasehold interest in a parcel of land containing approximately 35.6 acres located at 968 Albany-Shaker Road in the Town of Colonie, Albany County, New York (the "Land"), together with the existing buildings located thereon which contain approximately 98,000 square feet in the aggregate (such buildings known individually as Building I, Building II and Building III and hereinafter collectively referred to as the "Existing Facility"), (2) the demolition of Building I which contains approximately 14,105 square feet of space, (3) the construction of a new building to replace Building I and which will contain approximately 32,000 square feet of space (the "New Facility") (the Existing Facility and the New Facility hereinafter collectively referred to as the "Facility"), (4) the renovation of Building III and (5) the acquisition of and installation therein and thereon of certain machinery and equipment (the "Equipment") (the Land, the Facility and the Equipment being hereinafter collectively referred to as the "Project Facility"), all of the foregoing to be occupied by Mechanical Technology Incorporated (the "Company") and operated as a manufacturing facility, a portion of which will be leased by the Company to Plug Power, LLC and operated as a facility for the manufacture, research and development of fuel cells for residential and automotive applications and related products and any other related activities; (B) the financing of all or a portion of the costs of the foregoing by the issuance of the Bonds; (C) the granting of certain other "financial assistance" (within the meaning of Section 854(14) of the Act) with respect to the foregoing, including exemption from certain sales taxes, deed transfer taxes, mortgage recording taxes and real property taxes (collectively with the Bonds, the "Financial Assistance"); and (D) the lease (with an obligation to purchase) or sale of the Project Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency. The Project Facility is to be sold by the Issuer to the Company pursuant to the provisions of an installment sale agreement dated as of December 1, 1998 (the "Installment Sale Agreement") by and between the Issuer and the Company.

The Bonds are issued under and are equally and ratably secured by the Indenture. The Indenture grants the Trustee a first security interest in the Trust Revenues (as defined in the Indenture).

In order to provide additional security for the Bonds, the Company has entered into an irrevocable letter of credit and reimbursement agreement dated as of ________________ (the "Reimbursement Agreement") with
___________________________ (the "Bank"), pursuant to which the Bank has issued in favor of the Trustee an irrevocable transferable direct pay letter of credit (the "Letter of Credit"), issued in an amount equal to the aggregate principal amount of the Bonds Outstanding, plus at least 210 days' interest on the Bonds, computed at the Fixed Rate in effect, together with the Optional Redemption Premium. Under the Letter of Credit, the Bank is obligated to pay to the Trustee, upon presentation of a sight draft and required accompanying documentation, the amount necessary to pay, the principal of, and interest on the Bonds then due and payable (whether by mandatory redemption or by maturity due to acceleration or otherwise). On each Bond Payment Date and immediately upon (1) a declaration that all the Bonds have become due and payable by acceleration, or (2) a mandatory redemption of all the Bonds Outstanding, the Trustee shall present to the Bank a sight draft and required accompanying documentation and draw upon the Letter of Credit for the principal amount, if any and accrued interest then due on the Bonds. The Letter of Credit provides that it shall expire on _____________ or earlier under certain circumstances. The Company may provide for delivery to the Trustee of a Substitute Letter of Credit or an Alternate Letter of Credit issued by another banking institution as provided in the Installment Sale Agreement.

As additional security for the payment of principal of and interest on the Bonds, the Issuer has assigned to the Trustee all of the Issuer's rights and remedies under the Installment Sale Agreement (except the Unassigned Rights, as therein defined), including the right to receive installment purchase payments and other amounts payable thereunder pursuant to a pledge and assignment dated as of December 1, 1998 (the "Pledge and Assignment") from the Issuer to the Trustee. Further security for the payment of principal of and interest on the Bonds is provided by a guaranty dated as of December 1, 1998 (the "Guaranty") from _______________ (the "Corporate Guarantor") to the Trustee. The Assignment of Rents, the Pledge and Assignment and a memorandum relating to the Installment Sale Agreement are to be recorded in the office of the County Clerk of Albany County, New York.

Reference is hereby made to the Indenture, the Installment Sale Agreement, the Reimbursement Agreement, the Pledge and Assignment, the Guaranty and the Letter of Credit, and to all amendments and supplements thereto, for a description of the nature and extent of the security for the Bonds, the terms and conditions upon which the Bonds are issued and secured and the rights, duties and obligations of the Issuer, the Trustee, the Company, the Bank and the Bondholders. Copies of such documents are on file in the Office of the Trustee.

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM PAYMENTS MADE BY THE BANK UNDER THE LETTER OF CREDIT AND BY THE COMPANY UNDER THE INSTALLMENT SALE AGREEMENT, MONEYS AND SECURITIES HELD BY THE TRUSTEE UNDER THE INDENTURE, AND THE SECURITY PROVIDED BY THE PLEDGE AND ASSIGNMENT AND THE GUARANTY.

(Extraordinary Redemption Without Premium)

The Bonds are subject to redemption prior to maturity (1) as a whole, without premium, in the event of (a) a taking in Condemnation of, or failure of title to, all or substantially all of the Project Facility, (b) damage to or destruction of part or all of the Project Facility and election by the Company to redeem the Bonds, or (c) a taking in Condemnation of part of the Project Facility and election by the Company to redeem the Bonds, or (2) in part, without premium in the event that (a) to the extent excess moneys remain in the Insurance and Condemnation Fund following damage or condemnation of a portion of the Project Facility and completion of the repair, rebuilding or restoration of the Project Facility by the Company and, pursuant to the Indenture, such excess moneys are not paid to the Company or (b) in the event that excess moneys remain in the Project Fund after the Completion Date. In any such event, the Bonds shall be redeemed, as a whole or in part, at such time as the Trustee determines, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(Redemption Without Premium for Failure to Obtain a Substitute Letter of
Credit)

The Bonds are also subject to redemption prior to maturity in the event of failure by the Company to provide a Substitute Letter of Credit at least forty-five (45) days prior to the Interest Payment Date immediately preceding the expiration date of the Letter of Credit then in effect. In any such event, the Bonds shall be redeemed, as a whole, on such Interest Payment Date, at a redemption price equal to the principal amount to be redeemed, plus accrued interest to the redemption date, without premium.

(Extraordinary Redemption Without Premium at Election of Bank)

The Bonds are also subject to redemption prior to maturity upon receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of a default by the Company under the Reimbursement Agreement and the Bank's election to compel redemption of the Bonds. In such event, the Bonds shall be redeemed, as a whole, in the manner provided in Article III of the Indenture, on the earliest date for which the Trustee can give notice of redemption pursuant to Section 303 of the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

(Redemption at Company's Option)

The Bonds are subject to redemption, at the option of the Company by exercise of its right to prepay the installment purchase payments under the Installment Sale Agreement as provided in Section 5.5 of the Installment Sale Agreement, as a whole or in part on any Interest Payment Date occurring after the end of the applicable call protection period at the redemption prices, expressed as percentages of unpaid principal amount to be redeemed, plus accrued interest to the redemption date. The call protection period and redemption prices shall be determined by the Remarketing Agent, after taking into account the factors described in Section 209(B)(2)(e) of the Indenture and such other factors which the Remarketing Agent deems appropriate. The determination of the call protection period and redemption prices by the Remarketing Agent pursuant to and in accordance with the terms of the Indenture shall be conclusive and binding on the Issuer, the Trustee, the Company, the Bank and the Holders of the Bonds.

(Scheduled Mandatory Redemption Without Premium)

The Bonds are also subject to scheduled mandatory redemption prior to maturity, commencing December 1, 1999 and on each December 1 thereafter, by the application of Sinking Fund Payments at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium, on December 1 of the years and in the principal amounts set forth below:

YEAR    SINKING FUND PAYMENT    YEAR	SINNKING FUND PAYMENT

1999	$285,000		2006	$385,000
2000	$275,000		2007    $410,000
2001	$290,000		2008	$435,000
2002	$310,000		2009    $460,000
2003	$325,000		2010	$485,000
2004	$345,000		2011    $515,000
2005	$365,000		2012	$540,000

Following retirement by mandatory sinking fund redemption prior to their Stated Maturity, there will remain $575,000 principal amount of the Bonds maturing on December 1, 2013 to be paid at maturity.

(Procedures for Redemption)

Notice of the intended redemption of each Bond subject to redemption shall be given not less than thirty (30) days nor more than forty-five (45) days prior to the redemption date by the Trustee one time by first class mail postage prepaid to the registered owner at the address of such owner shown on the Trustee's bond register. The failure to give any such notice, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure to give notice, or defect therein, has occurred.

In the event of any partial redemption, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee not more than sixty
(60) days prior to the redemption date in order of maturity, and within each maturity by lot or by such other such method as the Trustee shall deem fair and appropriate. The Trustee may provide for the redemption of portions (equal to $5,000 or any whole multiple thereof) of Outstanding Bonds. In no event shall the principal amount of Bonds subject to any partial redemption be other than a whole multiple of $5,000; provided, however, that no $5,000 portion of a Bond shall be redeemed if it results in the unredeemed portion of the Bond being less than $100,000.

Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

Modifications or alterations of the Indenture or of any indenture supplemental thereto may be made only to the extent and in the circumstances permitted by the Indenture.

The principal hereof may be declared or may become due on the conditions and in the manner and at the time set forth in the Indenture upon the occurrence of an Event of Default as provided in the Indenture.

The Bonds are issuable in the denomination of $100,000 or any multiple of $5,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Bond, upon surrender for transfer at the principal office of the Trustee as Bond Registrar, is transferable upon an assignment duly executed by the registered owner hereof or his duly authorized legal representative, and, upon such transfer, one or more new Bonds of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any transfer or exchange of Bonds, but the Issuer or the Trustee may make a charge for transfer or exchange of Bonds sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange, and such charge shall be paid before any new Bond shall be delivered.

NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL OF OR REDEMPTION PRICE OF OR THE INTEREST ON THIS BOND OR FOR ANY CLAIM BASED HEREON OR ON THE INDENTURE, AGAINST ANY PAST, PRESENT OR FUTURE MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT (EXCEPT THE COMPANY), AS SUCH, OF THE ISSUER OR OF ANY PREDECESSOR OR SUCCESSOR CORPORATION, EITHER DIRECTLY OR THROUGH THE ISSUER OR OTHERWISE, WHETHER BY VIRTUE OF ANY CONSTITUTION, STATUTE OR RULE OF LAW, OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY, OR OTHERWISE, ALL SUCH LIABILITY BEING, BY THE ACCEPTANCE HEREOF, EXPRESSLY WAIVED AND RELEASED.

Capitalized terms used in this Bond and not defined herein shall have the meaning ascribed to such terms in the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or become valid or obligatory for any purpose until the certificate of the Trustee shall be endorsed hereon.

THE BONDS DO NOT CONSTITUTE AND SHALL NOT BE A DEBT OF THE STATE OF NEW YORK OR THE TOWN OF COLONIE, NEW YORK AND NEITHER THE STATE OF NEW YORK NOR THE TOWN OF COLONIE, NEW YORK SHALL BE LIABLE THEREON. THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF NEW YORK OR THE TOWN OF COLONIE, NEW YORK.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture, and the issuance of this Bond, do exist, have happened and have been performed in the time, form and manner as required by law, and that the issuance of the Bonds does not violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, Town of Colonie Industrial Development Agency has caused this Bond to be duly executed in its name by the manual or facsimile signature of its Chairman and its corporate seal to be impressed or reproduced hereon, attested by the manual or facsimile signature of its Secretary, all as of the date identified above.

TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY

BY: (Vice) Chairman

(SEAL)
ATTEST:

______________________________ Secretary

Certificate of Authentication
This Bond is one of the Bonds of the issue described in the within- mentioned Indenture.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
BY: Authorized Officer

______________________ Date of Authentication

[Form of Assignment for Transfer]

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto (please insert name, address and social security or tax identification number of assignee):

the within Bond and does hereby irrevocably constitute and appoint to transfer the said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________

NOTICE: The signature(s) on this assignment must correspond with the name(s) as it (they) appear(s) on the face of the within Bond in every particular.

In the presence of:

______________________________

EXHIBIT C-1

(Form of Notice of Mandatory Tender on Conversion Date)

NOTICE OF MANDATORY TENDER WITH RESPECT TO TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A

DATE:_________________

TO:	________________________

FROM:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee (the "Trustee")
under the trust indenture dated as of December 1, 1998 by and between Town of Colonie Industrial Development Agency (the "Issuer") and the Trustee, securing the Issuer's $6,000,000 aggregate principal amount Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds")

Notice is hereby given in accordance with Section 304 of the Indenture that the Bonds with respect to which you are the registered owner are subject to mandatory tender as a result of the exercise by the Company (as defined in the Indenture) of the Conversion Option (as defined in the Indenture) to convert the interest rate on the Bonds to a fixed rate, and must be presented to the undersigned trustee for purchase at its office at _________________, __________________, on or before [Conversion Date], UNLESS, on or before [Twenty (20) days prior to the Conversion Date] at 5:00 p.m., New York time, we receive written notice of your election not to tender and to continue holding such Bonds using the form attached to this notice.

If you own one or more Bonds having an aggregate total principal amount of $200,000 or more, you may elect not to tender the total principal amount of your Bonds and to continue to hold only a portion of your Bonds (but in no event any amount other than $100,000, or any integral multiple of $5,000 in excess thereof).

If you elect not to tender and to continue to hold your Bonds, the interest rate on the Bonds is subject to change on [Conversion Date].

Pursuant to the terms of the Indenture, the Conversion Option has been elected. The rate established on the Bonds on [Conversion Date] will remain in effect from such date through the maturity of the Bonds. THE HOLDERS OF THE BONDS WILL NO LONGER HAVE THE RIGHT TO DEMAND PURCHASE OF THEIR BONDS.

Pursuant to the terms of the Bonds and the Indenture, at least fifteen (15) days prior to [Conversion Date] the Remarketing Agent (as defined in the Indenture) will establish the rate of interest on the Bonds for the period beginning [Conversion Date] and ending on the Maturity Date (the "Fixed Rate").

The Fixed Rate to be established will be that rate which in the reasonable judgment of the Remarketing Agent is the minimum interest rate necessary to sell the Bonds at a price of 100% of the principal amount thereof, plus accrued interest.

The determination of the Fixed Rate by the Remarketing Agent pursuant to and in accordance with the terms of the Indenture shall be conclusive and binding on the Bondholders.

Pursuant to Section 5.8 of the Installment Sale Agreement, the Company has delivered a Substitute Letter of Credit issued by ____________________ which has an expiration date of ______________________________, [the existing rating on the Bonds has been withdrawn, however, [Standard & Poor's Corporation or Moody's Investors Service, Inc.] has delivered a notice to the Trustee indicating that such Letter of Credit would cause the Bonds to have a rating of __________.]

MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee

BY: Authorized Representative

EXHIBIT C-2

(Form of Notice of Bondholder's Election Regarding Conversion Date)

TO:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee (the "Trustee")
under the trust indenture dated as of December 1, 1998 by and between Town of Colonie Industrial Development Agency (the "Issuer") and the Trustee, securing the Issuer's $6,000,000 aggregate principal amount Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds")

The undersigned hereby gives notice to you of its intention to tender on [Repurchase Closing Date] the following Bonds:

Column	Column	Column (1)	(2)	(3)

Total Principal	Total Principal Amount	Amount Not To Be	To Be Bond No.
Tendered	Tendered

(Please note that, if you wish to tender all of your Bonds, you must show the full principal amount of each Bond under column (2) above.)

In making this election to tender the Bonds described above, the undersigned certifies the following:

(1)	the current interest rate on the Bonds is subject to adjustment on
[Conversion Date];

(2)	twenty (20) days prior to [Conversion Date], the Remarketing Agent will establish the interest rate on the Bonds for the period from [Conversion Date] through the maturity of the Bonds, as the interest rate at which the Bonds could be sold at 100% of the principal amount thereof, plus accrued interest. THE HOLDERS OF THE BONDS WILL NO LONGER HAVE THE RIGHT TO DEMAND PURCHASE OF THEIR BONDS AND THE RATE ESTABLISHED AS DESCRIBED IN THE PREVIOUS SENTENCE WILL REMAIN IN EFFECT THROUGH THE MATURITY OF THE BOND;

(3)	the determination of the Remarketing Agent as to the interest rate on the Bonds during such period shall be conclusive and binding upon the undersigned; and

(4)	that the rating then in effect with respect to the Bonds, if any, may be withdrawn or lowered.

Dated: ______________________	____________________________________

____________________________________ NOTICE: The signature(s) on this notice must correspond with the name(s) as it (they) appear(s) on the face of the Bonds in every particular.

EXHIBIT C-3

(Form of Notice of Mandatory Tender on Alternate Security Date)

NOTICE OF MANDATORY TENDER WITH RESPECT TO TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A

DATE:_________________

TO:	________________________

FROM:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee (the "Trustee")
under the trust indenture dated as of December 1, 1998 by and between Town of Colonie Industrial Development Agency (the "Issuer") and the Trustee, securing the Issuer's $6,000,000 aggregate principal amount Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds")

Notice is hereby given in accordance with Section 304 of the Indenture that the Bonds with respect to which you are the registered owner are subject to mandatory tender as a result of the delivery by the Company (as defined in the Indenture) of an Alternate Letter of Credit (as defined in the Indenture) pursuant to Section 5.8 of the Installment Sale Agreement (as defined in the Indenture) and must be presented to the undersigned trustee for purchase at its office at _________________, __________________, on or before [Alternate
Security Date], UNLESS, on or before [Twenty (20) days prior to the Conversion Date] at 5:00 p.m., New York time, we receive written notice of your election not to tender and to continue holding such Bonds using the form attached to this notice.

If you own one or more Bonds having an aggregate total principal amount of $__________ or more, you may elect not to tender the total principal amount of your Bonds and to continue to hold only a portion of your Bonds (but in no event any amount other than $100,000, or any integral multiple of $5,000 in excess thereof).

If you elect not to tender and to continue to hold your Bonds, the credit rating on the Bonds is subject to change on [Alternate Security Date].

Pursuant to Section 5.8 of the Installment Sale Agreement, the Company has delivered a Alternate Letter of Credit issued by ____________________ which has an expiration date of ______________________________. [The existing rating on the Bonds has been withdrawn.] [Standard & Poor's Corporation or Moody's Investors Service, Inc.] has delivered a notice to the Trustee indicating that such Alternate Letter of Credit would cause the Bonds to have a rating of __________.]

MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee

BY: Authorized Representative

EXHIBIT C-4

(Form of Notice of Bondholder's Election Regarding Alternate Letter of Credit)

TO:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee (the "Trustee")
under the trust indenture dated as of December 1, 1998 by and between Town of Colonie Industrial Development Agency (the "Issuer") and the Trustee, securing the Issuer's $6,000,000 aggregate principal amount Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds")

The undersigned hereby gives notice to you of its intention not to tender on [Alternate Security Date] and to continue to hold beyond that date, the following Bonds:

Column	Column	Column (1)	(2)	(3)

Total Principal	Total Principal Amount	Amount Not To Be	To Be Bond No.
Tendered	Tendered

(Please note that, if you wish not to tender and to continue to hold all or a portion of your Bonds, you must show the full principal amount of each Bond under column (3) above.)

In making this election not to tender and to continue to hold the Bonds described above, the undersigned recognizes that:

(1)	the current interest rate on the Bonds is subject to adjustment on
[Alternate Security Date]; and

(2)	that the rating then in effect with respect to the Bonds, if any, will be withdrawn or lowered.

Dated: ______________________ _____________________________________

_____________________________________ NOTICE: The signature(s) on this notice must correspond with the name(s) as it (they) appear(s) on the face of the Bonds in every particular.

IMPORTANT:	To be effective, this notice must be received by the Trustee no later than 5:00 p.m., New York time, on _____________ (or, if ___________ is not a Business Day, on the next following Business Day).

EXHIBIT C-5

(Form of Tender Notice)

TO:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee (the "Trustee")
under the trust indenture dated as of December 1, 1998 by and between Town of Colonie Industrial Development Agency (the "Issuer") and the Trustee, securing the Issuer's $6,000,000 aggregate principal amount Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A (the "Bonds")

The undersigned hereby gives notice to you of its intention to tender on [Repurchase Closing Date] the following Bonds:

Column	Column	Column (1)	(2)	(3)

Total Principal	Total Principal Amount	Amount Not To Be	To Be Bond No.
Tendered	Tendered

(Please note that, if you wish to tender all of your Bonds, you must show the full principal amount of each Bond under column (2) above.)

In making this election to tender the Bonds described above, the undersigned certifies the following:

(1)	the principal amount of the Bonds to be tendered, the number of the
Bonds to be tendered, and the Repurchase Closing Date are as described above;

(2)	the name and address of the Bondholder is described as follows:

;

(3)	the undersigned by delivery of this notice irrevocably requests the purchase of the Bonds described above; and

(4)	the undersigned undertakes to deliver the Bonds described above to the
Tender Agent (as defined in the Indenture) or the Trustee in accordance with
Section 305(A) of the Indenture.

Dated: ______________________	____________________________________

____________________________________ NOTICE: The signature(s) on this notice must correspond with the name(s) as it (they) appear(s) on the face of the Bonds in every particular.

EXHIBIT D

DESCRIPTION OF LAND

EXHIBIT E

DESCRIPTION OF EQUIPMENT

All articles of personal property and all appurtenances acquired with the proceeds of the Bonds or any payment made by Mechanical Technology Incorported (the "Company") pursuant to Section 4.5 of the installment sale agreement dated as of December 1, 1998 (the "Installment Sale Agreement") by and between Town of Colonie Industrial Development Agency and the Company and now or hereafter attached to, contained in or used in connection with the Land (as defined in the Installment Sale Agreement) or placed on any part thereof, though not attached thereto, including, but not limited to, pipes, screens, fixtures, heating, lighting, plumbing, ventilation, air conditioning, compacting and elevator plants, call systems, stoves, ranges, refrigerators and other lunch room facilities, rugs, movable partitions, cleaning equipment, maintenance equipment, shelving, flagpoles, signs, waste containers, outdoor benches, drapes, blinds and accessories, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery; and together with any and all products of any of the above, all substitutions, replacements, additions or accessions therefor, and any and all cash proceeds or non-cash proceeds realized from the sale, transfer or conversion of any of the above.

EXHIBIT F

FORM OF REQUEST FOR DISBURSEMENT

To:	Manufacturers and Traders Trust Company, as Trustee One M&T Plaza
Buffalo, New York 14203 Attention: Corporate Trust Department

Re:	The Mechanical Technology Incorporated - Letter of Credit Secured
Project

Requisition Number: _______

Dated:	_____________

You are hereby authorized and directed to make the following disbursement from the Project Fund as defined in the trust indenture dated as of December 1, 1998 (the "Indenture") by and between Town of Colonie Industrial Development Agency (the "Issuer") and Manufacturers and Traders Trust Company, as trustee:

(A)	(i)	Name and address of the person to whom disbursement is to be made, and the amount to be paid:

See Schedule A attached.

(ii)	Description of purpose for which the requested disbursement from the
Project Fund is to be made.

See Schedule A attached.

(B)	The disbursement is for a proper expenditure of moneys in the Project
Fund under Section 4.3 of the Installment Sale Agreement (as defined in the Indenture);

(C)	With respect to the item(s) for which payment is to be made, the undersigned has no knowledge of any Lien (as defined in the Indenture) which should be satisfied or discharged before the payment as requested is made;

(D)	_______ percent of the work on the construction of the Facility (as defined in the Indenture) and the acquisition and installation of the Equipment (as defined in the Indenture) has been completed, and such percentage exceeds the percentage which all advances made to the date hereof represent of the total of Bond proceeds which can be disbursed from the Project Fund (as defined in the Indenture);

(E)	If the amount requested is to reimburse to the Company for costs or expenses of the Company incurred by reason of work performed or supervised by officers or employees of the Company, (1) such officers or employees were specifically employed or designated by the Company for such purpose, (2) the amount to be paid does not exceed the actual cost thereof to the Company, and
(3) such costs or expenses will be treated by the Company on its books as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis (or would have been so treated either with an election by the Company or but for an election by the Company to deduct the amount of such payment);

(F)	No item(s) for which payment is requested has (have) been the basis for any prior disbursement from the Project Fund (requests for disbursement of retainage amounts under any contract relating to the construction of the Facility shall not be deemed made for an item which has been the basis of a prior disbursement by virtue of requests for disbursement of amounts covering the cost of such construction, less the retainage amounts);

(G)	All of the conditions set forth in the Indenture and the Reimbursement
Agreement have been satisfied;

(H)	As of the date of this Request for Disbursement, the representations and covenants made in Section 2.2 of the Installment Sale Agreement are true and correct, there is no Event of Default (as defined in the Indenture) under any of the Financing Documents (as defined in the Indenture), nor any event, condition or act that, with the passage of time or the giving of notice or both, would ripen into such an event of default;

(I)	The Facility (as defined in the Indenture) has not been materially injured or damaged by fire or other casualty;

(J)	All sums due workmen and materialmen have been paid or will be paid from the proceeds of this disbursement; and

(K)	None of the items for which requisition is made constitutes personal property (including, without limitation, fixtures and equipment) other than that listed on all accompanying schedules sufficient for identification purposes in connection with the filing of UCC-1 and/or UCC-3 financing statements.

MECHANICAL TECHNOLOGY INCORPORATED

BY: Authorized Representative

APPROVAL BY KEYBANK NATIONAL ASSOCIATION

_________________________________

BY:______________________________ Authorized Representative

SCHEDULE A

Name and Address of Person to Whom Disbursement is	Description to be Made
Amount	of Purpose

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99

12050.0009/03:110172_5/01-28-99